Supplement dated May 17, 2024

to Amendment No. 6 dated April 15, 2024 to the Pricing Supplement dated December 4, 2023 to the Product Supplement dated December 4, 2023, the Prospectus dated May 26, 2022 and the Series I Senior Medium-Term Notes Prospectus Supplement dated May 26, 2022 (collectively, the "Note Prospectus")

Filed Pursuant to Rule 424(b)(3) Registration Statement No. 333-264388

Issued by Bank of Montreal

3,500,000 Notes

MAX S&P 500® 4X Leveraged ETNs due November 30, 2043 (the "notes")

This document (the “supplement”) supplements the Note Prospectus. Capitalized terms used but not defined in this supplement have the meanings set forth in the Note Prospectus.

Effective on May 28, 2024, at the open of trading, the ticker symbol for the notes will change to "SPYU," and the notes will trade on the NYSE Arca under that symbol. The symbol for the Intraday Indicative Note Value will change to: SPYUIV. No changes are being made at this time to any of the other terms of the notes.

Documentation

You should read this supplement, together with the documents listed above, which together contain the terms of the notes, in particular, the risk factors set forth therein.

You may access Amendment No. 6 to the pricing supplement on the SEC website at www.sec.gov at the following link:

https://www.sec.gov/Archives/edgar/data/927971/000121465924007030/o416244424b2.htm

Amendment No. 6 dated April 15, 2024 to the Pricing Supplement dated December 4, 2023 to the Product Supplement dated December 4, 2023, the Prospectus dated May 26, 2022 and the Series I Senior Medium-Term Notes Prospectus Supplement dated May 26, 2022

Issued by Bank of Montreal

3,500,000 Notes

MAX S&P 500® 4X Leveraged ETNs due November 30, 2043

This pricing supplement relates to the MAX S&P 500® 4X Leveraged ETNs due November 30, 2043 (the “notes”) that Bank of Montreal may issue from time to time. The return on the notes is linked to a four times leveraged participation in the daily performance of the S&P 500® Total Return Index (the “Index”), which is described in this pricing supplement. The Index is a total return index, meaning that the level of the Index reflects both movements in stock prices and the reinvestment of dividend income.

On April 15, 2024, the closing price of the notes on the NYSE Arca was $33.25 per note, and the closing Indicative Note Value per note was $33.25.

The notes do not guarantee any return of principal at maturity, call or upon early redemption. Instead, you will receive a cash payment in U.S. dollars at maturity, a call by us or redemption at your option, based on a daily resetting four times leveraged participation in the performance of the Index, less the Daily Investor Fee, the Daily Financing Charge and, upon early redemption, the Redemption Fee Amount (each as described below). We discuss in more detail below how the payments on the notes will be calculated. Because these various fees may substantially reduce the amount of your investment at maturity, call or upon redemption, or if you sell your notes, the level of the Index must increase significantly in order for you to receive at least the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes. You may lose some or all of your principal. Please see the “Summary” section below for important information relating to the terms and conditions of the notes.

The notes are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. The notes are designed to reflect a 4x leveraged long exposure to the performance of the Index on a daily basis (as described below), before taking into account the negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable. However, due to the daily resetting leverage, the returns on the notes over different periods of time can, and most likely will, differ significantly from four times the return on a direct long investment in the Index. Their performance over longer periods of time can differ significantly from their stated daily objectives. The notes are riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period other than one day or who have a “buy and hold” strategy. Accordingly, the notes should be purchased only by knowledgeable investors who understand the risks of investing in the notes and of seeking compounding leveraged investment results linked to the Index. Investors should actively and continuously monitor their investments in the notes, even intra-day. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is positive. You should proceed with extreme caution in considering an investment in the notes. Any payment on the notes is subject to the credit risk of Bank of Montreal.

The notes are unsecured and unsubordinated obligations of Bank of Montreal. Each note has a principal amount of $25. The notes do not bear interest. The notes are listed on the NYSE Arca, Inc., under the ticker symbol “XXXX.” The notes initially settled on December 7, 2023. The Daily Investor Fee (based on a rate of 0.95% per annum) and the Daily Financing Charge (which is based on the Federal Reserve Bank Prime Loan Rate (as defined below) plus an amount that will initially be 2.00%, but which may be increased to up to 4.00% per annum) are deducted from the closing indicative value on a daily basis. If you elect for us to redeem your notes, your payment may be subject to the Redemption Fee Amount of 0.125%.

An investment in the notes involves significant risks and is not appropriate for every investor. Investors should regularly monitor their holdings of the notes to ensure that they remain consistent with their investment strategies. Any payment on the notes is subject to the credit risk of Bank of Montreal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks, including those described in the “Risk Factors” section beginning on page PS- 12 of this pricing supplement, and the “Risk Factors” sections beginning on page PS-8 of the product supplement, page S-1 of the prospectus supplement and on page 8 of the prospectus.

The notes are our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.

BMO CAPITAL MARKETS

Page

Pricing Supplement

You should read this pricing supplement together with the product supplement ETN 4x dated December 4, 2023, the prospectus supplement dated May 26, 2022 and the prospectus dated May 26, 2022. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes. The contents of any website referred to in this pricing supplement are not incorporated by reference in this pricing supplement, the accompanying product supplement, prospectus supplement or prospectus.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement ETN 4x dated December 4, 2023: https://www.sec.gov/Archives/edgar/data/927971/000121465923015961/b1117232424b5.htm

•	Prospectus supplement and prospectus, each dated May 26, 2022: https://www.sec.gov/Archives/edgar/data/0000927971/000119312522160519/d269549d424b5.htm

Our Central Index Key, or CIK, on the SEC website is 927971. As used in this pricing supplement, “we,” “us” or “our” refers to Bank of Montreal.

The notes described in this pricing supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus. You should read these documents in full, including the information in the “Risk Factors” sections, before making an investment decision.

General

Issuer:	Bank of Montreal

Principal Amount:	$25 per note

Aggregate Principal Amount:	3,500,000 notes outstanding as of April 17, 2024, representing an aggregate principal amount of $87,500,000.

Initial Trade Date:	December 4, 2023

Initial Issue Date:	December 7, 2023

Term:	Approximately 20 years, subject to your right to require us to redeem your notes on any Redemption Date, our call right or our right to extend the Maturity Date, each as described below.

Maturity Date:	November 30, 2043, which is scheduled to be the fifth Business Day following the last Index Business Day in the Final Measurement Period. The Maturity Date may occur earlier, as set forth under “—Payments on the Notes—Final Measurement Period” below. The Maturity Date for the notes may be extended at our option for up to two additional 5-year periods, as described in the product supplement. The Maturity Date is also subject to adjustment as described herein and under “Specific Terms of the Notes — Market Disruption Events” in the product supplement.

Listing:	The notes are listed on the NYSE Arca, Inc. (the “NYSE”) under the ticker symbol listed below. The CUSIP and ISIN numbers, and the Intraday Indicative Note Value ticker symbol, for the notes are:

Ticker Symbol	CUSIP Number	ISIN Number	Intraday Indicative Note Value Symbol
XXXX	063679567	US0636795678	XXXXIV

If an active secondary market develops, we expect that investors will purchase and sell the notes primarily in this secondary market.

Index:	The S&P 500® Total Return Index. The ticker symbol of the Index is “SPXT”. The Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The Index is a total return index, in which dividends paid on the applicable securities are included in the level of the Index. S&P Dow Jones Indices (the “Index Sponsor”) publishes the level of the Index.

Exchange Business Day:	“Exchange Business Day” means any day on which the primary exchange or market for trading of the notes is scheduled to be open for trading.

Index Business Day:	“Index Business Day” means any day on which the Index Sponsor publishes the Closing Index Level.

Payments on the Notes

Interest Payments:	None.

PS-1

Payment at Maturity/Cash Settlement Amount:	If you hold your notes to maturity, you will receive a cash payment in U.S. dollars at maturity in an amount equal to the arithmetic mean of the Closing Indicative Note Values on each Index Business Day in the Final Measurement Period. This amount will not be less than $0.

Final Measurement Period:

The Final Measurement Period will be a period of five consecutive Index Business Days from and including the Calculation Date, except as provided below, subject to adjustment as described under “Additional Terms of the Notes – Market Disruption Events” in the product supplement.

If the Calculation Agent determines that the “aggregate market value” of the outstanding notes is less than or equal to $2,000,000,000 at the close of trading on the Index Business Day immediately preceding the Calculation Date, the Final Measurement Period will consist solely of the Calculation Date, and will not extend for five Index Business Days. In such a case, the scheduled Maturity Date shall be accelerated to the fifth Business Day following the Calculation Date.

The Calculation Agent will determine the aggregate market value for purposes of this section by multiplying the Closing Indicative Note Value on the applicable date by the number of units of the notes that are outstanding on that date.

Calculation Date:	November 16, 2043

Closing Indicative Note Value

Closing Indicative Note Value:

On the Initial Trade Date, the Closing Indicative Note Value of each note was equal to the principal amount of $25. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Closing Indicative Note Value will equal (a) the Long Index Amount on that Exchange Business Day minus (b) the Financing Level on that Exchange Business Day; provided that if that calculation results in a value less than or equal to $0, the Closing Indicative Note Value will be $0. If the Closing Indicative Note Value is $0 on any Exchange Business Day, or the Intraday Indicative Note Value at any time during the Core Trading Session (as defined below) on an Exchange Business Day, is less than or equal to $0, then the Closing Indicative Note Value on all future days during the term of the notes will be $0. If the Closing Indicative Note Value is $0, the Cash Settlement Amount will be $0.

The NYSE currently defines the “Core Trading Session” as 9:30 a.m. to 4:00 p.m., New York time. This definition may change during the term of the notes.

Long Index Amount:	On the Initial Trade Date, the Long Index Amount was equal to the Daily Leverage Factor times the principal amount, which was equal to $100. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Long Index Amount will equal the product of (a) the Closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Index Performance Factor on that Exchange Business Day.

Daily Leverage Factor:	4

Market Disruption Events:

If a Market Disruption Event occurs or is continuing on any applicable Index Business Day on which the Index Performance Factor must be determined, the Calculation Agent will determine the Index Performance Factor for the notes on that day using an appropriate Closing Index Level for the applicable Index Business Day, taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to the notes on any Index Business Day (or occurred or was continuing on the immediately preceding Index Business Day), the calculation of the Index Performance Factor will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to the notes is continuing.

Please see the section of the product supplement, “Additional Terms of the Notes—Market Disruption Events” for additional information about Market Disruption Events.

PS-2

Calculation of the Financing Level

Financing Level:	On the Initial Trade Date, the Financing Level was equal to the Long Index Amount minus the principal amount of $25, which was equal to $75. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Financing Level will equal (a) the Closing Indicative Note Value on the immediately preceding Exchange Business Day times the Daily Financing Factor plus (b) the Daily Financing Charge on that Exchange Business Day, plus (c) the Daily Investor Fee on that Exchange Business Day.

Daily Financing Factor:	3

Index Performance Factor

Index Performance Factor:	On the Initial Trade Date, the Index Performance Factor was set equal to 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Closing Index Level on that Exchange Business Day (or, if such day is not an Index Business Day, the Closing Index Level on the immediately preceding Index Business Day) divided by (b) the Closing Index Level on the immediately preceding Index Business Day, as determined by the Calculation Agent.

Daily Financing Charge

Daily Financing Charge:

On the Initial Trade Date, the Daily Financing Charge was equal to $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Financing Charge will equal the product of (a) the Closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Financing Factor times (c) the Daily Financing Rate divided by (d) 365 times (e) the Financing Period (as defined below).

Because the Daily Financing Charge is calculated and added to the Financing Level on a daily basis, the net effect of the Daily Financing Charge accrues over time.

Daily Financing Rate:

The Daily Financing Rate will equal (a) the most recent bank prime loan rate published by the Board of Governors of the Federal Reserve System (the “Federal Reserve Bank Prime Loan Rate”); plus (b) the Financing Spread. The Federal Reserve Bank Prime Loan Rate is based on the prime rates posted by large insured U.S.-chartered commercial banks. The Federal Reserve Bank Prime Loan Rate will be the rate set forth on Bloomberg page “FCPR Index,” or any other successor applicable source reasonably determined by the Calculation Agent. Increases in the Federal Reserve Bank Prime Loan Rate will increase the Daily Financing Rate, and, all other things remaining equal, will reduce the return on the notes.

If the Calculation Agent determines that the Federal Reserve Bank Prime Loan Rate is no longer published or available, the Calculation Agent may substitute a successor rate, with any applicable adjustments, as it reasonably determines to be appropriate under the circumstances.

Financing Spread:	As of the Initial Trade Date, 2.00%. The Financing Spread may be adjusted from time to time by the Calculation Agent, but in no case will it increase by more than 2.00% per annum, to a maximum amount of 4.00%. See “—Procedure for Adjusting the Financing Spread” below.

Financing Period:	The Financing Period is equal to the number of calendar days from (and excluding) the "settlement date" for the immediately preceding Exchange Business Day to (and including) the settlement date for the current Exchange Business Day. The "settlement date" refers to the business day on which a sale of an equity security agreed on the applicable Exchange Business Day is typically required to settle under Rule 15c6-1(a) under the Exchange Act. This business day is currently the second business day after the date of an agreement to buy or sell a security, but is expected to be the first business day after such date, effective May 28, 2024. For example, the settlement date for an Exchange Business Day occurring on a Wednesday is currently the following Friday, and the settlement date for an Exchange Business Day occurring on a Thursday is currently the following Monday. Accordingly, on a typical Thursday prior to May 28, 2024, the Financing Period would be three, since there are three calendar days from (and excluding) Friday to (and including) Monday; that is, Saturday, Sunday and Monday. The Calculation Agent may adjust a settlement date if it deems reasonably appropriate to reflect any disruptions or extraordinary events that impact the securities settlement or other systems in the applicable markets.

PS-3

Daily Investor Fee

Daily Investor Fee:

On the Initial Trade Date, the Daily Investor Fee was $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Investor Fee will equal the product of (a) the Closing Indicative Note Value at the close of the immediately preceding Exchange Business Day times (b) the Fee Rate divided by (c) 365 times (d) the Financing Period.

Because the Daily Investor Fee is calculated as part of the Financing Level through which it is subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate specified below. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the notes, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the notes and the amount of notes that are held.

Fee Rate:	0.95% per annum

Fee Adjustments

Procedure for Adjusting the Financing Spread:	The Calculation Agent may adjust the Financing Spread, subject to the limitations set forth in this document. If it elects to do so, we will notify the trustee for the notes, and issue a press release that we will publish on our website at least five Business Days prior to the effective date (a “Fee Effective Date”) of the applicable change. We refer to the date on which we publish such a press release as a “Fee Notice Date.” Notwithstanding the forgoing, the Fee Effective Date for any reduction to the Financing Spread may be any date after the Fee Notice Date that is designated in the applicable press release.

Call Right

Call Right:

On any Business Day after the Initial Trade Date, we may give notice that we will redeem all or a portion of the issued and outstanding notes. To exercise our call right, we must provide notice to the holders not less than 14 calendar days prior to the Call Settlement Date, as set forth below. The notice will specify the amount of the notes that we will call. If we exercise our Call Right, you will receive a cash payment for the notes to be called equal to the Call Settlement Amount, which will be paid on the Call Settlement Date.

The notice to holders will specify the Call Settlement Date, which will be a date determined by the Calculation Agent in its discretion occurring shortly after the Call Settlement Amount is scheduled to be determined and that is not less than 14 calendar days after the date of such notice to holders. We may elect to call a portion of the notes on more than one occasion during the term of the notes.

Call Settlement Amount:	If we exercise our Call Right, for each note that is called, you will receive on the Call Settlement Date a cash payment equal to the arithmetic mean of the Closing Indicative Note Values on each Index Business Day in the Call Measurement Period. The Call Settlement Amount will not be less than $0.

Call Measurement Period:	The Call Measurement Period will be a period of five consecutive Index Business Days from and including the applicable Call Calculation Date, except as provided below, subject to adjustment as described in the product supplement under “Additional Terms of the Notes — Market Disruption Events.”

PS-4

If we issue a call notice, the Call Calculation Date will be an Index Business Day specified in such call notice. The Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period.

If the Calculation Agent determines that the “aggregate market value” of the notes to be called in a whole or partial call is less than or equal to $2,000,000,000 at the close of trading on the Index Business Day immediately preceding the Call Calculation Date, then the Call Measurement Period will consist solely of the Call Calculation Date, and will not extend for five Index Business Days.

The Calculation Agent will determine the aggregate market value for purposes of this section by multiplying the Closing Indicative Note Value on the applicable date by the number of units of the notes to be called on that date.

Early Redemption at Option of Holder

Early Redemption:

You may submit a request on any Business Day after the Initial Trade Date to require us to redeem all or a portion of your notes on a Redemption Day, subject to your compliance with the redemption procedures described in “Additional Terms of the Notes—Early Redemption at the Option of the Holders — Redemption Procedures” in the product supplement and your satisfying the Minimum Redemption Amount of at least 25,000 notes.

To satisfy the Minimum Redemption Amount, your broker or other financial intermediary may bundle your notes for redemption with those of other investors to reach the Minimum Redemption Amount; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce the Minimum Redemption Amount in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the notes at the time the reduction becomes effective. The Minimum Redemption Amount will not be applicable for any redemption validly elected on any Fee Notice Date or the following five Business Days if the Financing Spread increased.

If you elect to have your notes redeemed and you have complied with the redemption procedures and satisfied the Minimum Redemption Amount, for each note that is redeemed, you will receive the Redemption Amount on the applicable Redemption Date.

Redemption Amount:	The Redemption Amount will be a cash payment payable on the applicable Redemption Date equal to (a) the arithmetic mean of the Closing Indicative Note Values on each Index Business Day in the Redemption Measurement Period minus (b) the Redemption Fee Amount. The Redemption Amount will not be less than $0.

Redemption Measurement Period:

The Redemption Measurement Period will be a period of five consecutive Index Business Days from and including the applicable Redemption Calculation Date, except as provided below, subject to adjustment as described in the product supplement under “Additional Terms of the Notes — Market Disruption Events.” The Redemption Calculation Date will be the first Index Business Day immediately following the applicable Redemption Notice Date (i.e., the date that the applicable Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures described in “Additional Terms of the Notes—Early Redemption at the Option of the Holders — Redemption Procedures” in the product supplement).

If the Calculation Agent determines that the “aggregate market value” of the notes to be redeemed is less than or equal to $2,000,000,000 at the close of trading on the Redemption Notice Date, then the Redemption Measurement Period will consist solely of the Redemption Calculation Date, and will not extend for five Index Business Days.

The Calculation Agent will determine the aggregate market value for purposes of this section by multiplying the Closing Indicative Note Value on the applicable date by the number of units of the notes to be redeemed.

PS-5

The Redemption Amount will be paid on the applicable Redemption Date. The Redemption Date will be the fifth Business Day following the last Index Business Day in the applicable Redemption Measurement Period. The first possible Redemption Date will be the sixth Index Business Day immediately following the Initial Issue Date and the final Redemption Date will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable.

Redemption Fee Amount:	As of any Redemption Date, an amount per note in cash equal to the product of (a) 0.125% and (b) the arithmetic mean of the Closing Indicative Note Values on each Index Business Day in the Redemption Measurement Period. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your notes, you should not assume you will be entitled to the benefit of any such waiver.

Performance Information

Initial Index Level:	9,884.17, which was the Closing Index Level on the Initial Trade Date.

Closing Index Level:	On any Index Business Day, the closing level of the Index as reported on Bloomberg under the applicable symbol set forth above, subject to adjustment as described in the product supplement under “Additional Terms of the Notes — Market Disruption Events.”

Intraday Indicative Note Value:	The Intraday Indicative Note Value of the notes at any time during an Exchange Business Day will equal (a) the Intraday Long Index Amount minus (b) the Financing Level; provided that if such calculation results in a value less than or equal to $0, the Intraday Indicative Note Value will be $0. If the Intraday Indicative Note Value is less than or equal to $0 at any time on any Exchange Business Day, then both the Intraday Indicative Note Value and the Closing Indicative Note Value on that day, and for the remainder of the term of the notes, will be $0.

Intraday Long Index Amount:	The Intraday Long Index Amount will equal the product of (a) the Closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor.

Intraday Index Performance Factor:	The Intraday Index Performance Factor will equal (a) the most recently published level of the Index divided by (b) the Closing Index Level on the immediately preceding Index Business Day.

Additional Information and Terms

Calculation Agent:	BMO Capital Markets Corp.

No Conversion into Common Shares:	The notes will not be subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”).

The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors and are not intended to be held to maturity. The notes are designed to reflect a 4x leveraged exposure to the performance of the Index on a daily basis, but the returns on the notes over different periods of time can, and most likely will, differ significantly from four times the return on a direct investment in the Index. Accordingly, the notes should be purchased only by knowledgeable investors who understand the risks of investing in the notes and of seeking daily compounding leveraged investment results linked to the Index. Investors should actively and continuously monitor their investments in the notes, even intra-day.

PS-6

Because your investment in the notes is linked to a four times leveraged participation in the performance of the Index, compounded daily, any decrease in the level of the Index will result in a decrease in the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable (before taking into account the fees and charges described in this document), and you may receive less than your original investment in the notes at maturity, call or upon redemption, or if you sell your notes in the secondary market. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes, and any decrease in the level of the Index will result in a larger decrease in the value of the notes. Because the applicable fees and charges may substantially reduce the amount of your return at maturity, call or upon redemption, the level of the Index must increase significantly in order for you to receive at least the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes. If the level of the Index decreases or does not increase sufficiently to offset the negative effect of these fees and charges, you will receive less than the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes.

* We are using this pricing supplement to offer up to $87,500,000 in aggregate principal amount of the notes (3,500,000 notes). On the Initial Trade Date, we sold $4,000,000 in aggregate principal amount of the notes to BMO Capital Markets Corp. (“BMOCM”) at 100% of their stated principal amount. $4,000,000 in aggregate principal amount of the notes are outstanding as of the date of this pricing supplement. We will issue an additional $12,500,000 in principal amount of the notes (representing an additional 500,000 notes) on April 17, 2024. After the date of this document, we may sell from time to time a portion of the notes at prices that are based on the Closing Indicative Note Value at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the notes are sold to the public, less any commissions paid to BMOCM. BMOCM may charge normal commissions in connection with any purchase or sale of the notes. In addition, BMOCM may receive a portion of the Daily Investor Fee. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” for more information.

If there is a substantial demand for the notes, we may issue and sell additional notes to BMOCM, and BMOCM may sell those notes to investors and dealers, potentially frequently. However, we and BMOCM are under no obligation to issue or sell additional notes at any time, and if we and BMOCM do issue and sell additional notes, we or BMOCM may limit or restrict such sales, and we may stop and subsequently resume selling additional notes at any time. Furthermore, the number of notes stated at the top of the cover page of this pricing supplement is the maximum amount of the notes that we have currently authorized for issuance. Although we have the right to increase the authorized amount of the notes at any time, it is our current intention not to issue more than the current maximum authorized amount of the notes, even if there is substantial market demand for additional notes. We may also reduce the maximum authorized amount of the notes at any time, and we have no obligation to issue up to the maximum authorized amount.

Understanding the Value of the Notes

The initial offering price of the notes was determined at the inception of the notes. The initial offering price and the Intraday Indicative Note Value are not the same as the trading price, which is the price at which you may be able to sell your notes in the secondary market, or the Redemption Amount, which is the amount that you will receive from us in the event that you choose to have your notes repurchased by us. An explanation of each type of valuation is set forth below.

Initial Offering Price to the Public. The initial offering price to the public was equal to the principal amount of the notes. The initial offering price reflects the value of the notes only on the Initial Trade Date.

Intraday Indicative Note Value. The Intraday Indicative Note Value of the notes at any time during an Exchange Business Day will equal (a) the Intraday Long Index Amount minus (b) the Financing Level; provided that if such calculation results in a value equal to or less than $0 as set forth above, the Intraday Indicative Note Value will be $0. If the Intraday Indicative Note Value is equal to or less than $0 at any time on any Exchange Business Day as set forth above, then both the Intraday Indicative Note Value and the Closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. The Intraday Long Index Amount will equal the product of (a) the Closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor. The Intraday Index Performance Factor will equal (a) the most recently published level of the Index divided by (b) the Closing Index Level on the immediately preceding Index Business Day.

PS-7

The Intraday Indicative Note Value is not the same as, and may differ from, the amount payable upon an early redemption, call or at maturity and the trading price of the notes in the secondary market. Because the Intraday Indicative Note Value uses an intraday Index level for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Closing Index Level may cause a significant variation between the Closing Indicative Note Value and the Intraday Indicative Note Value on any date of determination. The Intraday Indicative Note Value may vary significantly from the previous or next Index Business Day’s Closing Indicative Note Value or the price of the notes purchased intraday. The Intraday Indicative Note Value for the notes will be published every 15 seconds to the Consolidated Tape and ICE Data Global Index Feed, and will be available on Bloomberg under the ticker symbol indicated herein.

Trading Price. The market value of the notes at any given time, which we refer to as the trading price, is the price at which you may be able to buy or sell your notes in the secondary market, if one exists. The trading price may vary significantly from the Intraday Indicative Note Value because the market value reflects investor supply and demand for the notes.

Redemption Amount. The Redemption Amount is the price per note that we will pay you to redeem the notes upon your request. The Redemption Amount is calculated according to the formula set forth above. The Redemption Amount may vary significantly from the Intraday Indicative Note Value and the trading price of the notes.

Because the Redemption Amount is based on the Closing Index Levels on the Index Business Days during the Redemption Measurement Period, you will not know the Redemption Amount you will receive at the time you elect to request that we redeem your notes.

Ticker Symbols

Trading price:	XXXX

Intraday Indicative Note Value:	XXXXIV

Intraday Index Level:	SPXT<Index>

PS-8

The notes may be a suitable investment for you if:

•     You seek a short-term investment with a return linked to a four times leveraged participation in the performance of the Index, compounded daily, in which case you are willing to accept the risk of fluctuations in the level of the Index.

•     You understand (i) leverage risk, including the risks inherent in maintaining a constant four times daily resetting leverage, and (ii) the risks of seeking leveraged investment results generally.

•     You are a sophisticated investor, understand path dependence of investment returns and you seek a short-term investment in order to manage daily trading risks.

•     You understand that the notes are designed to achieve their stated investment objective on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objective.

•     You believe the level of the Index will increase during your investment horizon for the notes by an amount, after giving effect to the daily resetting leverage and the compounding effect thereof, sufficient to offset the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount.

•     You are willing to accept the risk that you may lose some or all of your investment.

•     You are willing to hold notes that may be redeemed early by us, under our call right.

•     You are willing to forgo dividends or other distributions paid to holders of the Index constituents, except as reflected in the Index level.

•     You understand that the trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time and that paying a premium purchase price over the Intraday Indicative Note Value of the notes could lead to significant losses in the event you sell the notes at a time when that premium is no longer present in the market place or the notes are called.

•     You are willing to actively and frequently monitor your investment in the notes.

•     You are willing to accept the risk that the price at which you are able to sell the notes may be significantly less than the amount you invested.

•     You do not seek a pre-determined amount of current income from your investment.

•     You are not seeking an investment for which there will be an active secondary market.

•     You are comfortable with the creditworthiness of Bank of Montreal, as issuer of the notes.

The notes may not be a suitable investment for you if:

•     You do not seek a short-term investment with a return linked to a four times leveraged participation in the performance of the Index, compounded daily, in which case you are not willing to accept the risk of fluctuations in the level of the Index.

•     You do not understand (i) leverage risk, including the risks inherent in maintaining a constant four times daily resetting leverage, or (ii) the risks of seeking leveraged investment results generally.

•     You are not a sophisticated investor, do not understand path dependence of investment returns or you seek an investment for purposes other than managing daily trading risks.

•     You do not understand why performance of the notes over different periods of time can differ significantly from their stated daily objective on a daily basis.

•     You believe that the level of the Index will decrease during your investment horizon for the notes or the level of the Index will not increase by an amount, after giving effect to the daily resetting leverage and the compounding effect thereof, sufficient to offset the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount.

•     You are not willing to accept the risk that you may lose some or all of your investment.

•     You are not willing to hold notes that may be redeemed early by us, under our call right.

•     You are not willing to forgo dividends or other distributions paid to holders of the Index constituents, except as reflected in the Index level.

•     You do not understand that the trading price of the notes at any time may vary significantly from the Intraday Indicative Note Value of the notes at such time and that paying a premium purchase price over the Intraday Indicative Note Value of the notes could lead to significant losses in the event you sell the notes at a time when that premium is no longer present in the market place or the notes are called.

•     You are not willing to actively and frequently monitor your investment in the notes.

•     You are not willing to accept the risk that the price at which you are able to sell the notes may be significantly less than the amount you invested.

•     You seek a pre-determined amount of current income from your investment.

•     You seek an investment for which there will be an active secondary market.

•     You are not comfortable with the creditworthiness of Bank of Montreal as issuer of the notes.

•     You prefer lower risk and are willing to accept potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

PS-9

RISK FACTORS

Your investment in the notes will involve certain risks. The notes are not secured debt and do not guarantee any return of principal at, or prior to, maturity, call or upon early redemption. As described in more detail below, the trading price of the notes may vary considerably before the Maturity Date. Investing in the notes is not equivalent to investing directly in the Index constituents or any securities of the constituent issuers. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. In addition to the “Risk Factors” sections of the product supplement, the prospectus supplement and the prospectus, you should carefully consider the following discussion of risks before investing in the notes.

Risks Relating to the Terms of the Notes

The notes do not guarantee the return of your investment.

The notes may not return any of your investment. The amount payable at maturity, call or upon early redemption, will reflect a four times daily resetting leveraged participation in the performance of the Index minus the Daily Investor Fee, the Daily Financing Charge, and, in the case of an early redemption, the Redemption Fee Amount. These amounts will be determined as described in this pricing supplement. Because these fees and charges will reduce the payments on the notes, the Closing Index Levels, measured as a component of the Closing Indicative Note Value during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, will need to have increased over the period you hold the notes by an amount, after giving effect to the daily resetting leverage and the compounding effect thereof, sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable, in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your notes, that is equal to at least the principal amount of your notes. If the increase in the Closing Index Levels, as measured during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, is insufficient to offset the cumulative negative effect of the Daily Investor Fee, the Daily Financing Charge, and the Redemption Fee Amount, if applicable, you will lose some or all of your investment at maturity, call or upon early redemption. This loss may occur even if the Closing Index Levels during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, or when you elect to sell your notes, have increased since the Initial Trade Date.

The negative effect of the Daily Investor Fee, Daily Financing Charge, and the Redemption Fee Amount, if applicable, are in addition to the losses that may be caused by the daily resetting leverage of the notes and volatility in the Index. See “—Leverage increases the sensitivity of your notes to changes in the level of the Index,” “—The notes are not suitable for investors with longer-term investment objectives” and “—The notes are not suitable for all investors. In particular, the notes should be purchased only by sophisticated investors who do not intend to hold the notes as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the risks of investing in the notes and of seeking daily resetting leveraged investment results linked to the Index” below.

If the Intraday Indicative Note Value for the notes is equal to or less than $0 during the Core Trading Session on an Exchange Business Day, or the Closing Indicative Note Value is equal to or less than $0, you will lose all of your investment in the notes.

If the Closing Indicative Note Value or the Intraday Indicative Note Value of the notes is equal to or less than $0 as set forth above, then the notes will be permanently worth $0 (a total loss of value) and you will lose all of your investment in the notes and the Cash Settlement Amount will be $0. We would be likely to call the notes in full under these circumstances, and you will not receive any payments on the notes.

Even if the Closing Index Levels during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period have increased since the Initial Trade Date, you may receive less than the principal amount of your notes due to the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable.

PS-10

The amount of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable, will reduce the payment, if any, you will receive at maturity, call or upon early redemption, or if you sell your notes. If you elect to require us to redeem your notes prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the Closing Indicative Note Value. If the Closing Index Levels, measured as a component of the Closing Indicative Note Value during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period have decreased or increased insufficiently to offset the cumulative negative effect of these fees and charges, you will receive less than the principal amount of your investment at maturity, call or upon early redemption of your notes.

As described in the “Summary” section above (and up to the limits in that section), we may increase the Financing Spread. If we do so, the Daily Financing Charge will increase, and your return on the notes will be adversely affected. Please see the section “Hypothetical Examples” below.

Leverage increases the sensitivity of your notes to changes in the level of the Index.

Because your investment in the notes is four times leveraged, compounded daily, changes in the level of the Index will have a greater impact on the payout on your notes than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the Index will result in a significantly greater decrease in your payment at maturity, call or upon redemption, and you will suffer losses on your investment in the notes substantially greater than you would if the terms of your notes did not contain leverage. Accordingly, as a result of this daily resetting leverage component and without taking into account the cumulative negative effect of the Daily Investor Fee and the Daily Financing Charge, if the level of the Index decreases over the period you hold the notes, the daily resetting leverage will magnify any losses at maturity, call or upon redemption.

The notes are subject to our credit risk.

The notes are subject to our credit risk, and our credit ratings and credit spreads may adversely affect the market value of the notes. The notes are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on our ability to pay all amounts due on the notes at maturity, call or upon early redemption or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the notes. However, because the return on the notes is dependent upon certain factors in addition to our ability to pay our obligations on the notes, an improvement in our credit ratings will not reduce the other investment risks related to the notes. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the notes.

The notes are not suitable for investors with longer-term investment objectives.

The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. The notes are designed to achieve their stated investment objective on each day, but their performance over different periods of time can differ significantly from their stated daily objective because the relationship between the level of the Index and the Closing Indicative Note Value will begin to break down as the length of an investor’s holding period increases. The notes are not long-term substitutes for long positions in the Index constituents.

Investors should carefully consider whether the notes are appropriate for their investment portfolio. As discussed below, because the notes are meant to provide leveraged long exposure to changes in the Closing Index Level on each Index Business Day, their performance over months or years can differ significantly from the performance of the Index during the same period of time. Therefore, it is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is positive (even before taking into account the negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable). It is possible for the level of the Index to increase over time while the market value of the notes declines over time. You should proceed with extreme caution in considering an investment in the notes.

PS-11

The notes seek to provide a four times leveraged long return based on the performance of the Index (as adjusted for costs and fees) over a period of a single day. The notes do not attempt to, and should not be expected to, provide returns that reflect leverage on the return of the Index for periods longer than a single day.

The daily resetting leverage is expected to cause the notes to experience a “decay” effect, which will impair the performance of the notes if the Index experiences volatility from day to day, and such performance will be dependent on the path of daily returns during the holder’s holding period. The “decay” effect refers to the tendency of the notes to lose value over time. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the notes even if the performance of the Index is flat (even before taking into account the negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable). Although the decay effect is more likely to manifest itself the longer the notes are held, the decay effect can have a significant impact on the performance of the notes, even over a period as short as two days. The notes should be purchased only by sophisticated investors seeking a short-term investment who understand leverage risk, including the risks inherent in maintaining a constant four times daily resetting leverage as described in this document, and who understand the risks inherent in path dependence of investment returns. The notes are not appropriate for investors who intend to hold positions in an attempt to generate returns over periods longer than one day. See “Hypothetical Examples—Illustrations of the “Decay” Effect on the Notes” below.

In addition, the daily resetting leverage feature will result in leverage relative to the Closing Indicative Note Value that may be greater or less than the stated leverage factor if the value of the notes has changed since the beginning of the day in which you purchase the notes. See "—The notes are subject to intraday purchase risk." below

You should continuously monitor your holdings of the notes to ensure that they remain consistent with your investment strategies.

The notes are designed to reflect a leveraged long exposure to the performance of the Index on a daily basis, as described in this document. As such, the notes will be more volatile than a non-leveraged investment linked to the Index. You should continuously monitor your holdings of the notes, at least on each Index Business Day or even intraday, to ensure that they remain consistent with your investment strategies.

The notes are not suitable for all investors. In particular, the notes should be purchased only by sophisticated investors who do not intend to hold the notes as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the risks of investing in the notes and of seeking daily resetting leveraged investment results linked to the Index.

The notes require an understanding of path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio. The notes are risky and may not be suitable for investors who plan to hold them for periods greater than a single day. The notes are designed to achieve their stated investment objective on each day, but the performance of the notes over different periods of time can differ significantly from their stated daily objectives because the relationship between the level of the Index and the Closing Indicative Note Value will begin to break down as the length of an investor’s holding period increases. The notes are not long-term substitutes for long exposure to the Index. Accordingly, it is likely that the returns on the notes will not correlate with returns on the Index over periods longer than one day.

Investors should carefully consider whether the notes are appropriate for their investment portfolio. The notes entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant four times leverage on a daily basis as described in this document, and the risks of seeking daily leveraged investment results generally. Investing in the notes is not equivalent to a direct investment in the Index constituents because the notes reset their theoretical leveraged exposure to the Index on each day (subject to the occurrence of a Market Disruption Event). Daily resetting of the leverage will impair the performance of the notes if the Index experiences volatility from day to day, and such performance is dependent on the path of daily returns during an investor’s holding period. If the notes experience a high amount of realized volatility, there is a significant chance of a complete loss of your investment even if the performance of the Index is flat or is positive. In addition, the notes are meant to provide leveraged exposure to changes in the Closing Index Level, which means their performance over months or years can differ significantly from the performance of the Index over the same period of time. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is positive (before taking into account the negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable).

PS-12

The amount you receive at maturity, call or redemption will be contingent upon the compounded leveraged daily performance of the Index during the term of the notes, as described in this document. There is no guarantee that you will receive at maturity, call or redemption your initial investment or any return on that investment. Significant adverse daily performances for the notes may not be offset by any beneficial daily performances of the same magnitude.

Due to the effect of compounding, if the Closing Indicative Note Value increases, any subsequent decrease of the Index level will result in a larger dollar reduction from the Closing Indicative Note Value than if the Closing Indicative Note Value remained constant.

If the Closing Indicative Note Value increases, the dollar amount that you can lose in any single Index Business Day from a decrease of the Index level will increase correspondingly. This is because the Index Performance Factor will be applied to a larger Indicative Note Value and, consequently, a larger Long Index Amount in calculating any subsequent Indicative Note Value. As such, the dollar amount that you can lose from any decrease will be greater than if the Closing Indicative Note Value were maintained at a constant level. This means that if the Closing Indicative Note Value increases, you could subsequently lose more than 4% of your initial investment for each 1% daily decrease of the Index level.

Due to the effect of compounding, if the Closing Indicative Note Value decreases, any subsequent increase of the Index level will result in a smaller dollar increase on the Closing Indicative Note Value than if the Closing Indicative Note Value remained constant.

If the Closing Indicative Note Value decreases, the dollar amount that you can gain in any single Index Business Day from an increase of the Index level will decrease correspondingly. This is because the Index Performance Factor will be applied to a smaller Closing Indicative Note Value and, consequently, a smaller Long Index Amount in calculating any subsequent Closing Indicative Note Value. As such, the dollar amount that you can gain from any increase of the Index level will be less than if the Closing Indicative Note Value were maintained at a constant level. This means that if the Closing Indicative Note Value decreases on an Exchange Business Day, the daily increase of the Index level on the following Exchange Business Day will have to exceed the prior decrease to restore the value of your investment (before taking into account the negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable). Further, if the Closing Indicative Note Value is less than your initial investment, each 1% daily increase in the Index level will result in an increase in the Closing Indicative Note Value that is less than 4% of your initial investment.

The leverage of the notes is reset daily, and the effective leverage of the notes during any given day may be greater than or less than 4.0.

The leverage of the notes is reset daily (subject to the occurrence of a Market Disruption Event). Resetting the Closing Indicative Note Value has the effect of resetting the then-current leverage to approximately 4.0. During any given day, the effective leverage of the notes will depend on intra-day changes in the level of the Index and any change in the level of the Index on any day may cause the effective leverage to be greater than or less than 4.0. If the level of the Index on any day has increased from the Closing Index Level on the preceding day, the effective leverage of the notes will be less than 4.0 (e.g. 3.5, 2.0, 0.5); conversely, if the level of the Index on any day has decreased from the Closing Index Level on the preceding day, the effective leverage of the notes will be greater than 4.0 (e.g., 4.5, 5.0, 5.5). Thus, the effective leverage of the notes at the time that you purchase them may be greater or less than the target leverage of 4.0, depending on the performance of the Index since the leverage was reset. See “—The notes are subject to intraday purchase risk” below.

PS-13

The notes are subject to our Call Right, which does not allow for participation in any future performance of the Index. The exercise of our Call Right may adversely affect the value of, or your ability to sell, your notes. We may call the notes prior to the Maturity Date.

We have the right to call the notes prior to maturity. You will only be entitled to receive a payment on the Call Settlement Date equal to the Call Settlement Amount. The Call Settlement Amount may be less than the stated principal amount of your notes. You will not be entitled to any further payments after the Call Settlement Date, even if the Index level increases substantially after the Call Measurement Period. In addition, the issuance of a notice of our election to exercise our call right in whole or in part may adversely impact your ability to sell your notes, and/or the price at which you may be able to sell your notes prior to the Call Settlement Date. We have no obligation to ensure that investors will not lose all or a portion of their investment in the notes if we call the notes; consequently, a potential conflict between our interests and those of the noteholders exists with respect to our Call Right. Because we will select the Call Calculation Date, as set forth in the section above, “Summary—Call Right—Call Right” above, the Call Measurement Period may occur on Exchange Business Days when the Closing Indicative Note Value is lower than on other days that we could have selected, which could reduce the Call Settlement Amount.

If we exercise our right to call the notes prior to maturity, your payment on the Call Settlement Date may be less than the Closing Indicative Note Value at the time we gave the notice of our election to call the notes.

As discussed above, we have the right to call the notes on or prior to the Maturity Date. The Call Settlement Amount will be payable on the Call Settlement Date and we will provide notice prior to the Call Settlement Date of our election to exercise our call of the notes. The Call Settlement Amount per note will be based principally on the Closing Indicative Note Value on each Index Business Day during the Call Measurement Period (determined as set forth above). The Call Calculation Date will be a date specified in our call notice, subject to postponement if that date is not an Index Business Day or in the event of a Market Disruption Event. It is possible that the market prices of the Index constituents, and, as a result, the Closing Index Level and the Closing Indicative Note Value, may vary significantly between when we provide the notice of our intent to call the notes and the Call Measurement Period, including potentially as a result of our trading activities during this period, as described further under “We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.” As a result, you may receive a Call Settlement Amount that is significantly less than the Indicative Value at the time of the notice of our election to call the notes and may be less than your initial investment in the notes.

The notes do not pay any interest, and you will not have any ownership rights in the Index constituents.

The notes do not pay any interest, and you should not invest in the notes if you are seeking an interest-bearing investment. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except to the extent that dividend payments are reflected in the Index level. The Cash Settlement Amount, the Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any shares of the Index constituents.

The Closing Index Levels used to calculate the payment at maturity, call or upon a redemption may be less than those levels on the Maturity Date, Call Settlement Date, Redemption Date or at other times during the term of the notes.

The Closing Index Level on the Maturity Date, Call Settlement Date or Redemption Date or at other times during the term of the notes, including dates near the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, could be greater than any of the Closing Index Levels during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable. This difference could be particularly large if there is a significant increase in the Closing Index Level after the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, or if there is a significant decrease in the Closing Index Level around the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, or if there is significant volatility in the Closing Index Level during the term of the notes.

There are restrictions on the minimum number of notes you may request that we redeem and the dates on which you may exercise your right to have us redeem your notes.

If you elect to require us to redeem your notes, except under the circumstances set forth above, you must request that we redeem at least 25,000 notes on any Business Day, through and including the Final Redemption Date. If you own fewer than 25,000 notes, you generally will not be able to elect to require us to redeem your notes. Your request that we redeem your notes is only valid if we receive your Redemption Notice by email no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed Redemption Confirmation by 5:00 p.m., New York City time, that same day. If we do not receive such notice and confirmation, your redemption request will not be effective and we will not redeem your notes on the corresponding Redemption Date.

PS-14

The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the notes at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Because of the timing requirements of the Redemption Notice and the Redemption Confirmation, settlement of the redemption will be prolonged when compared to a sale and settlement in the secondary market. Because your request that we redeem your notes is irrevocable, this will subject you to loss if the level of the Index decreases after we receive your request. Furthermore, our obligation to redeem the notes prior to maturity may be postponed upon the occurrence of a Market Disruption Event.

If you want to sell your notes but are unable to satisfy the minimum redemption requirements, you may attempt to sell your notes into the secondary market at any time, subject to the risks described below. A trading market for the notes may not develop. Also, the price you may receive for the notes in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

You will not know the Redemption Amount at the time you elect to request that we redeem your notes.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your notes. Your notice to us to redeem your notes is irrevocable and must be received by us no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same day. The Redemption Measurement Period will commence on the Redemption Calculation Date. You will not know the Redemption Amount until after last Index Business Day in the Redemption Measurement Period. As a result, you will be exposed to market risk in the event the level of the Index fluctuates after we confirm the validity of your notice of election to exercise your right to have us redeem your notes, and prior to the relevant Redemption Date.

Significant aspects of the tax treatment of the notes are uncertain and certain aspects may make the notes less suitable for certain non-U.S. investors.

The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian tax authorities regarding the tax treatment of the notes, and the Internal Revenue Service, Canada Revenue Agency or a court may not agree with the tax treatment described in this pricing supplement.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Moreover, certain investors that are not “United States persons” for U.S. income tax purposes may incur U.S. tax obligations as a result of an investment in the notes.

With respect to Canadian withholding tax on interest paid or credited or deemed to be paid or credited on a note (including amounts on account or in lieu of payment of, or in satisfaction of, interest), the administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is not subject to withholding tax unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer or the debt obligation can be considered to be a substitute for a direct investment in the underlying securities in an index where dividends or gains on those underlying securities would be subject to tax in Canada if held directly by the Holder. Where there is such a material connection or the notes can be considered to be such a substitute, amounts paid or credited or deemed to be paid or credited as, on account of or in lieu of or in satisfaction of interest, on the notes may be subject to Canadian withholding tax, subject to any relief that may be available under an applicable income tax treaty or convention.

PS-15

Please read carefully the section entitled “Supplemental Tax Considerations” in the product supplement and in this pricing supplement. You should consult your tax advisor about your own tax situation.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Note Value and the Closing Indicative Note Value are not the same as the closing price or any other trading price of the notes in the secondary market.

The Intraday Indicative Note Value is calculated by ICE Data Indices, LLC (“ICE Data”). The Intraday Indicative Note Value at any point in time during the Core Trading Session of an Exchange Business Day will equal (a) the Intraday Long Index Amount minus (b) the Financing Level; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Note Value will be $0. Because the Intraday Indicative Note Value uses an intraday Index level for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Closing Index Level may cause a significant variation between the Closing Indicative Note Value and the Intraday Indicative Note Value on any date of determination. The Intraday Indicative Note Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 4. Consequently, the Intraday Indicative Note Value may vary significantly from the previous or next Index Business Day’s Closing Indicative Note Value or the price of the notes purchased intraday.

The trading price of the notes at any time is the price at which you may be able to sell your notes in the secondary market at such time if one exists. The trading price of the notes at any time may vary significantly from the Intraday Indicative Note Value of the notes at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads, and any corresponding premium in the trading price may be reduced or eliminated at any time. Paying a premium purchase price over the Intraday Indicative Note Value of the notes could lead to significant losses in the event the investor sells such notes at a time when that premium is no longer present in the marketplace or the notes are called, in which case investors will receive a cash payment based on the Closing Indicative Note Value of the notes during the Call Measurement Period. See “— There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market” below. We may, without providing you notice or obtaining your consent, create and issue notes in addition to those offered by this pricing supplement having the same terms and conditions as the notes. However, we are under no obligation to sell additional notes at any time, and we may suspend issuance of new notes at any time and for any reason without providing you notice or obtaining your consent. If we limit, restrict or stop sales of additional notes, or if we subsequently resume sales of such additional notes, the price and liquidity of the notes could be materially and adversely affected, including an increase or decline in the premium purchase price of the notes over the Intraday Indicative Note Value of the notes. Before trading in the secondary market, you should compare the Intraday Indicative Note Value with the then-prevailing trading price of the notes.

Publication of the Intraday Indicative Note Value may be delayed, particularly if the publication of the intraday Index level is delayed. See “Intraday Value of the Index and the Notes—Intraday Indicative Note Values.”

There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market.

The notes have been listed on the NYSE under the ticker symbol “XXXX.” No assurance can be given as to the continued listing of the notes for their term or of the liquidity or trading market for the notes. There can be no assurance that a secondary market for the notes will be maintained. We are not required to maintain any listing of the notes on any securities exchange.

If the notes are delisted, they will no longer trade on a national securities exchange. Trading in delisted notes, if any, would be on an over-the-counter basis. If the notes are removed from their primary source of liquidity, it is possible that holders may not be able to trade their notes at all. We cannot predict with certainty what effect, if any, a delisting would have on the trading price of the notes; however, the notes may trade at a significant discount to their indicative value. If a holder had paid a premium over the Intraday Indicative Note Value of the notes and wanted to sell the notes at a time when that premium has declined or is no longer present, the investor may suffer significant losses and may be unable to sell the notes in the secondary market.

PS-16

The liquidity of the market for the notes may vary materially over time, and may be limited if you do not hold at least 25,000 notes.

As stated on the cover of this pricing supplement, we sold a portion of the notes on the Initial Trade Date, and the remainder of the notes may be offered and sold from time to time, through BMOCM, our affiliate, as agent, to investors and dealers acting as principals. Certain affiliates of BMOCM may engage in limited purchase and resale transactions in the notes, and we or BMOCM may purchase notes from holders in amounts and at prices that may be agreed from time to time, although none of us are required to do so. Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the notes or due to our or our affiliates’ purchases of notes in the secondary market. Accordingly, the liquidity of the market for the notes could vary materially over the period you hold the notes. There may not be sufficient liquidity to enable you to sell your notes readily and you may suffer substantial losses and/or sell your notes at prices substantially less than their Intraday Indicative Note Value or Indicative Note Value, including being unable to sell them at all or only for a minimal price in the secondary market. You may elect to require us to redeem your notes, but such redemption is subject to the restrictive conditions and procedures described in this pricing supplement, including the condition that, except to the extent set forth above, you must request that we redeem a minimum of 25,000 notes on any Redemption Date.

We may sell additional notes at different prices, but we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict such sales, and we may stop selling additional notes at any time.

In our sole discretion, we may decide to issue and sell additional notes from time to time at a price that is higher or lower than the stated principal amount, based on the Closing Indicative Note Value at that time. The price of the notes in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such notes. Additionally, any notes held by us or an affiliate in inventory may be resold at prevailing market prices. However, we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict such sales, and we may stop selling additional notes at any time. If we start selling additional notes, we may stop selling additional notes for any reason, which could materially and adversely affect the price and liquidity of such notes in the secondary market.

Any limitation or suspension on the issuance or sale of the notes by us or BMOCM may materially and adversely affect the price and liquidity of the notes in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the notes to trade at a premium over the indicative value of the notes. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the Closing Indicative Note Value could lead to significant losses if you sell those notes at a time when that premium is no longer present in the marketplace or if the notes are called at our option. If we call the notes prior to maturity, investors will receive a cash payment in an amount equal to the Call Settlement Amount, which will not include any premium. Investors should consult their financial advisors before purchasing or selling the notes, especially if they are trading at a premium.

The value of the notes in the secondary market may be influenced by many unpredictable factors.

The market value of your notes may fluctuate between the date you purchase them and the relevant date of determination. You may also sustain a significant loss if you sell your notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the notes. We expect that, generally, the Index level on any day will affect the value of the notes more than any other single factor. The value of the notes may be affected by a number of other factors that may either offset or magnify each other.

The notes are subject to intraday purchase risk.

The notes may be purchased in the secondary market at prices other than the Closing Indicative Note Value, which will have an effect on the effective leverage amount of the notes. Because the leverage exposure is fixed after the close of each Exchange Business Day (subject to the occurrence of a Market Disruption Event) and does not change intraday as the level of the Index increases or decreases, the effective leverage amount of the notes decreases when the level of the Index increases and the effective leverage amount of the notes increases when the level of the Index decreases. The table below presents the hypothetical exposure an investor has (ignoring all costs, fees and other factors) when purchasing a note intraday given the movement of the level of the Index since the Closing Index Level on the prior Index Business Day. The resulting effective exposure amount will then be constant for that purchaser until the earlier of (i) a sale or (ii) the end of the relevant day. The table below assumes the Closing Indicative Note Value for the notes was $25 on the prior Index Business Day and the Closing Index Level on the prior Index Business Day was 100.00.

PS-17

A	B	C	D	E
Index Level	% Change in Index Level	Hypothetical Price for 4x Notes C=$25*(1+4*B)	Hypothetical Notional Exposure for 4x Notes D=$25*(1+B)*4	Effective Leverage Amount of 4x Notes E=D/C
120.00	20%	$45.00	$120.00	2.67
115.00	15%	$40.00	$115.00	2.88
110.00	10%	$35.00	$110.00	3.14
105.00	5%	$30.00	$105.00	3.50
104.00	4%	$29.00	$104.00	3.59
103.00	3%	$28.00	$103.00	3.68
102.00	2%	$27.00	$102.00	3.78
101.00	1%	$26.00	$101.00	3.88
100.00	0%	$25.00	$100.00	4.00
99.00	-1%	$24.00	$99.00	4.13
98.00	-2%	$23.00	$98.00	4.26
97.00	-3%	$22.00	$97.00	4.41
96.00	-4%	$21.00	$96.00	4.57
95.00	-5%	$20.00	$95.00	4.75
85.00	-15%	$10.00	$85.00	8.50
80.00	-20%	$5.00	$80.00	16.00

The table above shows that if the level of the Index increases during the Index Business Day, your effective exposure decreases from four times leveraged long. For example, if the level of the Index increases by 20%, your effective exposure decreases from 4.00x to 2.67x.

The table above also shows that if the level of the Index decreases during the Index Business Day, your effective exposure increases from four times leveraged long. For example, if the level of the Index decreases by 20%, your effective exposure increases from 4.00x to 16.00x.

Risks Relating to Conflicts of Interest and Hedging

Please see the discussion in the product supplement under the caption “Risk Factors—Risks Relating to Conflicts of Interest and Hedging” for important information relating to the different roles that we and our affiliates will play in connection with the offering of the notes, and the variety of conflicts of interest that may arise.

In addition to the conflicts of interest noted in that section, please note that we will have the rights set forth in the “Summary” section above, including the right to elect to increase the Financing Spread, up to the limits set forth in the “Summary” section.

Risks Relating to the Index

The Index Sponsor may adjust the Index in a way that may affect its level, and the Index Sponsor has no obligation to consider your interests.

S&P Dow Jones Indices, as the Index Sponsor, is responsible for maintaining the Index. The Index Sponsor can add, delete or substitute an Index constituent or make other methodological changes that could change the Index level. Changes to the Index constituents may affect the Index, as a newly added equity security may perform significantly better or worse than the Index constituent or constituents it replaces.

PS-18

Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the notes. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index, and you will not have any rights against the Index Sponsor if it takes any such action. See “The Index.”

We and our affiliates have no affiliation with the Index Sponsor, and are not responsible for any of its public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “The Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the notes and the payment at maturity, call or upon early redemption. The Calculation Agent may designate a successor index in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, call or upon early redemption will be determined by the Calculation Agent in its sole discretion. See the section in the product supplement, “Additional Terms of the Notes — Discontinuance or Modification of an Index.”

The Index Sponsor is not involved in the offering of the notes in any way and does not have any obligation of any sort with respect to your notes. We are not affiliated with the Index Sponsor, and the Index Sponsor does not have any obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of the notes.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates have undertaken any independent review of the publicly available information about the Index Sponsor or the Index contained in this pricing supplement. You, as an investor in the notes, should make your own independent investigation into the Index Sponsor and the Index.

The Index Sponsor may, in its sole discretion, discontinue the public disclosure of the intraday Index value and the end-of-day Closing Index Level.

The Index Sponsor is under no obligation to holders of the notes to continue to calculate the intraday Index value and end-of-day Closing Index Level, or to calculate similar values for any successor index. If the Index Sponsor discontinues such public disclosure, we may not be able to provide the Intraday Indicative Note Values or the Closing Indicative Note Value.

We are not currently affiliated with any of the issuers of the Index components.

We are not currently affiliated with any of the issuers of the components of the Index. As a result, we have no ability, nor expect to have the ability in the future, to control the actions of these companies, including actions that could affect the level of the Index or the value of your notes, and we are not responsible for any disclosure made by any other company. None of the money you pay us will go to any of the constituent issuers represented in the Index and none of the constituent issuers will be involved in the offering of the notes in any way. These companies will not have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

PS-19

HYPOTHETICAL EXAMPLES

Hypothetical Payment at Maturity

The following examples and tables illustrate how the notes would perform at maturity in hypothetical circumstances. They are intended to highlight how the return on the notes is affected by the daily performance of the Index, fees, leverage, compounding and path dependency. For ease of review, the hypotheticals cover a 22-day period.

The resetting of the leverage on each day is likely to cause each note to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to the tendency of the notes to lose value over time. Accordingly, the notes are not suitable for intermediate- or long-term investment, as any intermediate- or long-term investment is very likely to sustain significant losses, even if the Index appreciates over the relevant time period. Although the decay effect is more likely to impact the return on the notes the longer the notes are held, the decay effect can have a significant impact on the note performance even over a period as short as two days. The notes are suitable only for sophisticated investors. If you invest in the notes, you should continuously monitor your holdings of the notes and make investment decisions at least on each Exchange Business Day. Please see the section "— Illustrations of the “Decay” Effect on the Notes" below.

We have shown two sets of examples: 1 to 4 and 5 to 8. Examples 1 to 4 are based upon the minimum Financing Spread of 2.00%. Examples 5 to 8 show the impact if we elect to increase this amount to the maximum extent described above, to a Financing Spread of 4.00%. All of these examples assume that the Federal Reserve Bank Prime Loan Rate remains constant at 8.50% during the relevant period.

We have included examples in which the Index level alternatively increases and decreases at a constant rate of 3.00% per day, with the Index level decreasing by 0.99 points by day 22 (Examples 1 and 5), with a Note Return of -16.42% (Example 1) and -16.73% (Example 5); we have also included examples in which the Index level decreases at a constant rate of 3.00% per day, decreasing -48.83 points by day 22 (Examples 2 and 6), with a Note Return of -94.13% (Example 2) and -94.15% (Example 6).

Examples 3 and 4, and examples 7 and 8, highlight the effect of volatility in the Index. In Example 3 and 7, the Index level increases by a constant 1.00% per day, with an increase of 24.47 points by day 22 and a Note Return of 132.57% (Example 3) and 131.77% (Example 7). In contrast, in Examples 4 and 8, at day 22, the Index level has increased 24.87 points; however, due to the volatility of the Index on a daily basis, the Note Return is -66.69% (in Example 4) and -66.84% in Example 8), resulting in significant differences from the Note Returns in Example 3 and 7. For ease of analysis and presentation, all of examples 1-8 assume that the notes were purchased on the Initial Trade Date at the Closing Indicative Note Value and disposed of on the Maturity Date, no Market Disruption Events occurred and that the term of the notes is 22 days. In Examples 1-8, the Daily Investor Fee and the Daily Financing Charge assume that there are no weekends or holidays. The examples assume that every calendar day is an Exchange Business Day. The examples do not contemplate a call or early redemption during the relevant period.

These examples highlight the impact of the Daily Investor Fee, leverage and compounding on the payment at maturity under different circumstances and are provided for illustration only; many other factors will affect the value of the notes. These hypothetical examples should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the notes. Because the Closing Indicative Note Value takes into account the net effect of the Daily Investor Fee, which is a fixed percentage of the value of the notes, and the performance of the Index, the Closing Indicative Note Value is dependent on the path taken by the Index level to arrive at its ending level. The figures in these examples have been rounded for convenience.

We cannot predict the actual Index level at any time during the term of the notes or the market value of the notes, nor can we predict the relationship between the Index level and the market value of your notes at any time prior to the Maturity Date. The actual amount that a holder of the notes will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the notes will depend on the actual Closing Index Levels during the term of the notes and during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, the Daily Investor Fee, Daily Financing Charge, Index volatility and the Redemption Fee Amount, if applicable. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount to be paid in respect of the notes, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in this section.

PS-20

Examples 1-4: Minimum Amount of the Daily Financing Rate

Example 1: The Index level alternatively increases then decreases by a constant 3.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	4
Daily Financing Factor	3
Daily Financing Rate	10.50%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-16.42%
Cumulative Index Return	-0.99%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Financing Charge	Long Index Amount	Financing Level	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
			Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Financing Factor * Daily Financing Rate/365	Previous Indicative Note Value * Daily Leverage Factor * D	Previous Indicative Note Value * Daily Financing Factor + E + G	H – I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value
0	100.00				$0.0000		$100.00	$75.00	$25.00
1	103.00	3.0%	1.03	$0.0007	$0.0007	$0.02158	$103.0000	$75.0222	$27.9778	11.91%
2	99.91	-3.0%	0.97	$0.0007	$0.0014	$0.02415	$108.5538	$83.9582	$24.5956	-12.09%
3	102.91	3.0%	1.03	$0.0006	$0.0020	$0.02123	$101.3337	$73.8086	$27.5252	11.91%
4	99.82	-3.0%	0.97	$0.0007	$0.0027	$0.02375	$106.7977	$82.6000	$24.1977	-12.09%
5	102.81	3.0%	1.03	$0.0006	$0.0034	$0.02088	$99.6944	$72.6145	$27.0799	11.91%
6	99.73	-3.0%	0.97	$0.0007	$0.0041	$0.02337	$105.0700	$81.2637	$23.8062	-12.09%
7	102.72	3.0%	1.03	$0.0006	$0.0047	$0.02055	$98.0816	$71.4398	$26.6418	11.91%
8	99.64	-3.0%	0.97	$0.0007	$0.0054	$0.02299	$103.3702	$79.9491	$23.4211	-12.09%
9	102.63	3.0%	1.03	$0.0006	$0.0060	$0.02021	$96.4950	$70.2841	$26.2108	11.91%
10	99.55	-3.0%	0.97	$0.0007	$0.0067	$0.02262	$101.6980	$78.6557	$23.0422	-12.09%
11	102.54	3.0%	1.03	$0.0006	$0.0073	$0.01989	$94.9339	$69.1471	$25.7868	11.91%
12	99.46	-3.0%	0.97	$0.0007	$0.0079	$0.02225	$100.0528	$77.3833	$22.6695	-12.09%
13	102.45	3.0%	1.03	$0.0006	$0.0085	$0.01956	$93.3982	$68.0285	$25.3696	11.91%
14	99.37	-3.0%	0.97	$0.0007	$0.0092	$0.02189	$98.4342	$76.1315	$22.3027	-12.09%
15	102.35	3.0%	1.03	$0.0006	$0.0098	$0.01925	$91.8872	$66.9280	$24.9592	11.91%
16	99.28	-3.0%	0.97	$0.0006	$0.0104	$0.02154	$96.8418	$74.8999	$21.9419	-12.09%
17	102.26	3.0%	1.03	$0.0006	$0.0110	$0.01894	$90.4007	$65.8453	$24.5555	11.91%
18	99.19	-3.0%	0.97	$0.0006	$0.0116	$0.02119	$95.2751	$73.6882	$21.5870	-12.09%
19	102.17	3.0%	1.03	$0.0006	$0.0122	$0.01863	$88.9383	$64.7801	$24.1582	11.91%
20	99.10	-3.0%	0.97	$0.0006	$0.0128	$0.02085	$93.7339	$72.4961	$21.2377	-12.09%
21	102.08	3.0%	1.03	$0.0006	$0.0134	$0.01833	$87.4995	$63.7321	$23.7674	11.91%
22	99.01	-3.0%	0.97	$0.0006	$0.0140	$0.02051	$92.2175	$71.3233	$20.8942	-12.09%

PS-21

Example 2: The Index level decreases by a constant 3.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	4
Daily Financing Factor	3
Daily Financing Rate	10.50%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-94.13%
Cumulative Index Return	-48.83%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Financing Charge	Long Index Amount	Financing Level	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
			Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Financing Factor * Daily Financing Rate/365	Previous Indicative Note Value * Daily Leverage Factor * D	Previous Indicative Note Value * Daily Financing Factor + E + G	H – I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value
0	100.00				$0.0000		$100.00	$75.00	$25.00
1	97.00	-3.0%	0.97	$0.0007	$0.0007	$0.02158	$97.0000	$75.0222	$21.9778	-12.09%
2	94.09	-3.0%	0.97	$0.0006	$0.0012	$0.01897	$85.2738	$65.9529	$19.3209	-12.09%
3	91.27	-3.0%	0.97	$0.0005	$0.0017	$0.01667	$74.9651	$57.9799	$16.9852	-12.09%
4	88.53	-3.0%	0.97	$0.0004	$0.0022	$0.01466	$65.9026	$50.9708	$14.9319	-12.09%
5	85.87	-3.0%	0.97	$0.0004	$0.0026	$0.01289	$57.9357	$44.8089	$13.1268	-12.09%
6	83.30	-3.0%	0.97	$0.0003	$0.0029	$0.01133	$50.9319	$39.3920	$11.5399	-12.09%
7	80.80	-3.0%	0.97	$0.0003	$0.0032	$0.00996	$44.7748	$34.6300	$10.1449	-12.09%
8	78.37	-3.0%	0.97	$0.0003	$0.0035	$0.00876	$39.3620	$30.4436	$8.9185	-12.09%
9	76.02	-3.0%	0.97	$0.0002	$0.0037	$0.00770	$34.6036	$26.7633	$7.8403	-12.09%
10	73.74	-3.0%	0.97	$0.0002	$0.0039	$0.00677	$30.4204	$23.5279	$6.8925	-12.09%
11	71.53	-3.0%	0.97	$0.0002	$0.0041	$0.00595	$26.7429	$20.6836	$6.0593	-12.09%
12	69.38	-3.0%	0.97	$0.0002	$0.0042	$0.00523	$23.5100	$18.1832	$5.3268	-12.09%
13	67.30	-3.0%	0.97	$0.0001	$0.0044	$0.00460	$20.6679	$15.9851	$4.6828	-12.09%
14	65.28	-3.0%	0.97	$0.0001	$0.0045	$0.00404	$18.1694	$14.0526	$4.1167	-12.09%
15	63.33	-3.0%	0.97	$0.0001	$0.0046	$0.00355	$15.9729	$12.3538	$3.6191	-12.09%
16	61.43	-3.0%	0.97	$0.0001	$0.0047	$0.00312	$14.0419	$10.8604	$3.1816	-12.09%
17	59.58	-3.0%	0.97	$0.0001	$0.0048	$0.00275	$12.3444	$9.5475	$2.7969	-12.09%
18	57.80	-3.0%	0.97	$0.0001	$0.0049	$0.00241	$10.8521	$8.3933	$2.4588	-12.09%
19	56.06	-3.0%	0.97	$0.0001	$0.0049	$0.00212	$9.5402	$7.3786	$2.1616	-12.09%
20	54.38	-3.0%	0.97	$0.0001	$0.0050	$0.00187	$8.3869	$6.4866	$1.9003	-12.09%
21	52.75	-3.0%	0.97	$0.0000	$0.0050	$0.00164	$7.3730	$5.7025	$1.6705	-12.09%
22	51.17	-3.0%	0.97	$0.0000	$0.0051	$0.00144	$6.4817	$5.0131	$1.4686	-12.09%

PS-22

Example 3: The Index level increases by a constant 1.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	4
Daily Financing Factor	3
Daily Financing Rate	10.50%
Principal Amount	$25.00
Initial Index Level	100
Note Return	132.57%
Cumulative Index Return	24.47%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Financing Charge	Long Index Amount	Financing Level	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
			Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Financing Factor * Daily Financing Rate/365	Previous Indicative Note Value * Daily Leverage Factor * D	Previous Indicative Note Value * Daily Financing Factor + E + G	H – I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value
0	100.00				$0.0000		$100.00	$75.00	$25.00
1	101.00	1.0%	1.01	$0.0007	$0.0007	$0.02158	$101.0000	$75.0222	$25.9778	3.91%
2	102.01	1.0%	1.01	$0.0007	$0.0013	$0.02242	$104.9502	$77.9564	$26.9938	3.91%
3	103.03	1.0%	1.01	$0.0007	$0.0020	$0.02330	$109.0549	$81.0054	$28.0495	3.91%
4	104.06	1.0%	1.01	$0.0007	$0.0028	$0.02421	$113.3202	$84.1736	$29.1466	3.91%
5	105.10	1.0%	1.01	$0.0008	$0.0035	$0.02515	$117.7522	$87.4657	$30.2865	3.91%
6	106.15	1.0%	1.01	$0.0008	$0.0043	$0.02614	$122.3576	$90.8865	$31.4711	3.91%
7	107.21	1.0%	1.01	$0.0008	$0.0051	$0.02716	$127.1431	$94.4412	$32.7019	3.91%
8	108.29	1.0%	1.01	$0.0009	$0.0060	$0.02822	$132.1158	$98.1349	$33.9809	3.91%
9	109.37	1.0%	1.01	$0.0009	$0.0069	$0.02933	$137.2830	$101.9730	$35.3100	3.91%
10	110.46	1.0%	1.01	$0.0009	$0.0078	$0.03047	$142.6523	$105.9613	$36.6910	3.91%
11	111.57	1.0%	1.01	$0.0010	$0.0087	$0.03166	$148.2315	$110.1055	$38.1260	3.91%
12	112.68	1.0%	1.01	$0.0010	$0.0097	$0.03290	$154.0290	$114.4119	$39.6171	3.91%
13	113.81	1.0%	1.01	$0.0010	$0.0108	$0.03419	$160.0532	$118.8866	$41.1666	3.91%
14	114.95	1.0%	1.01	$0.0011	$0.0118	$0.03553	$166.3131	$123.5364	$42.7767	3.91%
15	116.10	1.0%	1.01	$0.0011	$0.0129	$0.03692	$172.8177	$128.3680	$44.4497	3.91%
16	117.26	1.0%	1.01	$0.0012	$0.0141	$0.03836	$179.5768	$133.3886	$46.1882	3.91%
17	118.43	1.0%	1.01	$0.0012	$0.0153	$0.03986	$186.6002	$138.6056	$47.9946	3.91%
18	119.61	1.0%	1.01	$0.0012	$0.0166	$0.04142	$193.8983	$144.0266	$49.8718	3.91%
19	120.81	1.0%	1.01	$0.0013	$0.0178	$0.04304	$201.4819	$149.6596	$51.8223	3.91%
20	122.02	1.0%	1.01	$0.0013	$0.0192	$0.04472	$209.3620	$155.5129	$53.8491	3.91%
21	123.24	1.0%	1.01	$0.0014	$0.0206	$0.04647	$217.5504	$161.5952	$55.9552	3.91%
22	124.47	1.0%	1.01	$0.0015	$0.0221	$0.04829	$226.0590	$167.9153	$58.1437	3.91%

PS-23

Example 4: The Index level increases in a volatile manner.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	4
Daily Financing Factor	3
Daily Financing Rate	10.50%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-66.69%
Cumulative Index Return	24.87%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Financing Charge	Long Index Amount	Financing Level	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
			Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Financing Factor * Daily Financing Rate/365	Previous Indicative Note Value * Daily Leverage Factor * D	Previous Indicative Note Value * Daily Financing Factor + E + G	H – I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value
0	100.00				$0.0000		$100.00	$75.00	$25.00
1	110.00	10.0%	1.10	$0.0007	$0.0007	$0.02158	$110.0000	$75.0222	$34.9778	39.91%
2	112.20	2.0%	1.02	$0.0009	$0.0016	$0.03019	$142.7093	$104.9644	$37.7449	7.91%
3	108.83	-3.0%	0.97	$0.0010	$0.0025	$0.03257	$146.4502	$113.2683	$33.1820	-12.09%
4	97.95	-10.0%	0.90	$0.0009	$0.0034	$0.02864	$119.4550	$99.5754	$19.8797	-40.09%
5	93.05	-5.0%	0.95	$0.0005	$0.0039	$0.01716	$75.5428	$59.6567	$15.8861	-20.09%
6	81.89	-12.0%	0.88	$0.0004	$0.0043	$0.01371	$55.9189	$47.6723	$8.2466	-48.09%
7	78.61	-4.0%	0.96	$0.0002	$0.0046	$0.00712	$31.6671	$24.7472	$6.9198	-16.09%
8	74.68	-5.0%	0.95	$0.0002	$0.0047	$0.00597	$26.2954	$20.7657	$5.5297	-20.09%
9	60.49	-19.0%	0.81	$0.0001	$0.0049	$0.00477	$17.9163	$16.5941	$1.3222	-76.09%
10	71.38	18.0%	1.18	$0.0000	$0.0049	$0.00114	$6.2409	$3.9678	$2.2730	71.91%
11	74.95	5.0%	1.05	$0.0001	$0.0050	$0.00196	$9.5468	$6.8211	$2.7256	19.91%
12	69.70	-7.0%	0.93	$0.0001	$0.0050	$0.00235	$10.1393	$8.1793	$1.9600	-28.09%
13	58.55	-16.0%	0.84	$0.0001	$0.0051	$0.00169	$6.5857	$5.8818	$0.7039	-64.09%
14	53.87	-8.0%	0.92	$0.0000	$0.0051	$0.00061	$2.5902	$2.1122	$0.4780	-32.09%
15	56.02	4.0%	1.04	$0.0000	$0.0051	$0.00041	$1.9885	$1.4344	$0.5541	15.91%
16	70.03	25.0%	1.25	$0.0000	$0.0051	$0.00048	$2.7703	$1.6627	$1.1076	99.91%
17	78.43	12.0%	1.12	$0.0000	$0.0052	$0.00096	$4.9622	$3.3239	$1.6383	47.91%
18	86.27	10.0%	1.10	$0.0000	$0.0052	$0.00141	$7.2085	$4.9164	$2.2922	39.91%
19	96.62	12.0%	1.12	$0.0001	$0.0053	$0.00198	$10.2689	$6.8785	$3.3904	47.91%
20	100.49	4.0%	1.04	$0.0001	$0.0054	$0.00293	$14.1039	$10.1741	$3.9298	15.91%
21	109.53	9.0%	1.09	$0.0001	$0.0055	$0.00339	$17.1340	$11.7929	$5.3410	35.91%
22	124.87	14.0%	1.14	$0.0001	$0.0056	$0.00461	$24.3552	$16.0279	$8.3273	55.91%

PS-24

Examples 5-8: Maximum Amount of the Daily Financing Rate

Example 5: The Index level alternatively increases then decreases by a constant 3.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	4
Daily Financing Factor	3
Daily Financing Rate	12.50%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-16.73%
Cumulative Index Return	-0.99%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Financing Charge	Long Index Amount	Financing Level	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
			Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Financing Factor * Daily Financing Rate/365	Previous Indicative Note Value * Daily Leverage Factor * D	Previous Indicative Note Value * Daily Financing Factor + E + G	H – I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value
0	100.00				$0.0000		$100.00	$75.00	$25.00
1	103.00	3.0%	1.03	$0.0007	$0.0007	$0.02568	$103.0000	$75.0263	$27.9737	11.89%
2	99.91	-3.0%	0.97	$0.0007	$0.0014	$0.02874	$108.5378	$83.9505	$24.5874	-12.11%
3	102.91	3.0%	1.03	$0.0006	$0.0020	$0.02526	$101.2999	$73.7880	$27.5119	11.89%
4	99.82	-3.0%	0.97	$0.0007	$0.0027	$0.02827	$106.7463	$82.5648	$24.1815	-12.11%
5	102.81	3.0%	1.03	$0.0006	$0.0034	$0.02484	$99.6279	$72.5700	$27.0578	11.89%
6	99.73	-3.0%	0.97	$0.0007	$0.0041	$0.02780	$104.9844	$81.2020	$23.7824	-12.11%
7	102.72	3.0%	1.03	$0.0006	$0.0047	$0.02443	$97.9834	$71.3722	$26.6112	11.89%
8	99.64	-3.0%	0.97	$0.0007	$0.0054	$0.02734	$103.2515	$79.8617	$23.3898	-12.11%
9	102.63	3.0%	1.03	$0.0006	$0.0060	$0.02403	$96.3662	$70.1942	$26.1720	11.89%
10	99.55	-3.0%	0.97	$0.0007	$0.0067	$0.02689	$101.5473	$78.5435	$23.0038	-12.11%
11	102.54	3.0%	1.03	$0.0006	$0.0073	$0.02363	$94.7756	$69.0356	$25.7400	11.89%
12	99.46	-3.0%	0.97	$0.0007	$0.0079	$0.02645	$99.8712	$77.2471	$22.6241	-12.11%
13	102.45	3.0%	1.03	$0.0006	$0.0085	$0.02324	$93.2112	$67.8961	$25.3151	11.89%
14	99.37	-3.0%	0.97	$0.0007	$0.0092	$0.02601	$98.2227	$75.9721	$22.2507	-12.11%
15	102.35	3.0%	1.03	$0.0006	$0.0098	$0.02286	$91.6727	$66.7754	$24.8973	11.89%
16	99.28	-3.0%	0.97	$0.0006	$0.0104	$0.02558	$96.6015	$74.7181	$21.8834	-12.11%
17	102.26	3.0%	1.03	$0.0006	$0.0110	$0.02248	$90.1596	$65.6732	$24.4863	11.89%
18	99.19	-3.0%	0.97	$0.0006	$0.0116	$0.02516	$95.0070	$73.4848	$21.5222	-12.11%
19	102.17	3.0%	1.03	$0.0006	$0.0122	$0.02211	$88.6714	$64.5892	$24.0822	11.89%
20	99.10	-3.0%	0.97	$0.0006	$0.0128	$0.02474	$93.4389	$72.2719	$21.1670	-12.11%
21	102.08	3.0%	1.03	$0.0006	$0.0134	$0.02175	$87.2078	$63.5232	$23.6847	11.89%
22	99.01	-3.0%	0.97	$0.0006	$0.0140	$0.02433	$91.8966	$71.0790	$20.8176	-12.11%

PS-25

Example 6: The Index level decreases by a constant 3.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	4
Daily Financing Factor	3
Daily Financing Rate	12.50%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-94.15%
Cumulative Index Return	-48.83%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Financing Charge	Long Index Amount	Financing Level	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
			Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Financing Factor * Daily Financing Rate/365	Previous Indicative Note Value * Daily Leverage Factor * D	Previous Indicative Note Value * Daily Financing Factor + E + G	H – I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value
0	100.00				$0.0000		$100.00	$75.00	$25.00
1	97.00	-3.0%	0.97	$0.0007	$0.0007	$0.02568	$97.0000	$75.0263	$21.9737	-12.11%
2	94.09	-3.0%	0.97	$0.0006	$0.0012	$0.02258	$85.2578	$65.9441	$19.3137	-12.11%
3	91.27	-3.0%	0.97	$0.0005	$0.0017	$0.01984	$74.9371	$57.9614	$16.9757	-12.11%
4	88.53	-3.0%	0.97	$0.0004	$0.0022	$0.01744	$65.8657	$50.9450	$14.9207	-12.11%
5	85.87	-3.0%	0.97	$0.0004	$0.0026	$0.01533	$57.8924	$44.7779	$13.1145	-12.11%
6	83.30	-3.0%	0.97	$0.0003	$0.0029	$0.01347	$50.8843	$39.3574	$11.5270	-12.11%
7	80.80	-3.0%	0.97	$0.0003	$0.0032	$0.01184	$44.7246	$34.5930	$10.1316	-12.11%
8	78.37	-3.0%	0.97	$0.0003	$0.0035	$0.01041	$39.3105	$30.4054	$8.9051	-12.11%
9	76.02	-3.0%	0.97	$0.0002	$0.0037	$0.00915	$34.5519	$26.7247	$7.8271	-12.11%
10	73.74	-3.0%	0.97	$0.0002	$0.0039	$0.00804	$30.3692	$23.4896	$6.8796	-12.11%
11	71.53	-3.0%	0.97	$0.0002	$0.0041	$0.00707	$26.6929	$20.6461	$6.0468	-12.11%
12	69.38	-3.0%	0.97	$0.0002	$0.0042	$0.00621	$23.4617	$18.1468	$5.3148	-12.11%
13	67.30	-3.0%	0.97	$0.0001	$0.0044	$0.00546	$20.6216	$15.9501	$4.6715	-12.11%
14	65.28	-3.0%	0.97	$0.0001	$0.0045	$0.00480	$18.1252	$14.0193	$4.1060	-12.11%
15	63.33	-3.0%	0.97	$0.0001	$0.0046	$0.00422	$15.9311	$12.3222	$3.6089	-12.11%
16	61.43	-3.0%	0.97	$0.0001	$0.0047	$0.00371	$14.0026	$10.8306	$3.1720	-12.11%
17	59.58	-3.0%	0.97	$0.0001	$0.0048	$0.00326	$12.3075	$9.5195	$2.7881	-12.11%
18	57.80	-3.0%	0.97	$0.0001	$0.0048	$0.00286	$10.8177	$8.3671	$2.4506	-12.11%
19	56.06	-3.0%	0.97	$0.0001	$0.0049	$0.00252	$9.5082	$7.3542	$2.1539	-12.11%
20	54.38	-3.0%	0.97	$0.0001	$0.0050	$0.00221	$8.3572	$6.4640	$1.8932	-12.11%
21	52.75	-3.0%	0.97	$0.0000	$0.0050	$0.00195	$7.3455	$5.6815	$1.6640	-12.11%
22	51.17	-3.0%	0.97	$0.0000	$0.0051	$0.00171	$6.4563	$4.9937	$1.4626	-12.11%

PS-26

Example 7: The Index level increases by a constant 1.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	4
Daily Financing Factor	3
Daily Financing Rate	12.50%
Principal Amount	$25.00
Initial Index Level	100
Note Return	131.77%
Cumulative Index Return	24.47%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Financing Charge	Long Index Amount	Financing Level	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
			Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Financing Factor * Daily Financing Rate/365	Previous Indicative Note Value * Daily Leverage Factor * D	Previous Indicative Note Value * Daily Financing Factor + E + G	H – I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value
0	100.00				$0.0000		$100.00	$75.00	$25.00
1	101.00	1.0%	1.01	$0.0007	$0.0007	$0.02568	$101.0000	$75.0263	$25.9737	3.89%
2	102.01	1.0%	1.01	$0.0007	$0.0013	$0.02669	$104.9336	$77.9484	$26.9852	3.89%
3	103.03	1.0%	1.01	$0.0007	$0.0020	$0.02772	$109.0204	$80.9842	$28.0362	3.89%
4	104.06	1.0%	1.01	$0.0007	$0.0028	$0.02880	$113.2664	$84.1382	$29.1281	3.89%
5	105.10	1.0%	1.01	$0.0008	$0.0035	$0.02993	$117.6777	$87.4151	$30.2626	3.89%
6	106.15	1.0%	1.01	$0.0008	$0.0043	$0.03109	$122.2609	$90.8196	$31.4412	3.89%
7	107.21	1.0%	1.01	$0.0008	$0.0051	$0.03230	$127.0225	$94.3568	$32.6657	3.89%
8	108.29	1.0%	1.01	$0.0009	$0.0060	$0.03356	$131.9696	$98.0316	$33.9380	3.89%
9	109.37	1.0%	1.01	$0.0009	$0.0069	$0.03487	$137.1094	$101.8496	$35.2597	3.89%
10	110.46	1.0%	1.01	$0.0009	$0.0078	$0.03623	$142.4493	$105.8163	$36.6330	3.89%
11	111.57	1.0%	1.01	$0.0010	$0.0087	$0.03764	$147.9972	$109.9375	$38.0597	3.89%
12	112.68	1.0%	1.01	$0.0010	$0.0097	$0.03910	$153.7612	$114.2192	$39.5420	3.89%
13	113.81	1.0%	1.01	$0.0010	$0.0107	$0.04063	$159.7497	$118.6676	$41.0820	3.89%
14	114.95	1.0%	1.01	$0.0011	$0.0118	$0.04221	$165.9714	$123.2893	$42.6820	3.89%
15	116.10	1.0%	1.01	$0.0011	$0.0129	$0.04385	$172.4354	$128.0910	$44.3443	3.89%
16	117.26	1.0%	1.01	$0.0012	$0.0141	$0.04556	$179.1512	$133.0797	$46.0714	3.89%
17	118.43	1.0%	1.01	$0.0012	$0.0153	$0.04733	$186.1285	$138.2627	$47.8657	3.89%
18	119.61	1.0%	1.01	$0.0012	$0.0165	$0.04918	$193.3775	$143.6476	$49.7299	3.89%
19	120.81	1.0%	1.01	$0.0013	$0.0178	$0.05109	$200.9089	$149.2422	$51.6667	3.89%
20	122.02	1.0%	1.01	$0.0013	$0.0192	$0.05308	$208.7337	$155.0547	$53.6790	3.89%
21	123.24	1.0%	1.01	$0.0014	$0.0206	$0.05515	$216.8631	$161.0935	$55.7696	3.89%
22	124.47	1.0%	1.01	$0.0015	$0.0220	$0.05730	$225.3092	$167.3676	$57.9416	3.89%

PS-27

Example 8: The Index level increases in a volatile manner.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	4
Daily Financing Factor	3
Daily Financing Rate	12.50%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-66.84%
Cumulative Index Return	24.87%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Financing Charge	Long Index Amount	Financing Level	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
			Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Financing Factor * Daily Financing Rate/365	Previous Indicative Note Value * Daily Leverage Factor * D	Previous Indicative Note Value * Daily Financing Factor + E + G	H – I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value
0	100.00				$0.0000		$100.00	$75.00	$25.00
1	110.00	10.0%	1.10	$0.0007	$0.0007	$0.02568	$110.0000	$75.0263	$34.9737	39.89%
2	112.20	2.0%	1.02	$0.0009	$0.0016	$0.03593	$142.6926	$104.9578	$37.7347	7.89%
3	108.83	-3.0%	0.97	$0.0010	$0.0025	$0.03877	$146.4107	$113.2439	$33.1668	-12.11%
4	97.95	-10.0%	0.90	$0.0009	$0.0034	$0.03408	$119.4005	$99.5353	$19.8651	-40.11%
5	93.05	-5.0%	0.95	$0.0005	$0.0039	$0.02041	$75.4875	$59.6163	$15.8712	-20.11%
6	81.89	-12.0%	0.88	$0.0004	$0.0043	$0.01631	$55.8666	$47.6303	$8.2363	-48.11%
7	78.61	-4.0%	0.96	$0.0002	$0.0046	$0.00846	$31.6274	$24.7176	$6.9098	-16.11%
8	74.68	-5.0%	0.95	$0.0002	$0.0047	$0.00710	$26.2573	$20.7367	$5.5206	-20.11%
9	60.49	-19.0%	0.81	$0.0001	$0.0049	$0.00567	$17.8867	$16.5675	$1.3191	-76.11%
10	71.38	18.0%	1.18	$0.0000	$0.0049	$0.00136	$6.2263	$3.9588	$2.2675	71.89%
11	74.95	5.0%	1.05	$0.0001	$0.0050	$0.00233	$9.5235	$6.8049	$2.7186	19.89%
12	69.70	-7.0%	0.93	$0.0001	$0.0050	$0.00279	$10.1132	$8.1587	$1.9545	-28.11%
13	58.55	-16.0%	0.84	$0.0001	$0.0051	$0.00201	$6.5672	$5.8657	$0.7016	-64.11%
14	53.87	-8.0%	0.92	$0.0000	$0.0051	$0.00072	$2.5818	$2.1055	$0.4763	-32.11%
15	56.02	4.0%	1.04	$0.0000	$0.0051	$0.00049	$1.9815	$1.4295	$0.5520	15.89%
16	70.03	25.0%	1.25	$0.0000	$0.0051	$0.00057	$2.7602	$1.6567	$1.1035	99.89%
17	78.43	12.0%	1.12	$0.0000	$0.0052	$0.00113	$4.9437	$3.3117	$1.6320	47.89%
18	86.27	10.0%	1.10	$0.0000	$0.0052	$0.00168	$7.1809	$4.8978	$2.2831	39.89%
19	96.62	12.0%	1.12	$0.0001	$0.0053	$0.00235	$10.2283	$6.8517	$3.3766	47.89%
20	100.49	4.0%	1.04	$0.0001	$0.0054	$0.00347	$14.0467	$10.1334	$3.9133	15.89%
21	109.53	9.0%	1.09	$0.0001	$0.0055	$0.00402	$17.0620	$11.7440	$5.3180	35.89%
22	124.87	14.0%	1.14	$0.0001	$0.0056	$0.00546	$24.2499	$15.9595	$8.2904	55.89%

PS-28

Table 1: Expected return on the notes over one year of Index performance, without giving effect to the Daily Investor Fee and the Daily Financing Charge, and assuming a constant daily leverage and volatility over time.

Table 1 illustrates the effect of two factors that affect the notes’ performance: Index volatility and Index return. Index volatility is a statistical measure of the magnitude of fluctuations in the returns of the Index and is calculated as the standard deviation of the natural logarithms of the Index Performance Factor (calculated daily), multiplied by the square root of the number of Index Business Days per year (assumed to be 252). Table 1 shows estimated note returns for a number of combinations of Index volatility and Index return over a one-year period. To isolate the impact of daily leveraged exposure, the table assumes no Daily Investor Fees and a Daily Financing Rate of 0% and that the volatility of the Index remains constant over time. If these assumptions were different, the notes’ performance would be different than that shown. If the effect of the Daily Investor Fee and the Daily Financing Rate were included, the notes’ performance would be different than shown.

Because the return on the notes is linked to a four times leveraged participation in the performance of the Index, compounded daily, the notes might be incorrectly expected to achieve a 40% return on a yearly basis if the Index return was 10%, absent the effects of compounding. However, as Table 1 shows, with an Index volatility of 40%, and given the assumptions listed above, the notes would return -43.94%. In Table 1, shaded areas represent those scenarios where the notes will outperform (i.e., return more than) the Index performance times 4.0 leverage; conversely, areas not shaded represent those scenarios where the notes will underperform (i.e., return less than) the Index performance times 4.0 leverage.

This table highlights the impact of leverage and compounding on the payment at maturity under different circumstances. Many other factors will affect the value of the notes, and these figures are provided for illustration only. This table should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the notes. Because the Closing Indicative Note Value takes into account the net effect of the Daily Investor Fee, which is a fixed percentage of the value of the notes, and the performance of the Index, the Closing Indicative Note Value is dependent on the path taken by the Index level to arrive at its ending level. The figures in this table have been rounded for convenience.

PS-29

		Index Volatility
One Year Index Performance	Four Times (4x) One Year Index Performance	0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-75%	-300%	-99.61%	-99.62%	-99.63%	-99.66%	-99.69%	-99.73%	-99.77%	-99.81%	-99.85%	-99.88%	-99.91%	-99.94%	-99.95%	-99.97%	-99.98%
-70%	-280%	-99.19%	-99.20%	-99.24%	-99.29%	-99.36%	-99.44%	-99.53%	-99.61%	-99.69%	-99.76%	-99.82%	-99.87%	-99.91%	-99.94%	-99.96%
-65%	-260%	-98.50%	-98.52%	-98.59%	-98.69%	-98.82%	-98.97%	-99.13%	-99.28%	-99.43%	-99.55%	-99.67%	-99.76%	-99.83%	-99.88%	-99.92%
-60%	-240%	-97.44%	-97.48%	-97.59%	-97.76%	-97.99%	-98.24%	-98.51%	-98.77%	-99.02%	-99.24%	-99.43%	-99.58%	-99.70%	-99.80%	-99.86%
-55%	-220%	-95.90%	-95.96%	-96.14%	-96.42%	-96.77%	-97.18%	-97.61%	-98.03%	-98.43%	-98.78%	-99.09%	-99.33%	-99.53%	-99.67%	-99.78%
-50%	-200%	-93.75%	-93.84%	-94.11%	-94.54%	-95.08%	-95.70%	-96.36%	-97.00%	-97.61%	-98.15%	-98.61%	-98.98%	-99.28%	-99.50%	-99.67%
-45%	-180%	-90.85%	-90.99%	-91.38%	-92.00%	-92.80%	-93.71%	-94.67%	-95.61%	-96.50%	-97.28%	-97.96%	-98.51%	-98.94%	-99.27%	-99.52%
-40%	-160%	-87.04%	-87.23%	-87.79%	-88.68%	-89.81%	-91.09%	-92.45%	-93.79%	-95.04%	-96.15%	-97.11%	-97.89%	-98.51%	-98.97%	-99.31%
-35%	-140%	-82.15%	-82.42%	-83.19%	-84.40%	-85.96%	-87.73%	-89.60%	-91.44%	-93.17%	-94.70%	-96.02%	-97.09%	-97.94%	-98.59%	-99.06%
-30%	-120%	-75.99%	-76.35%	-77.39%	-79.02%	-81.11%	-83.50%	-86.01%	-88.49%	-90.81%	-92.88%	-94.64%	-96.09%	-97.23%	-98.10%	-98.73%
-25%	-100%	-68.36%	-68.83%	-70.20%	-72.36%	-75.11%	-78.25%	-81.56%	-84.83%	-87.89%	-90.61%	-92.94%	-94.85%	-96.35%	-97.49%	-98.33%
-20%	-80%	-59.04%	-59.65%	-61.43%	-64.21%	-67.78%	-71.85%	-76.13%	-80.36%	-84.32%	-87.85%	-90.86%	-93.33%	-95.28%	-96.75%	-97.83%
-15%	-60%	-47.80%	-48.58%	-50.84%	-54.39%	-58.94%	-64.12%	-69.58%	-74.97%	-80.01%	-84.51%	-88.35%	-91.50%	-93.98%	-95.86%	-97.24%
-10%	-40%	-34.39%	-35.37%	-38.21%	-42.68%	-48.39%	-54.91%	-61.77%	-68.54%	-74.88%	-80.53%	-85.36%	-89.32%	-92.43%	-94.80%	-96.53%
-5%	-20%	-18.55%	-19.76%	-23.29%	-28.84%	-35.93%	-44.02%	-52.53%	-60.94%	-68.81%	-75.83%	-81.83%	-86.74%	-90.61%	-93.54%	-95.69%
0%	0%	0.00%	-1.49%	-5.82%	-12.63%	-21.34%	-31.27%	-41.73%	-52.05%	-61.71%	-70.33%	-77.69%	-83.72%	-88.47%	-92.07%	-94.71%
5%	20%	21.55%	19.74%	14.47%	6.20%	-4.38%	-16.46%	-29.17%	-41.72%	-53.46%	-63.93%	-72.88%	-80.21%	-85.98%	-90.37%	-93.57%
10%	40%	46.41%	44.23%	37.88%	27.92%	15.17%	0.63%	-14.68%	-29.80%	-43.94%	-56.56%	-67.33%	-76.16%	-83.12%	-88.40%	-92.26%
15%	60%	74.90%	72.30%	64.72%	52.81%	37.58%	20.21%	1.92%	-16.13%	-33.03%	-48.11%	-60.97%	-71.52%	-79.83%	-86.14%	-90.75%
20%	80%	107.36%	104.27%	95.28%	81.17%	63.12%	42.52%	20.84%	-0.57%	-20.60%	-38.47%	-53.73%	-66.23%	-76.09%	-83.56%	-89.04%
25%	100%	144.14%	140.51%	129.92%	113.31%	92.05%	67.80%	42.27%	17.07%	-6.52%	-27.56%	-45.52%	-60.24%	-71.84%	-80.65%	-87.09%
30%	120%	185.61%	181.36%	168.98%	149.54%	124.67%	96.30%	66.44%	36.95%	9.36%	-15.26%	-36.27%	-53.49%	-67.06%	-77.36%	-84.90%
35%	140%	232.15%	227.21%	212.81%	190.21%	161.28%	128.28%	93.56%	59.27%	27.18%	-1.45%	-25.89%	-45.91%	-61.69%	-73.67%	-82.44%
40%	160%	284.16%	278.44%	261.79%	235.65%	202.19%	164.03%	123.87%	84.21%	47.09%	13.98%	-14.28%	-37.44%	-55.70%	-69.55%	-79.69%
45%	180%	342.05%	335.47%	316.31%	286.23%	247.73%	203.82%	157.60%	111.97%	69.26%	31.16%	-1.37%	-28.02%	-49.02%	-64.96%	-76.63%
50%	200%	406.25%	398.71%	376.77%	342.32%	298.23%	247.94%	195.02%	142.75%	93.84%	50.21%	12.96%	-17.56%	-41.62%	-59.87%	-73.24%
55%	220%	477.20%	468.61%	443.59%	404.31%	354.04%	296.70%	236.36%	176.77%	121.01%	71.26%	28.79%	-6.01%	-33.43%	-54.25%	-69.49%
60%	240%	555.36%	545.60%	517.19%	472.60%	415.52%	350.42%	281.91%	214.25%	150.93%	94.45%	46.23%	6.72%	-24.42%	-48.06%	-65.35%
65%	260%	641.20%	630.17%	598.04%	547.60%	483.05%	409.42%	331.93%	255.41%	183.80%	119.92%	65.38%	20.70%	-14.52%	-41.25%	-60.82%
70%	280%	735.21%	722.78%	686.57%	629.74%	557.00%	474.03%	386.72%	300.49%	219.80%	147.82%	86.36%	36.00%	-3.68%	-33.80%	-55.85%
75%	300%	837.89%	823.93%	783.27%	719.45%	637.77%	544.60%	446.55%	349.72%	259.11%	178.28%	109.27%	52.72%	8.16%	-25.66%	-50.42%
		Numbers in red font highlight scenarios where the notes are expected to perform negatively. Shaded areas represent those scenarios where the notes will outperform (i.e., return more than) the Index performance times the Daily Leverage Factor; conversely, areas not shaded represent those scenarios where the notes will underperform (i.e., return less than) the Index performance times the Daily Leverage Factor. Please note that the table above is not a representation as to the notes' actual returns, which may be materially different than the scenarios shown above, as a result of a variety of factors, including the decay effects described above, as well as the Daily Financing Charge and the Daily Investor Fee.

PS-30

Illustrations of the “Decay” Effect on the Notes

The daily resetting of the notes’ leveraged exposure to the Index is expected to cause the notes to experience a “decay” effect, which worsens over time and increases with the volatility of the Index. The decay effect refers to the tendency of the notes to lose value over time, regardless of the performance of the Index. The decay effect occurs any time the Index moves in a direction on one day that is different from the direction it moved on the prior day. If the Index increases one day and decreases the next, the resetting of the leveraged exposure based on the higher value after the first day means that a greater amount of value is exposed to the decrease on the next day than if the leveraged exposure had not been reset; and if the Index decreases one day and increases the next, the resetting of the leveraged exposure based on the lower value after the first day means that a smaller amount is exposed to the increase on the next day. One consequence of this daily resetting of leverage is that, if the Index moves in one direction from Day 0 to Day 1 and then returns to its Day 0 level on Day 2, the Closing Indicative Note Value of the notes will be lower on Day 2 than it was on Day 0, even though the Closing Index Level is the same on Day 2 as it was on Day 0. As a result of this decay effect, it is extremely likely that the value of the notes will decline to near zero (absent reverse splits) by the Maturity Date, and likely significantly sooner. Accordingly, the notes are not suitable for intermediate- or long-term investment, as any intermediate-or long-term investment is very likely to sustain significant losses, even if the Index increases over the relevant time period. Although the decay effect is more likely to manifest itself the longer the notes are held, the decay effect can have a significant impact on the performance of the notes, even over a period as short as two days. The notes are not intended to be “buy and hold” investments. If you invest in the notes, you should continuously monitor your holding of the notes and make investment decisions at least on each Index Business Day, or even intraday.

The examples below are designed to illustrate the decay effect on the Closing Indicative Note Value of the notes over a short period of time. To isolate the decay effect, the examples below disregard the effects of the Daily Financing Charge and the Daily Investor Fee. If the Daily Financing Charge and the Daily Investor Fee were also taken into account, then the hypothetical Closing Indicative Note Values below would be even lower.

Each of the examples below illustrates hypothetical daily fluctuations in the Closing Index Level over a period of 10 Index Business Days. By showing changes over 10 Index Business Days, we are not suggesting that 10 Index Business Days is an appropriate period of time to hold the notes. Rather, we are showing changes over 10 Index Business Days to illustrate how the decay effect increases over a number of days, and to illustrate the risks of holding the notes for more than one Index Business Day. As described elsewhere in this pricing supplement, the notes are intended to be daily trading tools for sophisticated investors to manage daily trading risks.

In each of the examples below, the Closing Index Level is the same at the end of the hypothetical 10 Index Business Day period as it was at the beginning of the period. We are showing examples on this basis to illustrate how the decay effect has an impact on the Closing Indicative Note Value of the notes that is independent from the directional performance of the Index. If the Index were to move in an adverse direction (i.e., lower in the case of the notes) over the relevant time period, the Closing Indicative Note Values would be lower than in the examples illustrated below.

The examples below are based on a hypothetical Closing Index Level of 100 and a hypothetical Closing Indicative Note Value of $100 at the beginning of the hypothetical 10 Index Business Day period.

PS-31

Example 1. The Closing Index Level fluctuates by 1% per day.

In this example, the Index fluctuates by 1% per day (as a percentage of the initial level) over a 10 Index Business Day period.

Day	Index Level	% Change of Index Level from Day 0	Closing Indicative Note Value ($)	% Change of Closing Indicative Note Value from Day 0
0	100.00		100.00
1	101.00	1.0%	104.00	4.00%
2	100.00	0.0%	99.88	-0.12%
3	99.00	-1.0%	95.89	-4.11%
4	100.00	0.0%	99.76	-0.24%
5	101.00	1.0%	103.75	3.75%
6	100.00	0.0%	99.64	-0.36%
7	99.00	-1.0%	95.66	-4.34%
8	100.00	0.0%	99.52	-0.48%
9	101.00	1.0%	103.50	3.50%
10	100.00	0.0%	99.40	-0.60%

In this example, although the Closing Index Level fluctuated within a narrow range around the initial level and concluded the hypothetical 10 Index Business Day period at the same level at which it started, the Closing Indicative Note Value of the notes experienced a decay of -0.60% (before giving effect to the Daily Financing Charge and the Daily Investor Fee).

PS-32

Example 2. The Closing Index Level fluctuates by 5% per day.

In this example, the Index fluctuates by 5% per day (as a percentage of the initial level) over a 10 Index Business Day period.

Day	Index Level	% Change of Index Level from Day 0	Closing Indicative Note Value ($)	% Change of Closing Indicative Note Value from Day 0
0	100.00		100.00
1	105.00	5.0%	120.00	20.00%
2	100.00	0.0%	97.14	-2.86%
3	95.00	-5.0%	77.71	-22.29%
4	100.00	0.0%	94.08	-5.92%
5	105.00	5.0%	112.89	12.89%
6	100.00	0.0%	91.39	-8.61%
7	95.00	-5.0%	73.11	-26.89%
8	100.00	0.0%	88.50	-11.50%
9	105.00	5.0%	106.20	6.20%
10	100.00	0.0%	85.97	-14.03%

In this example, although the Closing Index Level fluctuated around the initial level and concluded the hypothetical 10 Index Business Day period at the same level at which it started, the Closing Indicative Note Value of the notes experienced a decay of -14.03% (before giving effect to the Daily Financing Charge and the Daily Investor Fee).

PS-33

Example 3. The Closing Index Level fluctuates by 12% per day.

In this example, the Index fluctuates by 12% per day (as a percentage of the initial level) over a 10 Index Business Day period.

Day	Index Level	% Change of Index Level from Day 0	Closing Indicative Note Value ($)	% Change of Closing Indicative Note Value from Day 0
0	100.00		100.00
1	112.00	12.0%	148.00	48.00%
2	100.00	0.0%	84.57	-15.43%
3	88.00	-12.0%	43.98	-56.02%
4	100.00	0.0%	67.96	-32.04%
5	112.00	12.0%	100.59	0.59%
6	100.00	0.0%	57.48	-42.52%
7	88.00	-12.0%	29.89	-70.11%
8	100.00	0.0%	46.19	-53.81%
9	112.00	12.0%	68.36	-31.64%
10	100.00	0.0%	39.07	-60.93%

In this example, although the Closing Index Level fluctuated around the initial level and concluded the hypothetical 10 Index Business Day period at the same level at which it started, the Closing Indicative Note Value of the notes experienced a decay of -60.93% (before giving effect to the Daily Financing Charge and the Daily Investor Fee).

In this example, the greater magnitude of the daily changes in the Closing Index Level as compared to both of the prior examples results in significantly greater decay, with a decay of -60.93%. The Closing Indicative Note Value experienced this significant decay even though the Closing Index Level concluded the hypothetical 10 Index Business Day period at the same level at which it started. As this example illustrates, the greater the daily fluctuations in the Closing Index Level (i.e., the greater the volatility), the greater the decay.

* * *

In each example, there is no change in the Closing Index Level from Day 0 to Day 10, in order to isolate the decay effect from other factors that affect the Closing Indicative Note Value. If the Index level decreases over the same time period, that adverse Index movement would have caused the Closing Indicative Note Value to be even lower. For example, on Day 7 of Example 3 above, the Index level was 12% lower than it was on Day 0, and the Closing Indicative Note Value was 70.11% lower on that day than it was on Day 0, for a loss that is greater than 4 times the decline of the Index from Day 0 to Day 7.

The above examples illustrate the following important points about the decay effect over any holding period of more than one day:

The decay effect worsens over time. In each of the examples above, the Closing Index Level returns to the original level of 100 on multiple days during the 10 Index Business Day period. Each time the level returns to 100, the Closing Indicative Note Value is lower than it was on any earlier date on which the Closing Index Level was 100. The same is true for each of the other Closing Index Levels shown in the examples above.

PS-34

Although the decay effect worsens over time, it can have a meaningful effect even over a period as short as two days. In Example 3 above, the Closing Index Level falls from 100 to 88 from Day 2 to Day 3 and then returns to 100 on Day 4. Although the Closing Index Level is the same on Day 4 as it was on Day 2, the Closing Indicative Note Value of the notes on Day 4 was lower, and in the case of Example 3, significantly lower, than it was on Day 2.

The decay effect worsens as volatility increases. Volatility refers to the average magnitude of daily fluctuations in the Closing Index Level over any period of time. The daily fluctuations in Example 2 are significantly larger than they are in Example 1, and the daily fluctuations in Example 3 are significantly larger than they are in Example 2. As a result, the decline in the Closing Indicative Note Value in Example 2 is significantly greater than it is in Example 1, and the decline in the Closing Indicative Note Value in Example 3 is significantly greater than it is in Example 2.

The daily compounding of returns will adversely affect the Closing Indicative Note Value of the notes any time the Closing Index Level moves in a different direction on one day than it did on the prior day. If the Closing Index Level increases from Day 0 to Day 1 and then decreases by the same amount from Day 1 to Day 2, or if the Closing Index Level decreases from Day 0 to Day 1 and then increases by the same amount from Day 1 to Day 2, the Closing Indicative Note Value on Day 2 will be lower than it was on Day 0, even though the Closing Index Level on Day 2 is the same as it was on Day 0.

The 4-to-1 leverage ratio does not hold for any period longer than one day. In Example 3 above, the 70.11% loss reflected in the Closing Indicative Note Value from Day 0 to Day 7 was approximately 5.84 times greater than the 12% decline in the Closing Index Level over the same period.

In fact, the Closing Indicative Note Value of the notes may decline significantly over any given time period even if the Closing Index Level from the beginning to the end of that time period increases. For example, in Example 3 above, the Closing Index Level has increased by 12% from Day 0 to Day 9, but the Closing Indicative Note Value was 31.64% lower on Day 9 than it was on Day 0.

PS-35

INTRADAY VALUE OF THE INDEX AND THE NOTES

Intraday Index Values

Each Index Business Day, the Index Sponsor publishes the intraday Index value during normal trading hours on Bloomberg under the ticker symbol “SPXT<Index>.”

The Index Sponsor is not affiliated with Bank of Montreal and does not approve, endorse, review or recommend the Index or the notes. The information used in the calculation of the intraday Index value will be derived from sources the Index Sponsor deems reliable, but the Index Sponsor and its affiliates do not guarantee the correctness or completeness of the intraday Index value or other information furnished in connection with the notes or the calculation of the Index. The Index Sponsor makes no warranty, express or implied, as to results to be obtained by Bank of Montreal, holders of the notes, or any other person or entity from the use of the intraday Index value or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday Index value or any data included therein. The Index Sponsor, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsor, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the intraday Index value or the notes, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsor shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the intraday Index value from whatever cause. The Index Sponsor is not responsible for the selection of or use of the Index or the notes, the accuracy and adequacy of the Index or information used by Bank of Montreal and the resultant output thereof.

The intraday calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the notes in the secondary market. The intraday Index level published every 15 seconds will be based on the intraday prices of the Index constituents.

Intraday Indicative Note Values

An Intraday Indicative Note Value, which is our approximation of the value of the notes, will be calculated and published by ICE Data or a successor to the Consolidated Tape and ICE Data Global Index Feed, and will be available on Bloomberg under the ticker symbol “XXXXIV” every 15 seconds during normal trading hours. The actual trading price of the notes may vary significantly from their Intraday Indicative Note Value. In connection with the notes, we use the term “indicative value” to refer to the value at a given time equal to (a) the Intraday Long Index Amount minus (b) the Financing Level; provided that if such calculation results in a value equal to or less than $0, then both the Intraday Indicative Note Value and the Closing Indicative Note Value will be $0. The Intraday Long Index Amount will equal the product of (a) the Closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor. The Intraday Index Performance Factor equals (a) the most recently published Index level divided by (b) the Closing Index Level on the preceding Index Business Day.

If the Intraday Indicative Note Value of the notes is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Note Value and the Closing Indicative Note Value of the notes on that day, and for the remainder of the term of the notes, will be $0 (a total loss of value).

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The Intraday Indicative Note Value is meant to approximate the value of the notes at a particular time. There are three elements of the formula: the Intraday Long Index Amount, the Financing Level and the Intraday Index Performance Factor (using, instead of the Closing Index Level for the date of determination, the intraday Index level at the time of determination), as described immediately above. Because the intraday Index level and the Intraday Long Index Amount are variable, the Intraday Indicative Note Value translates the change in the Index level from the previous Exchange Business Day, as measured at the time of measurement, into an approximation of the expected value of the notes. The Intraday Indicative Note Value uses an intraday Index level for its calculation; therefore, a variation in the intraday level of the Index from the previous Exchange Business Day’s Closing Index Level may cause a significant variation between the Closing Indicative Note Value and the Intraday Indicative Note Value on any date of determination. The Intraday Indicative Note Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 4. Consequently, the Intraday Indicative Note Value may vary significantly from the previous or next Exchange Business Day’s Closing Indicative Note Value or the price of the notes purchased intraday. See “Risk Factors—The notes are subject to intraday purchase risk” and “—The leverage of the notes is reset daily, and the effective leverage of the notes during any given day may be greater than or less than 4.0.” The Intraday Indicative Note Value may be useful as an approximation of what price an investor in the notes would receive if the notes were to be redeemed or if they matured, each at the time of measurement. The Intraday Indicative Note Value may be helpful to an investor in the notes when comparing it against the notes’ trading price on the NYSE and the most recently published level of the Index.

The Intraday Indicative Note Value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer to solicitation for the purpose, sale, or termination of your notes, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Sponsor will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the notes may be different from their indicative value. For additional information, please see “Risk Factors—The Intraday Indicative Note Value and the Closing Indicative Note Value are not the same as the closing price or any other trading price of the notes in the secondary market” in this pricing supplement.

The calculation of the Intraday Indicative Note Value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publication of the Intraday Indicative Note Value of the notes by ICE Data may occasionally be subject to delay or postponement. If the intraday Index value is delayed, then the Intraday Indicative Note Value of the notes will also be delayed. The actual trading price of the notes may be different from their Intraday Indicative Note Value. The Intraday Indicative Note Value of the notes published at least every 15 seconds from 9:30 a.m. to 6:00 p.m., New York City time, will be based on the intraday values of the Index, and may not be equal to the payment at maturity, call or redemption.

The indicative value calculations will have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

If you want to sell your notes but are unable to satisfy the Minimum Redemption Amount, you may attempt to sell your notes into the secondary market at any time, subject to the risks described under “Risk Factors—Risks Relating to Liquidity and the Secondary Market—There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market” and “—The value of the notes in the secondary market may be influenced by many unpredictable factors.” Also, the price you may receive for the notes in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

Neither the Index Sponsor nor any of its affiliates are affiliated with Bank of Montreal or BMOCM and do not approve, endorse, review or recommend Bank of Montreal, BMOCM or the notes.

The Intraday Indicative Note Values of the notes calculated by ICE Data are derived from sources deemed reliable, but ICE Data and its affiliates and suppliers do not guarantee the correctness or completeness of the notes, their values or other information furnished in connection with the notes. ICE Data and its affiliates make no warranty, express or implied, as to results to be obtained by BMOCM, Bank of Montreal, the holders of the notes, or any other person or entity from the use of the notes, or any date or values included therein or in connection therewith. ICE Data and its affiliates make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose with respect to the notes, or any data or values included therein or in connection therewith.

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THE INDEX

We have derived all information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by the Index Sponsor. We have not undertaken any independent review or due diligence of such information. The Index Sponsor has no obligation to continue to publish, and may discontinue the publication of, the Index. The description of the Index is summarized from its governing methodology, which is available on the website maintained by the Index Sponsor. Neither the methodology nor any other information included on any website maintained by the Index Sponsor is included or incorporated by reference into this pricing supplement.

The Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The Index is a total return index, in which dividends paid on the applicable securities are included in the level of the Index.

Computation of the Index

While S&P currently employs the following methodology to calculate the Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the payments on the notes.

Historically, the market value of any component stock of the Index was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, S&P began shifting the Index halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the Index to full float adjustment on September 16, 2005. S&P’s criteria for selecting stocks for the Index did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the Index.

Under float adjustment, the share counts used in calculating the Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the Index. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, S&P would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, S&P would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control.

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As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the Index. Constituents of the Index prior to July 31, 2017 with multiple share class lines were grandfathered in and continue to be included in the Index. If a constituent company of the Index reorganizes into a multiple share class line structure, that company will remain in the Index at the discretion of the S&P Index Committee in order to minimize turnover.

The Index is calculated using a base-weighted aggregate methodology. The calculation of the Index begins with the price return calculation of the S&P 500® Index (the "price return index"). The level of the price return index reflects the total market value of all 500 component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to use and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941-43 = 10. In practice, the daily calculation of the price return index is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the price return index, it serves as a link to the original base period level of the price return index. The index divisor keeps the price return index comparable over time and is the manipulation point for all adjustments to the Index, which is index maintenance.

Once the price return index has been calculated, the level of the Index (i.e., the total return calculation of the S&P 500® Index) is calculated. First, the total daily dividend for each stock in the Index is calculated by multiplying the per share dividend by the number of shares included in the Index. Then the Index dividend is calculated by aggregating the total daily dividends for each of the stocks in the Index (which may be zero for some stocks) and dividing by the divisor for that day. Next the daily total return of the Index is calculated as a fraction minus 1, the numerator of which is the sum of the Index level plus the Index dividend and the denominator of which is the Index level on the previous day. Finally, the level of the Index for that day is calculated as the product of the level of the Index on the previous day times the sum of 1 plus the daily total return of the Index for that day.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the Index, and do not require index divisor adjustments. When a company pays an ordinary cash dividend, the Index does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to the Index.

To prevent the level of the Index from changing due to corporate actions, corporate actions which affect the total market value of the Index require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the Index remains constant and does not reflect the corporate actions of individual companies in the Index. Index divisor adjustments are made after the close of trading and after the calculation of the closing level of the Index.

Changes in a company’s total shares outstanding of 5% or more due to public offerings are made as soon as reasonably possible. Other changes of 5% or more (for example, due to tender offers, Dutch auctions, voluntary exchange offers, company stock repurchases, private placements, acquisitions of private companies or non-index companies that do not trade on a major exchange, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are generally announced on Fridays for implementation after the close of trading the following Friday (one week later). If a 5% or more share change causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case-by-case basis.

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License Agreement

S&P®, S&P 500®, US 500 and The 500 are trademarks of Standard & Poor's Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). These trademarks have been licensed for use by S&P and sublicensed for certain purposes by the Issuer. The S&P 500® Index (the "Index") is a product of S&P and/or its affiliates and has been licensed for use by the Issuer. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Index to track general market performance. S&P Dow Jones Indices’ only relationship to the Issuer with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to the Issuer or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of the Issuer or holders of the notes into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by the Issuer, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Index. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE ISSUER, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE ISSUER, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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Historical Index Information

This section contains historical closing levels of the Index from January 1, 2014 to April 15, 2024.

HISTORICAL RESULTS ARE NOT INDICATIVE OF FUTURE RESULTS.

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SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

Supplemental Canadian Tax Considerations

For a summary of Canadian tax considerations relevant to an investment in the notes, please see the sections entitled “Canadian Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences—Certain Canadian Income Tax Considerations” in the accompanying prospectus supplement.

Having regard to the terms of the notes and tax counsel’s understanding of the Canada Revenue Agency’s administrative policy, amounts paid or credited or deemed to be paid or credited on a note as, on account of or in lieu of payment of, or in satisfaction of, interest should not be considered to be Participating Debt Interest and therefore should not be subject to withholding tax (but see “Risk Factors”).

U.S. Federal Income Tax Considerations

By purchasing the notes, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat each note as a pre-paid cash-settled derivative contract for U.S. federal income tax purposes. However, the U.S. federal income tax consequences of your investment in the notes are uncertain and the Internal Revenue Service could assert that the notes should be taxed in a manner that is different from that described in the preceding sentence. Please see the discussion (including the opinion of our special U.S. tax counsel, Ashurst LLP) in the product supplement under “Supplemental Tax Considerations—U.S. Federal Income Tax Considerations,” which applies to the notes, except that the following disclosure supplements the discussion in the product supplement.

Under Section 871(m) of the Code, withholding on “dividend equivalent” payments (as discussed in the product supplement), if any, generally will apply to instruments that are issued as of the date of this pricing supplement if such instruments are “delta-one” instruments. However, regulations issued under Section 871(m) provide that delta-one instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). In general, a qualified index is a diverse, passive, and widely used index that satisfies, as of the applicable determination date, the requirements prescribed by the Section 871(m) regulations. The determination as to whether an instrument references a qualified index is based on whether the index is a qualified index on the first business day of the calendar year in which the instrument is issued. If an index is a qualified index as of such day, then, subject to the discussion below, instruments that reference such qualified index and that are issued during the calendar year will be treated as referencing a qualified index during their term.

Based on applicable requirements of the regulations issued under Section 871(m), we intend to take the position that the Index should be treated as a qualified index for 2024. Accordingly, we believe that, subject to the discussion below, non-U.S. holders should not be subject to Section 871(m) withholding tax, or any other U.S. federal income tax, with respect to notes that reference the Index and that are issued during 2024. A note will not be treated as referencing a qualified index if, in connection with the note, a holder or a related party holds a related short position in one or more of the component securities in the qualified index (other than a short position in the entire index, or a “de minimis” short position with respect to index components that have a value of 5% or less of the value of the long positions in the qualified index). A holder may be required, including by custodians and other withholding agents, to make representations regarding the nature of any other positions entered into by the holder and related parties with respect to components of the Index. A holder that enters, or has entered, into other transactions in respect to components of the Index should consult its own tax advisor regarding the application of Section 871(m) to the notes and such other transactions.

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In addition, it is possible that the Index will not be a qualified index in a future year of determination. A note that is issued, or deemed issued for tax purposes, in such future year may be subject to the Section 871(m) withholding tax. A note could be deemed to be reissued for tax purposes if we or an affiliate acquire and then sell notes in the secondary market. Furthermore, it is possible that the notes could be deemed to be reissued for tax purposes each time the Index rebalances or is adjusted. Moreover, notes that are not subject to Section 871(m) withholding tax are expected to have the same CUSIP or ISIN number as notes that are subject to Section 871(m) withholding tax, and accordingly withholding agents may not be able to distinguish among notes that are subject to withholding and those that are not. As a result, if we issue (or are deemed to issue) notes in the future that are subject to Section 871(m), withholding agents may withhold on all notes, regardless of whether particular notes are not subject to Section 871(m) withholding tax.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The terms and conditions set forth in a Distribution Agreement between Bank of Montreal and the Agents party thereto, including BMOCM, govern the sale and purchase of the notes.

On the Initial Trade Date, we sold an aggregate of $4,000,000 principal amount of the notes through BMOCM and through one or more dealers purchasing as principal through BMOCM for $25 per note. We received proceeds equal to 100% of the offering price of those notes. After giving effect to the $12,500,000 in principal amount of the notes that we will issue on April 17, 2024, an aggregate of $87,500,000 in principal amount of the notes will be outstanding.

Additional notes may be offered and sold after the date of this document from time to time through BMOCM and one or more dealers at a price that is higher or lower than the stated principal amount, based on the Closing Indicative Note Value at that time. Sales of the notes after the Initial Trade Date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price that the notes are sold to the public, less any commissions paid to BMOCM or any other dealer. In addition, BMOCM may receive a portion of the Daily Investor Fee. We may not sell the full amount of notes offered by this pricing supplement, and may discontinue sales of the notes at any time.

We may deliver notes against payment therefor on a date that is greater than two business days following the date of sale of any notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in notes that are to be issued more than two business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

BMOCM and any other agent and dealer in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of the notes.

Broker-dealers may make a market in the notes, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (such term includes this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus) may be used by such dealers and our affiliates in connection with market-making transactions. In these transactions, dealers may resell a note covered by this prospectus that they acquire from us, BMOCM or other holders after the original offering and sale of the notes, or they may sell any notes covered by this prospectus in short sale transactions. This prospectus will be deemed to cover any short sales of notes by market participants who cover their short positions with notes borrowed or acquired from us or our affiliates in the manner described above.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with notes borrowed from us or one of our affiliates, may result in their being deemed participants in the distribution of the notes in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the “Securities Act”). A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the Securities Act.

BMOCM or another FINRA member will provide certain services relating to the distribution of the notes and may be paid a fee for its services equal to all, or a portion of, the Daily Investor Fee. BMOCM may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Daily Investor Fee paid to BMOCM or such other FINRA member will be paid on a periodic basis over the term of the notes. Although BMOCM will not receive any discounts in connection with such sales, BMOCM is expected to charge normal commissions for the purchase of any such notes.

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BMOCM will act as our agent in connection with any redemptions at the investor’s option, and the Redemption Fee Amount applicable to any such redemptions will be paid to us. Additionally, it is possible that BMOCM and its affiliates may profit from expected hedging activities related to this offering, even if the value of the notes declines.

The notes are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and no dealer may make offers of the notes to any such investor.

We may use this pricing supplement in the initial sale of the notes. In addition, BMOCM or another of our affiliates may use this pricing supplement in market-making transactions in the notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the notes. We will issue the notes initially in an amount having the aggregate offering price specified on the cover page of this pricing supplement. However, we may issue additional notes in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes. For more information, please refer to “Description of the Notes We May Offer—General” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer—General” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding notes of the class, plus the aggregate principal amount of any notes bearing the same CUSIP number that are issued pursuant to any future issuances of notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

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VALIDITY OF THE NOTES

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the notes has been duly authorized by all necessary corporate action of the Bank in conformity with the senior indenture, and when the notes have been duly completed in accordance with the senior indenture, the notes will have been validly executed, authenticated, issued and delivered, to the extent that validity of the notes is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the senior indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the senior indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the senior indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the senior indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to certain assumptions about (i) the trustee's authorization, execution and delivery of the senior indenture, (ii) the genuineness of signatures and (iii) certain other matters, all as stated in the letter of such counsel dated May 26, 2022, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated May 26, 2022.

In the opinion of Ashurst LLP, when the notes have been duly completed in accordance with the senior indenture, and the notes have been issued and sold as contemplated by the prospectus supplement and the prospectus, the notes will be valid, binding and enforceable obligations of the Bank, entitled to the benefits of the senior indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity, public policy considerations and the discretion of the court before which any suit or proceeding may be brought. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated May 26, 2022, which has been filed as Exhibit 5.4 to the Bank’s Form 6-K dated May 26, 2022.

PS-46

ANNEX A

NOTICE OF EARLY REDEMPTION

To: [   ].com

Subject: Notice of Early Redemption, CUSIP No.: 063679567

[BODY OF EMAIL]

Name of broker: [ ]

Name of beneficial holder: [ ]

Number of Notes to be redeemed: [ ]

Applicable Redemption Calculation Date: [ ], 20[ ]*

Broker Contact Name: [ ]

Broker Telephone #: [ ]

Broker DTC # (and any relevant sub-account): [ ]

The undersigned acknowledges that in addition to any other requirements specified in the pricing supplement relating to the notes being satisfied, the notes will not be redeemed unless (i) this notice of redemption is delivered to BMO Capital Markets Corp. (“BMO Capital Markets”) by 2:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Calculation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Calculation Date, facing BMO Capital Markets DTC 5257 and (iv) the undersigned instructs DTC to deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your notes” in the pricing supplement relating to the notes and the undersigned understands that it will be exposed to market risk during the Redemption Measurement Period.

*Subject to adjustment as described in the pricing supplement relating to the notes.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

BMO Capital Markets Corp.

BMO Capital Markets, as Calculation Agent

e-mail: [     ]

To Whom It May Concern:

The holder of $[ ] MAX S&P 500® 4X Leveraged ETNs due November 30, 2043, CUSIP No. 063679567 (the “notes”) hereby irrevocably elects to receive a cash payment on the Redemption Date* of [holder to specify] with respect to the number of notes indicated below, as of the date hereof, the redemption right as described in the pricing supplement relating to the notes (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Calculation Date with respect to the number of notes specified below at a price per note equal to the Redemption Amount, facing BMO Capital Markets DTC 5257 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the notes will not be redeemed unless (i) this confirmation is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Measurement Calculation, facing BMO Capital Markets DTC 5257; and (iii) the undersigned will deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of notes surrendered for redemption: ________

DTC # (and any relevant sub-account): ________

Contact Name: ________

Telephone: ________

Fax: ________

E-mail: ________

(At least 25,000 notes must be redeemed at one time (except as specified in the pricing supplement) to receive a cash payment on any Redemption Date.)

* Subject to adjustment as described in the pricing supplement relating to the notes.

B-1

Product Supplement ETN 4X dated December 4, 2023 to the Prospectus dated May 26, 2022 and the Series I Senior Medium-Term Notes Prospectus Supplement dated May 26, 2022

Exchange Traded Notes Linked to the Leveraged Positive Performance of an Index

This product supplement relates to exchange traded notes that Bank of Montreal may issue from time to time. The specific terms of each issuance will be described in a pricing supplement to this product supplement.

The return on the notes will be linked to a four times leveraged participation in the performance of an equity index (each, an “Index”), as described in the applicable pricing supplement. The notes are unsecured and unsubordinated obligations of Bank of Montreal. The notes do not guarantee any return of principal at maturity, call or upon early redemption, and do not pay interest. Instead, you will receive a cash payment in U.S. dollars at maturity, call or redemption based on the leveraged performance of the applicable Index, less a Daily Investor Fee (as described below), the Daily Financing Charge and, if upon early redemption, a Redemption Fee Amount. You may lose some or all of your principal.

An investment in the notes involves significant risks and is not appropriate for every investor. Investors should continuously monitor their holdings of the notes to ensure that they remain consistent with their investment strategies. Any payment on the notes is subject to the credit risk of Bank of Montreal.

The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. The returns on the notes are path dependent. The notes are designed to reflect a leveraged exposure to the performance of the Index on a daily basis.

The notes will be listed on a U.S. securities exchange, as described in the applicable pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The notes will not be subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”).

Investing in the notes involves risks, including those described in the “Risk Factors” section beginning on page PS-8 of this product supplement, and the “Risk Factors” sections beginning on page S-1 of the prospectus supplement and on page 8 of the prospectus.

The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.

BMO CAPITAL MARKETS

Page

Product Supplement

You should read this product supplement together with the prospectus supplement dated May 26, 2022 and the prospectus dated May 26, 2022. You should also read the specific pricing supplement relating to your notes, which may contain terms that are different from, or additional to, the terms described in this product supplement. If there is any inconsistency between the disclosures in this product supplement and the applicable pricing supplement, the terms set forth in the applicable pricing supplement will control.

We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement and prospectus, each dated May 26, 2022: https://www.sec.gov/Archives/edgar/data/927971/000119312522160519/d269549d424b5.htm

Our Central Index Key, or CIK, on the SEC website is 927971. As used in this product supplement, “we,” “us” or “our” refers to Bank of Montreal.

PS-2

SUMMARY

The following is a summary of terms of the notes, as well as a discussion of factors you should consider before purchasing the notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this product supplement, in the accompanying prospectus supplement and accompanying prospectus and in the applicable pricing supplement.

What are the notes?

The notes are senior unsecured medium-term notes issued by Bank of Montreal with a return linked to a four times leveraged participation in the performance of the applicable Index, compounded daily, less a Daily Investor Fee, the Daily Financing Charge and, if applicable, the Redemption Fee Amount. We refer to the securities included in the applicable Index as the “Index constituents” and the issuers of those securities as the “constituent issuers.”

The notes will not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment equal to the arithmetic mean of the Closing Indicative Note Values on each Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” This amount will not be less than $0.

The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. You may lose some or all of your investment at maturity or call, or upon early redemption. Because the Daily Investor Fee and the Daily Financing Charge will reduce your final payment, the level of the applicable Index will need to have increased over the period you hold the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in the principal amount represented by the applicable Daily Investor Fee and the Daily Financing Charge in order for you to receive an aggregate amount equal to at least the principal amount of your notes. Due to leverage and compounding, the notes are very sensitive to changes in the level of the Index and the path of such changes, and any decrease in the level of the Index will result in a larger decrease in the value of the notes. If the increase in the level of the applicable Index, measured as a component of the Closing Indicative Note Value during the Final Measurement Period, is insufficient to offset the cumulative negative effect of the Daily Investor Fee and the Daily Financing Charge, you will lose some or all of your investment at maturity or call, or upon early redemption. This loss may occur even if the Closing Index Level at any time during the Final Measurement Period is greater than the Closing Index Level on the Initial Trade Date. In addition, if the Closing Indicative Note Value or the Intraday Indicative Note Value of the notes is equal to or less than $0, then the notes will be permanently worth $0 and the Cash Settlement Amount will be $0 (a total loss of value).

The notes seek to approximate the returns that might be available to investors through a leveraged “long” investment in the Index (for example, through a leveraged position in the Index constituents). A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets. A leveraged long investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. A leveraged investor will incur a loss if the value of the assets does not increase sufficiently to cover the payment of the interest charges and will incur a loss at an accelerated rate if the value of the assets decrease.

In order to seek to replicate a leveraged “long” investment strategy in the Index, the terms of the notes provide that, on each Exchange Business Day, an amount equal to the Closing Indicative Note Value on the immediately preceding Exchange Business Day (“$x”) is leveraged through a notional loan of an amount equal to “$y”. Investors are thus considered to have notionally borrowed $y, which, together with the initial $x investment, represents a notional investment of $x + $y (represented by the Long Index Amount) in the Index on the Exchange Business Day. During the term of the notes, the leveraged portion of the notional investment, $y (represented by the Financing Level), accrues a Daily Financing Charge for the benefit of the Issuer, the cumulative effect of which is reflected, together with the applicable Daily Investor Fee, in the applicable Financing Level. The Daily Financing Charge seeks to represent the amount of interest, calculated by reference to the applicable Financing Rate, that leveraged investors might incur if they sought to borrow funds at a similar rate from a third party lender. A portion of the Financing Level also reflects the incremental cost attributable to the Daily Investor Fee. Upon maturity, call or redemption, the investment in the Index is notionally sold at the then current value of the Index, and the investor then notionally repays the Issuer an amount equal to the principal of the notional loan plus accrued interest and investor fees. The payment at maturity, call or redemption under the notes, therefore, generally represents the profit or loss that the investor would receive by applying a leveraged “long” investment strategy, after taking into account, and making assumptions for, the accrued financing charges that are commonly present in such leveraged “long” investment strategies, as well as applicable investor fees.

PS-3

The notes provide a daily long leveraged exposure to the performance of the Index. The return on the notes is four times leveraged, as specified in the applicable pricing supplement. Because the return is leveraged, if the Index level increases on any day the notes will increase by four times the daily return of the Index (before taking into account the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount). However, any decrease in the level of the Index will result in a significantly greater decrease in the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable (before taking into account any the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount), and you may receive less than your original investment in the notes at maturity, call or upon redemption, or if you sell your notes in the secondary market. Moreover, because the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount may substantially reduce the amount of your return at maturity, call or upon redemption, or if you sell your notes, the level of the Index must increase significantly in order for you to receive at least the principal amount of your notes. If the level of the Index decreases or does not increase sufficiently to offset the cumulative negative effect of the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount, you will receive less than the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes.

The returns on the notes are path dependent. The notes are designed to reflect a leveraged exposure to the performance of the Index on a daily basis; their returns over different periods of time can, and most likely will, differ significantly from the applicable leveraged performance of the Index over such other periods of time. The notes are very sensitive to changes in the level of the Index, and returns on the notes may be negatively affected in complex ways by the volatility of the Index on a daily or intraday basis. Accordingly, the notes should be purchased only by sophisticated investors who understand the risks of investing in the notes and of seeking daily compounding leveraged investment results linked to the Index. The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is flat or positive (before taking into account the negative effect of the Daily Investor Fee and the Daily Financing Charge, and the Redemption Fee Amount, if applicable). Investors should actively and continuously monitor their investments in the notes.

The Daily Investor Fee will accrue at the rate set forth in the applicable pricing supplement. Because the Daily Investor Fee is calculated as part of the Financing Level, through which it is subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the notes, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the notes and the amount of notes that are held and the duration of your holding period.

On the applicable Initial Trade Date, the Index Performance Factor will be 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Closing Index Level on such Exchange Business Day (or, if such day is not an Index Business Day, the Closing Index Level on the immediately preceding Index Business Day) divided by (b) the Closing Index Level on the immediately preceding Index Business Day, as determined by the Calculation Agent. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Index Performance Factor for the notes on each such Index Business Day using an appropriate closing level of the applicable Index for each such Index Business Day, taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to the notes on any Index Business Day or occurred or was continuing on the immediately preceding Index Business Day, the calculation of the Index Performance Factor will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to the notes is continuing.

PS-4

The “Closing Index Level” will be the closing level of the applicable Index on the applicable Index Business Day, determined as set forth in the applicable pricing supplement.

“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City.

“Exchange Business Day” means any day on which the primary exchange or market for trading of the applicable notes is scheduled to be open for trading.

“Index Business Day” means any day on which the applicable index sponsor (the “Index Sponsor”) publishes the Closing Index Level.

The scheduled Maturity Date for each of the notes will be set forth in the applicable pricing supplement. The Maturity Date of each of the notes is expected to be the fifth Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described in this document and under “Additional Terms of the Notes — Market Disruption Events.” The Maturity Date may be extended at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity, we will notify The Depository Trust Company (“DTC”) (the holder of the global note for the notes) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date, including the new calculation date determined by the Calculation Agent. We will provide that notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date.

Unlike ordinary debt securities, the notes will not guarantee any return of principal at maturity or call, or upon early redemption. The notes will not pay any interest.

For a further description of how your payment at maturity or call, or upon early redemption, will be calculated, see “Additional Terms of the Notes—Cash Settlement Amount at Maturity,” “—Call Right” and “—Early Redemption at the Option of the Holders.”

Path Dependence and Daily Leverage Reset. Because the leverage of the notes is generally only reset once each day, it is likely that due to intra-day changes in the level of the applicable Index, the leverage at any point during an Index Business Day will be higher or lower than the target leverage of 4.0.

The performance of the notes is path-dependent. This means that the value of the notes will depend not only upon the level of the Index at maturity, call or redemption, but also on the performance of the Index over each day that you hold your notes. In other words, the value of the notes will be affected by not only the increase or decrease in the level of the Index over a given time period but also the volatility of the level of the Index over such time period. For example, a sharp spike or sharp decline in the level of the Index at the end of a particular time period will not result in the same return as a gradual uptick or gradual decline in the Index over the same time period, even if the level of the Index at the end of the applicable time period is the same in each scenario. Accordingly, the return on the notes may not correlate with the return on the Index over periods longer than one day.

As a general matter, it is expected that the notes will have better returns if the Index trends from one level to another over multiple Index Business Days, rather than experiencing significant changes in opposite directions over multiple Index Business Days. Consequently, volatility of the Index level may have a significant negative effect on the value of the notes.

In addition, the performance of the notes is path dependent, insofar as their value at any time depends not only on the level of the Index at such time, but also on the Index’s level at any prior time. As a result, the value of your investment in the notes may diverge significantly from the value of a four times leveraged investment linked to the Index where the leverage is not reset on daily basis.

PS-5

Early Redemption

You may elect to require us to redeem your notes (subject to a minimum redemption amount that may be specified in the applicable pricing supplement) on any Business Day commencing on the first Redemption Date specified in the applicable pricing supplement, and ending on the final Redemption Date (which will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable). If you elect to have your notes redeemed and have done so under the redemption procedures described in “Additional Terms of the Notes—Early Redemption at the Option of the Holders — Redemption Procedures,” you will receive a cash payment on the Redemption Date equal to the Redemption Amount, as defined below. You must comply with the redemption procedures described below and in the applicable pricing supplement in order to redeem your notes. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your notes for redemption with those of other investors to reach the applicable minimum amount of notes; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the applicable notes at the time the reduction becomes effective.

Upon early redemption, you will receive per note a cash payment on the relevant Redemption Date equal to (a) the arithmetic mean of the Closing Indicative Note Values on each Index Business Day in the Redemption Measurement Period minus (b) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.” This amount will not be less than $0. You may lose some or all of your investment upon early redemption. Because the cumulative negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount reduce your final payment, the level of the applicable Index will need to have increased over the period you hold the notes by an amount, after giving effect to the daily leverage and its compounding effect, sufficient to offset the decrease in principal amount represented by the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount in order for you to receive an aggregate amount upon redemption equal to at least the principal amount. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of those changes. See “—Path Dependence and Daily Leverage Reset” above. If the increase in the level of the applicable Index, as measured on each Index Business Day in the Redemption Measurement Period, is insufficient to offset such a negative effect, you will lose some or all of your investment upon early redemption. It is possible that you will suffer significant losses in the notes upon redemption even if the long-term performance of the applicable Index is flat or positive (before taking into account the negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount).

Redemption Fee Amount: As of any Redemption Measurement Period, the Redemption Fee Amount will be the product of (a) a percentage that will be set forth in the applicable pricing supplement and (b) the arithmetic mean of the Closing Indicative Note Values on each Index Business Day in the Redemption Measurement Period. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your notes, you should not assume you will be entitled to the benefit of any such waiver.

For a detailed description of the redemption procedures applicable to an early redemption, see “Additional Terms of the Notes —Early Redemption at the Option of the Holders — Redemption Procedures.”

Call Right

On any Call Settlement Date (as defined above), we may at our option redeem all, but not less than all, of the outstanding notes of the relevant issuance. To exercise our Call Right, we must provide notice to the holders of the applicable notes not less than 14 calendar days prior to the Call Settlement Date specified by us. In the event we exercise this right, you will receive a cash payment equal to the arithmetic mean of the Closing Indicative Note Values on each Index Business Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.” If we issue a call notice on any calendar day, the “Call Calculation Date” will be the next Index Business Day after the call notice is issued.

Unless otherwise set forth in the applicable pricing supplement, the Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period.

PS-6

Call Measurement Period: Unless otherwise set forth in the applicable pricing supplement, the five Index Business Days from and including the Call Calculation Date, subject to adjustment as described under “Additional Terms of the Notes — Market Disruption Events.”

PS-7

RISK FACTORS

Your investment in the notes will involve certain risks. The notes are not secured debt and will not guarantee any return of principal at, or prior to, maturity, call or upon early redemption. As described in more detail below, the trading price of the notes may vary considerably before the maturity date. Investing in the notes is not equivalent to investing directly in the applicable Index constituents or any securities of the constituent issuers. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. In addition to the risk factors beginning on page S-1 of the prospectus supplement and page 8 of the prospectus, you should consider carefully the following discussion of risks, together with the risk factors set forth in the applicable pricing supplement, before you decide that an investment in the notes is suitable for you.

Risks Relating to the Terms of the Notes

The notes do not guarantee the return of your investment.

The notes may not return any of your investment. The amount payable at maturity, call or upon early redemption, will reflect a four times daily resetting leveraged participation in the performance of the applicable Index minus the Daily Investor Fee, the Daily Financing Charge and, in the case of an early redemption, the Redemption Fee Amount. These amounts will be determined as described in this product supplement and the applicable pricing supplement. Because these fees and charges will reduce the payments on the notes, the Closing Index Levels, measured as a component of the Closing Indicative Note Value during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, will need to have increased over the period you hold the applicable notes by an amount, after giving effect to the daily resetting leverage and the compounding effect thereof, sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable, in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your notes, that is equal to at least the principal amount of your notes. If the increase in the Closing Index Levels, as measured during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, is insufficient to offset the cumulative negative effect of the Daily Investor Fee, the Daily Financing Charge, and the Redemption Fee Amount, if applicable, you will lose some or all of your investment at maturity, call or upon early redemption. This loss may occur even if the Closing Index Levels during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, or when you elect to sell your notes, have increased since the Initial Trade Date.

The negative effect of the Daily Investor Fee, Daily Financing Charge and the Redemption Fee Amount, if applicable, are in addition to the losses that may be caused by the daily resetting leverage of the notes and volatility in the Index. See “—Leverage increases the sensitivity of your notes to changes in the level of the Index,” “—The notes are not suitable for investors with longer-term investment objectives” and “—The notes are not suitable for all investors. In particular, the notes should be purchased only by sophisticated investors who do not intend to hold the notes as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the risks of investing in the notes and of seeking daily resetting leveraged investment results linked to the Index” below.

If the Intraday Indicative Note Value for the notes is equal to or less than $0 at any time during an Exchange Business Day, or the Closing Indicative Note Value is equal to or less than $0, you will lose all of your investment in the notes.

If the Closing Indicative Note Value or the Intraday Indicative Note Value of the notes is equal to or less than $0, then the notes will be permanently worth $0 (a total loss of value) and you will lose all of your investment in the notes and the Cash Settlement Amount will be $0. We would be likely to call the notes in full under these circumstances, and you will not receive any payments on the notes.

PS-8

Even if the Closing Index Levels during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period are greater than the Initial Index Level, you may receive less than the principal amount of your notes due to the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable.

The amount of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable, will reduce the payment, if any, you will receive at maturity, call or upon early redemption, or if you sell your notes. If you elect to require us to redeem your notes prior to maturity, you will be charged the Redemption Fee Amount. If the Closing Index Levels, measured as a component of the Closing Indicative Note Value during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, have decreased or increased insufficiently to offset the cumulative negative effect of these fees and charges, you will receive less than the principal amount of your investment at maturity, call or upon early redemption of your notes.

Leverage increases the sensitivity of your notes to changes in the level of the Index.

Because your investment in the notes is four times leveraged, compounded daily, changes in the level of the applicable Index will have a greater impact on the payout on your notes than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the Index will result in a significantly greater decrease in your payment at maturity, call or upon redemption, and you will suffer losses on your investment in the notes substantially greater than you would if the terms of your notes did not contain leverage. Accordingly, as a result of this daily resetting leverage component and without taking into account the cumulative negative effect of the Daily Investor Fee and the Daily Financing Charge, if the level of the Index decreases over the period you hold the notes, the daily resetting leverage will magnify any losses at maturity, call or upon redemption.

The notes are subject to our credit risk.

The notes are subject to our credit risk, and our credit ratings and credit spreads may adversely affect the market value of the notes. The notes are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on our ability to pay all amounts due on the notes at maturity, call or upon early redemption or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the notes. However, because the return on the notes is dependent upon certain factors in addition to our ability to pay our obligations on the notes, an improvement in our credit ratings will not reduce the other investment risks related to the notes. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the notes.

The notes are not suitable for investors with longer-term investment objectives.

The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. The notes are designed to achieve their stated investment objective on each day, but their performance over different periods of time can differ significantly from their stated daily objective because the relationship between the level of the applicable Index and the Closing Indicative Note Value will begin to break down as the length of an investor’s holding period increases. The notes are not long-term substitutes for long positions in the Index constituents.

Investors should carefully consider whether the notes are appropriate for their investment portfolio. As discussed below, because the notes are meant to provide leveraged long exposure to changes in the Closing Index Level on each Index Business Day, their performance over months or years can differ significantly from the performance of the applicable Index during the same period of time. Therefore, it is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is positive (before taking into account the negative effect of the Daily Investor Fee and the Daily Financing Charge, and the Redemption Fee Amount, if applicable). It is possible for the level of the Index to increase over time while the market value of the notes declines over time. You should proceed with extreme caution in considering an investment in the notes.

PS-9

The notes seek to provide a four times leveraged long return based on the performance of the applicable Index (as adjusted for costs and fees) over a period of a single day. The notes do not attempt to, and should not be expected to, provide returns that reflect leverage on the return of the Index for periods longer than a single day.

The daily resetting leverage is expected to cause the notes to experience a “decay” effect, which will impair the performance of the notes if the applicable Index experiences volatility from day to day, and such performance will be dependent on the path of daily returns during the holder’s holding period. The “decay” effect refers to the tendency of the notes to lose value over time. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the notes even if the performance of the Index is flat (before taking into account the negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable). Although the decay effect is more likely to manifest itself the longer the notes are held, the decay effect can have a significant impact on the performance of the notes, even over a period as short as two days. The notes should be purchased only by sophisticated investors seeking a short-term investment who understand leverage risk, including the risks inherent in maintaining a constant four times daily resetting leverage as described in this document, and who understand the risks inherent in path dependence of investment returns. The notes are not be appropriate for investors who intend to hold positions in an attempt to generate returns over periods longer than one day. See “Hypothetical Examples.”

In addition, the daily resetting leverage feature will result in leverage relative to the Closing Indicative Note Value that may be greater or less than the stated leverage factor if the value of the notes has changed since the beginning of the day in which you purchase the notes.

You should continuously monitor your holdings of the notes to ensure that they remain consistent with your investment strategies.

The notes are designed to reflect a leveraged long exposure to the performance of the applicable Index on a daily basis. As such, the notes will be more volatile than a non-leveraged investment linked to the Index. You should continuously monitor your holdings of the notes, at least on each Index Business Day or even intraday, to ensure that they remain consistent with your investment strategies.

The notes are not suitable for all investors. In particular, the notes should be purchased only by sophisticated investors who do not intend to hold the notes as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the risks of investing in the notes and of seeking daily resetting leveraged investment results linked to the Index.

The notes require an understanding of path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio. The notes are risky and may not be suitable for investors who plan to hold them for periods greater than a single day. The notes are designed to achieve their stated investment objective on each day, but the performance of the notes over different periods of time can differ significantly from their stated daily objectives because the relationship between the level of the Index and the Closing Indicative Note Value will begin to break down as the length of an investor’s holding period increases. The notes are not long-term substitutes for long exposure to the Index. Accordingly, it is likely that the returns on the notes will not correlate with returns on the Index over periods longer than one day.

Investors should carefully consider whether the notes are appropriate for their investment portfolio. The notes entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant four times leverage on a daily basis, and the risks of seeking daily leveraged investment results generally. Investing in the notes is not equivalent to a direct investment in the Index constituents because the notes reset their theoretical leveraged exposure to the Index on each day (subject to the occurrence of a Market Disruption Event). Daily resetting of the leverage will impair the performance of the notes if the Index experiences volatility from day to day, and such performance is dependent on the path of daily returns during an investor’s holding period. If the notes experience a high amount of realized volatility, there is a significant chance of a complete loss of your investment even if the performance of the Index is flat or is positive. In addition, the notes are meant to provide leveraged exposure to changes in the Closing Index Level, which means their performance over months or years can differ significantly from the performance of the Index over the same period of time. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is positive (before taking into account the negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable).

PS-10

The amount you receive at maturity, call or redemption will be contingent upon the compounded leveraged daily performance of the Index during the term of the notes. There is no guarantee that you will receive at maturity, call or redemption your initial investment or any return on that investment. Significant adverse daily performances for the notes may not be offset by any beneficial daily performances of the same magnitude.

Due to the effect of compounding, if the Closing Indicative Note Value increases, any subsequent decrease of the Index level will result in a larger dollar reduction from the Closing Indicative Note Value than if the Closing Indicative Note Value remained constant.

If the Closing Indicative Note Value increases, the dollar amount that you can lose in any single Index Business Day from a decrease of the Index level will increase correspondingly. This is because the Index Performance Factor will be applied to a larger Indicative Note Value and, consequently, a larger Long Index Amount in calculating any subsequent Indicative Note Value. As such, the dollar amount that you can lose from any decrease will be greater than if the Closing Indicative Note Value were maintained at a constant level. This means that if the Closing Indicative Note Value increases, you could lose more than 4% of your initial investment for each 1% daily decrease of the Index level.

Due to the effect of compounding, if the Closing Indicative Note Value decreases, any subsequent increase of the Index level will result in a smaller dollar increase on the Closing Indicative Note Value Indicative Note Value than if the Closing Indicative Note Value remained constant.

If the Closing Indicative Note Value decreases, the dollar amount that you can gain in any single Index Business Day from an increase of the Index level will decrease correspondingly. This is because the Index Performance Factor will be applied to a smaller Indicative Note Value and, consequently, a smaller Long Index Amount in calculating any subsequent Indicative Note Value. As such, the dollar amount that you can gain from any increase of the Index level will be less than if the Closing Indicative Note Value were maintained at a constant level. This means that if the Closing Indicative Note Value decreases on an Exchange Business Day, the daily increase of the Index level on the following Exchange Business Day will have to exceed the prior decrease to restore the value of your investment (before taking into account the negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable). Further, if the Closing Indicative Note Value is less than your initial investment, each 1% daily increase in the Index level will result in an increase in the Closing Indicative Note Value that is less than 4% of your initial investment.

The leverage of the notes is reset daily, and the effective leverage of the notes during any given day may be greater than or less than 4.0.

The leverage of the notes is reset daily (subject to the occurrence of a Market Disruption Event). Resetting the Closing Indicative Note Value has the effect of resetting the then-current leverage to approximately 4.0. During any given day, the effective leverage of the notes will depend on intra-day changes in the level of the applicable Index and any change in the level of the Index on any day may cause the effective leverage to be greater than or less than 4.0. If the level of the Index on any day has increased from the Closing Index Level on the preceding day, the effective leverage of the notes will be less than 4.0 (e.g., 3.5, 2.0, 0.5); conversely, if the level of the Index on any Exchange Business Day has decreased from the Closing Index Level on the preceding day, the effective leverage of the notes will be greater than 4.0 (e.g., 4.5, 5.0, 5.5). Thus, the effective leverage of the notes at the time that you purchase them may be greater or less than the target leverage of 4.0, depending on the performance of the Index since the leverage was reset. See “—The notes are subject to intraday purchase risk” below.

PS-11

You should regularly monitor your holdings of the notes to ensure that they remain consistent with your investment strategies.

The notes are designed to reflect leveraged long exposure to the performance of the applicable Index on a daily basis. There is no guarantee that you will receive at maturity, call or redemption your initial investment or any return on that investment. You should regularly monitor your holdings of the applicable notes to ensure that they remain consistent with your investment strategies.

The notes are subject to our Call Right, which does not allow for participation in any future performance of the applicable Index. The exercise of our Call Right may adversely affect the value of, or your ability to sell, your notes. We may call the notes prior to the maturity date.

We will have the right to call the notes upon 14 calendar days’ prior written notice. You will only be entitled to receive a payment on the Call Settlement Date equal to the Call Settlement Amount. The Call Settlement Amount may be less than the stated principal amount of your notes. You will not be entitled to any further payments after the Call Settlement Date, even if the applicable Index level increases substantially after the Call Measurement Period. In addition, the issuance of a notice of our election to exercise our call right in whole or in part may adversely impact your ability to sell your notes, and/or the price at which you may be able to sell your notes prior to the Call Settlement Date. We have no obligation to ensure that investors will not lose all or a portion of their investment in the notes if we call the notes; consequently, a potential conflict between our interests and those of the noteholders exists with respect to our Call Right.

If we exercise our right to call the notes prior to maturity, your payment on the Call Settlement Date may be less than the Closing Indicative Note Value at the time we gave the notice of our election to call the notes.

As discussed above, we have the right to call the notes on or prior to the Maturity Date. The Call Settlement Amount will be payable on the Call Settlement Date and we will provide at least 14 calendar days’ notice prior to the Call Settlement Date of our election to exercise our call of the notes. The Call Settlement Amount per note will be based principally on the Closing Indicative Note Value on each Index Business Day during the Call Measurement Period. The Call Measurement Period will be a specified number of consecutive Index Business Days from, and including, the Call Calculation Date. The Call Calculation Date will be a date specified in our call notice, subject to postponement if that date is not an Index Business Day or in the event of a Market Disruption Event. It is possible that the market prices of the applicable Index constituents, and, as a result, the Closing Index Level and the Closing Indicative Note Value, may vary significantly between when we provide the notice of our intent to call the notes and the Call Measurement Period, including potentially as a result of our trading activities during this period, as described further under “We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.” As a result, you may receive a Call Settlement Amount that is significantly less than the Indicative Value at the time of the notice of our election to call the notes and may be less than your initial investment in the notes.

The notes do not pay any interest, and you will not have any ownership rights in the Index constituents.

The notes do not pay any interest, and you should not invest in the notes if you are seeking an interest-bearing investment. You will not have any ownership rights in the applicable Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except to the extent that dividend payments are reflected in the level of the applicable Index. The Cash Settlement Amount, the Call Settlement Amount, or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any shares of the Index constituents.

The Closing Index Levels used to calculate the payment at maturity, call or upon a redemption may be less than those levels on the Maturity Date, Call Settlement Date, Redemption Date or at other times during the term of the notes.

The Closing Index Level on the Maturity Date, Call Settlement Date, Redemption Date or at other times during the term of the notes, including dates near the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, could be greater than any of the Closing Index Levels during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable. This difference could be particularly large if there is a significant increase in the applicable Closing Index Level after the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, or if there is a significant decrease in the Closing Index Level around the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, or if there is significant volatility in the Closing Index Level during the term of the notes.

PS-12

There are restrictions on the minimum number of notes you may request that we redeem and the dates on which you may exercise your right to have us redeem your notes.

If you elect to require us to redeem your notes, you must request that we redeem at least the number of notes specified in the applicable pricing supplement on any Business Day commencing on the first applicable Redemption Date through and including the Final Redemption Date. If you own fewer than the applicable minimum required number of notes, you will not be able to elect to require us to redeem your notes. Your request that we redeem your notes is only valid if we receive your Redemption Notice by email no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed Redemption Confirmation by 5:00 p.m., New York City time, that same day. If we do not receive such notice and confirmation, your redemption request will not be effective and we will not redeem your notes on the corresponding Redemption Date.

The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the notes at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Because of the timing requirements of the Redemption Notice and the Redemption Confirmation, settlement of the redemption will be prolonged when compared to a sale and settlement in the secondary market. Because your request that we redeem your notes is irrevocable, this will subject you to loss if the level of the applicable Index decreases after we receive your request. Furthermore, our obligation to redeem the notes prior to maturity may be postponed upon the occurrence of a Market Disruption Event.

If you want to sell your notes but are unable to satisfy the minimum redemption requirements, you may attempt to sell your notes into the secondary market at any time, subject to the risks described below. A trading market for the notes may not develop. Also, the price you may receive for the notes in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

You will not know the Redemption Amount at the time you elect to request that we redeem your notes.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your notes. Your notice to us to redeem your notes is irrevocable and must be received by us no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same day. The Redemption Measurement Period will be a period of five consecutive Index Business Days from and including the applicable Redemption Calculation Date following the applicable Redemption Notice Date. You will not know the Redemption Amount until the last Index Business Day in the applicable Redemption Measurement Period, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the fifth Business Day following the last Index Business Day in the applicable Redemption Measurement Period. As a result, you will be exposed to market risk in the event the level of the Index fluctuates after we confirm the validity of your notice of election to exercise your right to have us redeem your notes, and prior to the relevant Redemption Date.

Market disruptions may adversely affect your return.

The Calculation Agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents the Calculation Agent from determining the Closing Indicative Note Values during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, and prevents the Calculation Agent from calculating the amount that we are required to pay you, if any. These events may include disruptions or suspensions of trading in the markets as a whole. If the Calculation Agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that the determination of the Closing Index Level will be postponed and your return will be adversely affected. Moreover, if the final Averaging Date (as defined under “Additional Terms of the Notes — Market Disruption Events”) is postponed to the last possible day and the Closing Index Level is not available on that day if such day is not an Index Business Day, the Calculation Agent or one of its affiliates will determine the Closing Index Level on such last possible day. See “Additional Terms of the Notes — Market Disruption Events” for more information. Because the Calculation Agent is our affiliate, its interests in making a determination of this kind may be adverse to the interests of holders of the notes.

PS-13

Significant aspects of the tax treatment of the notes are uncertain and certain aspects may make the notes less suitable for certain non-U.S. investors.

The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Moreover, certain investors that are not “United States persons” for U.S. income tax purposes may incur U.S. tax obligations as a result of an investment in the notes.

Please read carefully the section entitled “Supplemental Tax Considerations” in this product supplement. You should consult your tax advisor about your own tax situation.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Note Value and the Closing Indicative Note Value are not the same as the closing price or any other trading price of the notes in the secondary market.

The Intraday Indicative Note Value at any point in time of an Index Business Day will equal (a) the Intraday Long Index Amount minus (b) the Financing Level; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Note Value will be $0. Because the Intraday Indicative Note Value uses an intraday Index level for its calculation, a variation in the intraday level of the applicable Index from the previous Index Business Day’s Closing Index Level may cause a significant variation between the Closing Indicative Note Value and the Intraday Indicative Note Value on any date of determination. The Intraday Indicative Note Value also does not reflect intraday changes in the leverage; it is based on the applicable constant Daily Leverage Factor. As a result, the Intraday Indicative Note Value may vary significantly from the previous or next Index Business Day’s Closing Indicative Note Value or the price of the notes purchased intraday.

The trading price of the notes at any time is the price at which you may be able to sell your notes in the secondary market at such time, if one exists. The trading price of the notes at any time may vary significantly from the Intraday Indicative Note Value of the notes at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads, and any corresponding premium in the trading price may be reduced or eliminated at any time. Paying a premium purchase price over the Intraday Indicative Note Value of the notes could lead to significant losses in the event the investor sells such notes at a time when that premium is no longer present in the marketplace or the notes are called, in which case investors will receive a cash payment based on the Closing Indicative Note Value of the notes during the Call Measurement Period. See “— There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market” below. We may, without providing you notice or obtaining your consent, create and issue notes in addition to those offered by the applicable pricing supplement having the same terms and conditions as the notes. However, we are under no obligation to sell additional notes at any time, and we may suspend issuance of new notes at any time and for any reason without providing you notice or obtaining your consent. If we limit, restrict or stop sales of additional notes, or if we subsequently resume sales of such additional notes, the price and liquidity of the notes could be materially and adversely affected, including an increase or decline in the premium purchase price of the applicable notes over the Intraday Indicative Note Value of the notes. Before trading in the secondary market, you should compare the Intraday Indicative Note Value with the then-prevailing trading price of the notes.

PS-14

Publication of the Intraday Indicative Note Value may be delayed, particularly if the publication of the applicable intraday Index level is delayed. See “Intraday Value of the Index and the Notes—Intraday Indicative Note Values.”

There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market.

The notes are expected to be listed on the securities exchange specified in the applicable pricing supplement. No assurance can be given as to the continued listing of the notes for their term or of the liquidity or trading market for the notes. There can be no assurance that a secondary market for the notes will be maintained. We are not required to maintain any listing of the notes on any securities exchange.

If the notes are delisted, they will no longer trade on a national securities exchange. Trading in delisted notes, if any, would be on an over-the-counter basis. If the notes are removed from their primary source of liquidity, it is possible that holders may not be able to trade their notes at all. We cannot predict with certainty what effect, if any, a delisting would have on the trading price of the applicable notes; however, the notes may trade at a significant discount to their indicative value. If a holder had paid a premium over the Intraday Indicative Note Value of the notes and wanted to sell the notes at a time when that premium has declined or is no longer present, the investor may suffer significant losses and may be unable to sell the notes in the secondary market.

The notes could be delisted by the applicable securities exchange if they cease to meet the listing requirements of that exchange, for example, in the event that there is a material change in the applicable Index that causes the Index to no longer meet the exchange’s listing requirements. See “Additional Terms of the Notes—Discontinuation of or Adjustments to the Index; Alteration of Method of Calculation.”

Although the title of the notes includes the words “exchange-traded notes,” we are not obligated to maintain the listing of any of the notes on any securities exchange. We may elect to discontinue the listing of your notes at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of those notes. If your notes ceased to be listed on an exchange, the words “exchange-traded notes” will continue to be included in their title in any event.

The applicable securities exchange may halt trading in the notes or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact your ability to sell the notes.

Trading in your notes may be halted due to market conditions or, in light of the exchange’s rules and procedures, for reasons that, in the view of that exchange, make trading in the notes inadvisable. General exchange trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules based on a specified decline in a market index (e.g., the S&P 500® Index). In addition, the notes may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of the notes within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at the then prevailing Intraday Indicative Note Value or at all. If the value of the notes declines precipitously during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your notes for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on the applicable exchange. In that circumstance, by the time you are finally able to sell your notes, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Additionally, the ability to short sell notes may be restricted when there is a 10% or greater change from the previous day’s official closing price. The applicable exchange’s rules relating to these matters are subject to change from time to time.

PS-15

The liquidity of the market for the notes may vary materially over time, and may be limited if you do not hold the minimum number of notes required for an optional redemption.

Certain affiliates of BMOCM may engage in limited purchase and resale transactions in the notes, and we or BMOCM may purchase notes from holders in amounts and at prices that may be agreed from time to time, although none of us are not required to do so. Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the notes or due to our or our affiliates’ purchases of notes in the secondary market. Accordingly, the liquidity of the market for the notes could vary materially over the period you hold the notes. There may not be sufficient liquidity to enable you to sell your notes readily and you may suffer substantial losses and/or sell your notes at prices substantially less than their Intraday Indicative Note Value or Indicative Note Value, including being unable to sell them at all or only for a minimal price in the secondary market. You may elect to require us to redeem your notes, but such redemption is subject to the restrictive conditions and procedures described in this product supplement, including the condition that you must request that we redeem the minimum number of notes specified in the applicable pricing supplement on any Redemption Date.

The value of the notes in the secondary market may be influenced by many unpredictable factors.

The market value of your notes may fluctuate between the date you purchase them and the relevant date of determination. You may also sustain a significant loss if you sell your notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the notes. We expect that, generally, the level of the applicable Index on any day will affect the value of the notes more than any other single factor. The value of the notes may be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility in the applicable Index and the prices of the applicable Index constituents;
•	the time to maturity of the notes;
•	the market price and expected dividends or distributions on the applicable Index constituents;
•	interest and yield rates in the market generally;
•	supply and demand for the applicable notes, including, but not limited to, inventory positions with BMOCM or any market maker or other person or entity who is trading the notes (supply and demand for the notes will be affected by the total issuance of notes, and we are under no obligation to issue additional notes to increase the supply);
•	the amount of the Daily Investor Fee and the Daily Financing Charge on the relevant date of determination;
•	the applicable Index constituents and changes to those Index constituents over time;
•	whether the applicable notes have been delisted from the applicable securities exchange;
•	economic, financial, political, regulatory, judicial, military and other events that affect the applicable Index constituents or that affect markets generally and which may affect the Closing Index Level; and
•	our actual or perceived creditworthiness.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. If you sell the notes, you may receive significantly less than the amount that you paid for them.

The notes are subject to intraday purchase risk.

The notes may be purchased in the secondary market at prices other than the Closing Indicative Note Value, which will have an effect on the effective leverage amount of the notes. Because the leverage exposure is fixed after the close of each Exchange Business Day (subject to the occurrence of a Market Disruption Event) and does not change intraday as the level of the applicable Index increases or decreases, the effective leverage amount of the notes decreases when the level of the applicable Index increases and the effective leverage amount of the notes increases when the level of the applicable Index decreases.

PS-16

Risks Relating to Conflicts of Interest and Hedging

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, the applicable Index or any of the applicable Index constituents.

You should not take our offering of the notes as an expression of our views about how the applicable Index or any of the Index constituents will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the applicable Index or any of the Index constituents, including through an investment in the notes. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the applicable Index or one or more of the Index constituents that conflict with an investment in the notes. See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Except to the extent specified in the applicable pricing supplement, we will not be affiliated with any constituent issuer or the Index Sponsor. However, we or our affiliates may currently or from time to time in the future engage in business with a constituent issuer or the Index Sponsor. Nevertheless, neither we nor any of our affiliates independently verified the accuracy or the completeness of any information about the applicable Index Sponsor or any of the constituent issuers disclosed by the Index Sponsor or the constituent issuers.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of each of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from the applicable Index or one or more Index constituents. We may also adjust our hedge by, among other things, purchasing or selling instruments the value of which is derived from the applicable Index or one or more Index constituents at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing at any time and from time to time. We cannot give you any assurances that our hedging will not negatively affect the level of the applicable Index or the performance of the applicable notes. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

These hedging activities may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which BMOCM is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the applicable notes declines.

Bank of Montreal or its affiliates may also engage in trading in the applicable Index constituents and other investments relating to those constituents, the constituent issuers or the applicable Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could negatively affect the market price of the applicable Index constituents and the applicable Index level and, therefore negatively affect the market value of the applicable notes. Bank of Montreal or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any constituent issuers, the Index constituents or the applicable Index. By introducing competing products into the market place in this manner, Bank of Montreal or its affiliates could adversely affect the market value of the applicable notes.

PS-17

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

We or our affiliates may currently or from time to time engage in business with the applicable constituent issuers, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about those constituent issuers, and we will not disclose any such information to you. Any prospective purchaser of notes should undertake an independent investigation of each constituent issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of other securities or financial instruments with returns linked or related to changes in the applicable Index level or the applicable Index constituents. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the applicable notes. By introducing competing products into the market place in this manner, we or one or more of our affiliates could adversely affect the value of the applicable notes.

BMOCM and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the applicable notes, and may do so in the future. Any such research, opinions or recommendations could affect the level of the applicable Index and of each of the Index constituents, and therefore the market value of the notes.

BMOCM and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the applicable notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding those notes. BMOCM and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the applicable notes. Any research, opinions or recommendations expressed by BMOCM or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the applicable notes, the applicable Index, the constituent issuers and the Index constituents.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to BMOCM’s role as Calculation Agent.

BMOCM, one of our affiliates, will act as the Calculation Agent. The Calculation Agent will make all determinations relating to each of the notes, including the Closing Index Level, the Index Performance Factor, the Closing Indicative Note Value, the Daily Investor Fee, the Long Index Amount, the Financing Level, the Daily Financing Charge, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, and the Redemption Amount, if any, that we will pay you upon early redemption, if applicable. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the applicable Index has been discontinued and whether there has been a material change in that Index. As described in more detail below, the calculation agent may also make determinations that result in a replacement of the Index for the notes. See "Additional Terms of the Notes—Discontinuance or Modification of an Index; Additional Replacement Events." In performing these duties, BMOCM may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where BMOCM, as the Calculation Agent, is entitled to exercise discretion.

PS-18

HYPOTHETICAL EXAMPLES

The applicable pricing supplement will set forth examples and tables that illustrate the amounts payable on the notes at maturity in hypothetical circumstances. They are intended to highlight how the return on the notes is affected by the daily performance of the Index, fees and path dependency.

Many factors will affect the value of the notes, and the figures in the applicable pricing supplement will be provided for illustration only. These hypothetical examples and tables should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the notes. Because the Closing Indicative Note Value will take into account the net effect of the Daily Investor Fee and the performance of the applicable Index, the Closing Indicative Note Value is dependent on the path taken by the Index level to arrive at its ending level.

PS-19

ADDITIONAL TERMS OF THE NOTES

In this section, references to “holders” mean those who own the applicable notes registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the notes registered in street name or in the notes issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the notes should read the section entitled “Description of Debt Securities We May Offer — Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Each of the notes will be part of a series of debt securities entitled “Senior Medium-Term Notes, Series I” that we may issue from time to time under the indenture more particularly described in the accompanying prospectus supplement. This product supplement summarizes specific financial and other terms that apply to the notes. Terms that apply generally to all Senior Medium-Term Notes, Series I are described in “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described in this document supplement those described in the accompanying prospectus supplement and prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The applicable pricing supplement for your notes may also contain additional or different terms of the applicable notes.

We or our affiliates may, at any time and from time to time, purchase outstanding notes in the open market, by private agreement or in other transactions.

Cash Settlement Amount at Maturity

The “Maturity Date” will be specified in the applicable pricing supplement. Unless otherwise set forth in the applicable pricing supplement, the Maturity Date will be the fifth scheduled Business Day following the last Index Business Day in the Final Measurement Period, unless that day is not a Business Day, in which case the Maturity Date will be the following Business Day, subject to adjustment as described below under “— Market Disruption Events.” The Maturity Date of any of the notes may be extended at our option for up to two additional five-year periods. We may only extend a scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity, we will notify DTC and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date, including the new Calculation Date determined by the Calculation Agent. We will provide that notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date.

For each note, unless earlier called or redeemed, you will receive at maturity a cash payment equal to the arithmetic mean of the Closing Indicative Note Values on each Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” This amount will not be less than $0.

On the Initial Trade Date, the Closing Indicative Note Value of the applicable notes will equal the principal amount. The principal amount will be $25, unless specified otherwise in the applicable pricing supplement. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Closing Indicative Note Value will equal (a) the Long Index Amount on such Exchange Business Day minus (b) the Financing Level on such Exchange Business Day; provided that if such calculation results in a value equal to or less than $0, the Closing Indicative Note Value will be $0. If the Closing Indicative Note Value is $0 on any Exchange Business Day or the Intraday Indicative Note Value at any time during an Exchange Business Day is equal to or less than $0, then the Closing Indicative Note Value on all future Exchange Business Days for those notes will be $0 and the Cash Settlement Amount will be $0.

On the Initial Trade Date, the Long Index Amount of the applicable notes will equal the Daily Leverage Factor times the principal amount, which equals $100. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Long Index Amount will equal the product of (a) the Closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Index Performance Factor on that Exchange Business Day.

PS-20

On the Initial Trade Date, the Financing Level will equal the Long Index Amount minus the principal amount on the Initial Trade Date, which equals $75. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Financing Level will equal (a) the Closing Indicative Note Value on the immediately preceding Exchange Business Day times the Daily Financing Factor plus (b) the Daily Financing Charge on such Exchange Business Day plus (c) the Daily Investor Fee on such Exchange Business Day.

The Daily Leverage Factor is 4. The Daily Financing Factor is 3.

On the Initial Trade Date, the Index Performance Factor of the applicable notes will be 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Closing Index Level on such Exchange Business Day (or, if such day is not an Index Business Day, the Closing Index Level on the immediately preceding Index Business Day) divided by (b) the Closing Index Level on the immediately preceding Index Business Day, as determined by the Calculation Agent. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Index Performance Factor for the notes on each such Index Business Day using an appropriate closing level of the applicable Index for each such Index Business Day, taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to the notes on any Index Business Day or occurred or was continuing on the immediately preceding Index Business Day, the calculation of the Index Performance Factor will be modified so that the leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to the notes is continuing.

Accordingly, if a Market Disruption Event with respect to the notes occurs or is continuing on any Index Business Day (for purposes of this paragraph, the “date of determination”) or if a Market Disruption Event with respect to the notes occurred or was continuing on the Index Business Day immediately preceding the date of determination, then the Index Performance Factor for the notes on the date of determination will equal one plus the quotient of (a) the difference of (i) the closing level of the applicable Index on the date of determination, minus (ii) the closing level of the Index on the Index Business Day immediately preceding the date of determination, divided by (b) the difference of (i) the product of the Daily Leverage Factor and the closing level of the Index on the Index Business Day immediately preceding the date of determination, minus (ii) the product of the Daily Financing Factor and the closing level of the Index on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.

On the Initial Trade Date, the Daily Financing Charge will be $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Financing Charge will equal the product of (a) the Closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Financing Factor times (c) the Daily Financing Rate divided by (d) 365 times (e) the Financing Period (as defined below). Because the Daily Financing Charge is calculated and added to the Financing Level on a daily basis, the net effect of the Daily Financing Charge accrues over time.

The "Financing Period" is equal to the number of calendar days from (and excluding) the "settlement date" for the immediately preceding Exchange Business Day to (and including) the settlement date for the current Exchange Business Day. The "settlement date" refers to the business day on which a sale of an equity security agreed on the applicable Exchange Business Day is typically required to settle under Rule 15c6-1(a) under the Exchange Act. This business day is currently the second business day after the date of an agreement to buy or sell a security, but is expected to be the first business day after such date, effective May 28, 2024. For example, currently, the settlement date for an Exchange Business Day occurring on a Wednesday is currently the following Friday, and the settlement date for an Exchange Business Day occurring on a Thursday is currently the following Monday. Accordingly, on a typical Thursday prior to May 28, 2024, the Financing Period would be three, since there are three calendar days from (and excluding) Friday to (and including) Monday; that is, Saturday, Sunday and Monday. The Calculation Agent may adjust a settlement date if it deems reasonably appropriate to reflect any disruptions or extraordinary events that impact the securities settlement or other systems in the applicable markets.

PS-21

Unless otherwise specified in the applicable pricing supplement, the Daily Financing Rate will equal (a) the most recent bank prime loan rate published by the Board of Governors of the Federal Reserve System (the “Federal Reserve Bank Prime Loan Rate”); plus (b) the Financing Spread. The Federal Reserve Bank Prime Loan Rate is based on the prime rates posted by large insured U.S.-chartered commercial banks. The Federal Reserve Bank Prime Loan Rate will be the rate set forth on Bloomberg page “FCPR Index,” or any other successor applicable source reasonably determined by the Calculation Agent. Increases in the Federal Reserve Bank Prime Loan Rate will increase the Daily Financing Rate, and, all other things remaining equal, will reduce the return on the notes. If the Calculation Agent determines that this rate is no longer published or available, the Calculation Agent may substitute a successor rate, with any applicable adjustments, as it reasonably determines to be appropriate under the circumstances.

On the Initial Trade Date, the Daily Investor Fee of the applicable notes will be $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Investor Fee will equal the product of (a) the Closing Indicative Note Value at the close of the immediately preceding Exchange Business Day times (b) the Fee Rate divided by (c) 365 times (d) the Financing Period. Because the Daily Investor Fee is calculated as part of the Financing Level through which it is subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the notes, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the notes and the amount of notes that are held.

The “Intraday Indicative Note Value” of the notes at any time during an Exchange Business Day will equal (a) the Intraday Long Index Amount minus (b) the Financing Level; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Note Value will be $0. If the Intraday Indicative Note Value is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Note Value and the Closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0.

The “Intraday Long Index Amount” will equal the product of (a) the Closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor.

The “Intraday Index Performance Factor” will equal (a) the most recently published level of the applicable Index divided by (b) the Closing Index Level on the immediately preceding Index Business Day.

The applicable Fee Rate will be specified in the applicable pricing supplement.

You may lose some or all of your investment at maturity or call, or upon early redemption. Because the Daily Investor Fee and the Daily Financing Charge reduce your final payment, the level of the applicable Index will need to have increased sufficiently over the period you hold the notes in an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in principal amount represented by the Daily Investor Fee and the Daily Financing Charge in order for you to receive an aggregate amount equal to at least the principal amount. Due to leverage, the notes are very sensitive to changes in the level of the applicable Index and the path of such changes, and any decrease in the level of the Index will result in a larger decrease in the value of the notes. If the increase in the level of the applicable Index, measured as a component of the Closing Indicative Note Value during the Final Measurement Period, is insufficient to offset the cumulative negative effect of the Daily Investor Fee and the Daily Financing Charge, you will lose some or all of your investment at maturity or call, or upon early redemption. This loss may occur even if the Closing Index Level at any time during the Final Measurement Period is greater than the Closing Index Level on the Initial Trade Date. It is possible that you will suffer significant losses in the notes even if the long-term performance of the applicable Index is flat or positive (before taking into account the negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount, if applicable). In addition, if the Closing Indicative Note Value or the Intraday Indicative Note Value of the notes is equal to or less than $0, then the notes will be permanently worth $0 and the Cash Settlement Amount will be $0 (a total loss of value).

The “Initial Index Level” will be specified in the applicable pricing supplement, and will be the Closing Index Level for the applicable Index on the applicable Initial Trade Date.

PS-22

Unless otherwise set forth in the applicable pricing supplement, the “Final Measurement Period” means the five Index Business Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Events.”

The “Index Calculation Agent” means the entity that calculates and publishes the level of the applicable Index, as specified in the applicable pricing supplement.

The “Calculation Date” will be specified in the applicable pricing supplement. If that day is not an Index Business Day, the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the applicable Index Sponsor publishes the Closing Index Level.

Unless otherwise set forth in the applicable pricing supplement, “Primary Exchange” means, with respect to each Index constituent or each component underlying a successor index, the primary exchange or market of trading such Index constituent or such component underlying a successor index.

Unless otherwise set forth in the applicable pricing supplement, “Related Exchange” means, with respect to each Index constituent or each component underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such component underlying a successor index.

“Exchange Business Day” means any day on which the primary exchange or market for trading of the applicable notes is scheduled to be open for trading.

“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below, you may submit a request on any Business Day to require us to redeem your notes (subject to a minimum redemption amount set forth in the applicable pricing supplement). In order to redeem your notes, you must comply with the redemption procedures described under “—Redemption Procedures” below, and subject to the postponements and adjustments described under “—Market Disruption Events,” you will receive the Redemption Amount on the applicable Redemption Date.

For any applicable redemption request, the “Redemption Notice Date” will be the date that the applicable Redemption Notice and Redemption Confirmation (each as defined below) are delivered. If such Redemption Notice or Redemption Confirmation is delivered on a day that is not an Index Business Day, then the Redemption Notice Date will be the next Index Business Day.

To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your notes for redemption with those of other investors to reach the minimum required amount of notes; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce the applicable minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of the applicable notes at the time the reduction becomes effective.

The Redemption Amount will equal (a) the arithmetic mean of the Closing Indicative Note Values on each Index Business Day in the Redemption Measurement Period minus (b) the Redemption Fee Amount (as defined below). The Redemption Amount will not be less than $0. Unless otherwise set forth in the applicable pricing supplement, the “Redemption Measurement Period” means the five Index Business Days from and including the Redemption Calculation Date, subject to adjustments as described under “— Market Disruption Events.” The “Redemption Calculation Date” will be the first Index Business Day immediately following the applicable Redemption Notice Date. The “Redemption Fee Amount” will be a percentage of the Closing Indicative Note Value set forth in the applicable pricing supplement. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your notes, you should not assume you will be entitled to the benefit of any such waiver.

PS-23

We will inform you of such Redemption Amount on the first Business Day following the last Index Business Day in the Redemption Measurement Period.

The notes will be redeemed and the holders will receive the Redemption Amount on the fifth Business Day following the last Index Business Day in the Redemption Measurement Period (the “Redemption Date”). The first Redemption Date will be set forth in the applicable pricing supplement, and the final Redemption Date will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable.

You may lose some or all of your investment upon early redemption. Because the cumulative negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount reduce your final payment, the level of the applicable Index will need to have increased over the term of the applicable notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in principal amount represented by the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount in order for you to receive an aggregate amount upon redemption equal to at least the principal amount of your notes. Due to the leverage, the notes are very sensitive to changes in the level of the applicable Index and the path of such changes. If the increase in the level of the applicable Index, as measured on each Index Business Day in the Redemption Measurement Period, is insufficient to offset such a cumulative negative effect, you will lose some or all of your investment upon early redemption. It is possible that you will suffer significant losses in the notes upon redemption even if the long-term performance of the applicable Index is flat or positive (before taking into account the negative effect of the Daily Investor Fee, the Daily Financing Charge and the Redemption Fee Amount).

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the notes at a premium or discount to their indicative value. However, there can be no assurance that arbitrageurs will employ the repurchase feature in this manner as to any of the notes.

Redemption Procedures

To redeem your notes, you must instruct your broker or other person through whom you hold your notes to take the following steps through normal clearing system channels:

➢	deliver a notice of redemption, which we refer to as a “Redemption Notice,” which will be attached to the applicable pricing supplement, to Bank of Montreal or its agent via email no later than 2:00 p.m. (New York City time) on the Index Business Day preceding the applicable Redemption Calculation Date. If we receive your Redemption Notice by the time specified in the preceding sentence, we (or our agent) will respond by sending you a form of confirmation of redemption, in a form that will be set forth in the applicable pricing supplement, for your execution;

➢	deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via e-mail in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your notes on the applicable Redemption Calculation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the notes, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 2:00 p.m. (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Index Business Day prior to the applicable Redemption Calculation Date, your notice will not be effective, you will not be able to redeem your notes until the following Redemption Date and your broker will need to complete all the required steps if you wish to redeem your notes on any subsequent Redemption Date. In addition, Bank of Montreal may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of notes relating to the right to redeem their notes will be irrevocable. If the applicable notes undergo a split or reverse split, the minimum number of notes needed to exercise your right to redeem will remain the same.

PS-24

Call Right

We have the right to redeem all, but not less than all, of any issuance of the notes upon not less than 14 calendar days’ prior notice to the holders of the applicable notes. Such redemption will occur on the applicable Call Settlement Date (as defined above). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to the arithmetic mean of the Closing Indicative Note Values on each Index Business Day in the Call Measurement Period.

We refer to this cash payment as the “Call Settlement Amount.” This amount will not be less than $0.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their notes on the fifth Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”).

Unless otherwise set forth in the applicable pricing supplement, the “Call Measurement Period” means the five Index Business Days from and including the Call Calculation Date, subject to adjustments as described under “— Market Disruption Events.”

If we issue a call notice on any calendar day, the “Call Calculation Date” will be the next Index Business Day after the call notice is issued.

You may lose some or all of your investment upon a call. Because the Daily Investor Fee and the Daily Financing Charge reduce your final payment, the level of the applicable Index will need to have increased over the period you hold the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee and the Daily Financing Charge in order for you to receive an aggregate amount upon a call equal to at least the principal amount of your notes. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. If the increase in the level of the Index, measured as a component of the Closing Indicative Note Value during the Call Measurement Period, is insufficient to offset such a cumulative negative effect, you will lose some or all of your investment upon a call. This loss may occur even if the Closing Index Level at any time during the Call Measurement Period is greater than the Initial Index Level. It is possible that you will suffer significant losses in the notes upon a call even if the long-term performance of the applicable Index is flat or positive (before taking into account the negative effect of the Daily Investor Fee and the Daily Financing Charge).

Calculation Agent

BMOCM will act as the Calculation Agent for each of the notes. The Calculation Agent will make all determinations relating to the notes, including the Index Performance Factor, the Closing Index Level on any Index Business Day on which such Closing Index Level is to be determined during the term of the applicable notes, the Closing Indicative Note Value, the Long Index Amount, the Financing Level, the Daily Financing Charge, the Daily Investor Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event that we call the applicable notes. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the applicable Index has been discontinued and whether there has been a material change in that Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. The holder of the notes will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Calculation Agent. We may appoint a different Calculation Agent from time to time after the date of this product supplement or the applicable pricing supplement without your consent and without notifying you.

PS-25

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date, as applicable.

All dollar amounts related to determination of the applicable Indicative Note Value, the Long Index Amount, the Financing Level, the Daily Financing Charge, the Daily Investor Fee, the Redemption Amount and Redemption Fee Amount, if any, per note, the Call Settlement Amount, if any, per note, and the Cash Settlement Amount, if any, per note, may be rounded as the Calculation Agent deems appropriate; and all dollar amounts paid on the aggregate principal amount of the applicable notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

If a Market Disruption Event occurs or is continuing on any day that would otherwise constitute an Index Business Day, as determined by the Calculation Agent, that day will not be considered an Index Business Day for purposes of determinations with respect to the applicable notes. As a result, the calculation of the Index Performance Factor will be modified so that the leverage does not reset until the first Index Business Day on which no Market Disruption Event has occurred or is continuing.

To the extent a Market Disruption Event has occurred or is continuing on an Averaging Date (as defined below), the Closing Indicative Note Value for such Averaging Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Closing Indicative Note Value being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Closing Indicative Note Values on the Index Business Days during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, the Calculation Agent or one of its affiliates, as the case may be, will apply the Closing Indicative Note Value for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, for purposes of calculating the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, respectively, is based on the arithmetic mean of the Closing Indicative Note Values on June 23, June 24, June 25, June 26 and June 27, and there is a Market Disruption Event on June 23, but no other Market Disruption Event during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, then the Closing Indicative Note Value on June 24, will be used twice to calculate the Cash Settlement Amount or Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the Closing Indicative Note Values on June 24, June 24, June 25, June 26 and June 27.

In no event, however, will any postponement under the two immediately preceding paragraphs result in the final Averaging Date occurring more than five scheduled Index Business Days following the day originally scheduled to be such final Averaging Date. If the fifth scheduled Index Business Day following the day originally scheduled to be the final Averaging Date is not an Index Business Day or a Market Disruption Event has occurred or is continuing on such fifth scheduled Index Business Day, the Calculation Agent or one of its affiliates will determine the Closing Index Level to be used in the calculation of the Closing Indicative Note Value based on its good faith estimate of the Closing Index Level that would have prevailed on such fifth scheduled Index Business Day but for such Market Disruption Event.

An “Averaging Date” means each Index Business Day during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, subject to adjustment as described in this document.

PS-26

Any of the following will be a Market Disruption Event with respect to the applicable Index, in each case as determined by the Calculation Agent in its sole discretion:

(a)	the suspension, absence or material limitation of trading in a material number of the applicable Index constituents for more than two hours or during the one-half hour before the close of trading in the applicable Primary Exchange or Primary Exchanges;
(b)	the suspension, absence or material limitation of trading in option or futures contracts relating to the applicable Index or to a material number of Index constituents on a Related Exchange for more than two hours of trading or during the one-half hour before the close of trading in that market;
(c)	the closure on any Index Business Day of the applicable Primary Exchange or Primary Exchanges or any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day;
(d)	the applicable Index is not published, or the Calculation Agent reasonably determines that the published level of the Index is or may be inaccurate; or
(e)	any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to enter into, maintain or unwind all or a material portion of a hedge with respect to the applicable notes that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging.”

The following events will not be Market Disruption Events with respect to the applicable Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the Primary Exchange or Related Exchange; or
(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable Index or any Index constituents.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the applicable Index or any Index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Notwithstanding the occurrence of one or more of the events described above, which may, in the Calculation Agent’s discretion, constitute a Market Disruption Event, the Calculation Agent in its discretion may waive its right to postpone the determination of the Closing Index Level if it determines that one or more of the above events has not and is not likely to materially impair its ability to determine the Closing Index Level on any date.

Discontinuance or Modification of an Index; Additional Replacement Events

If the applicable Index Sponsor discontinues publication of the applicable Index, or if we are unable to obtain or maintain a license to use the Index in connection with the notes, and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to that Index, then the Calculation Agent will replace that Index with that substitute index (the “successor index”) for all purposes, and all terms of the notes applying to the Index will thereafter apply to the successor index instead. The Calculation Agent may also (but is not required to) effect such a replacement if (a) the Calculation Agent determines that the Index Sponsor has made a material change to the Index that renders it inappropriate or undesirable to link the notes to the Index (including, but not limited to, a change to the types of companies included in the Index), (b) the Index Sponsor or other applicable entity calculates the level of the Index incorrectly, or (c) if the Calculation Agent determines in its sole discretion that, whether due to the principal amount of the notes outstanding, the liquidity of the stocks included in the Index and/or any other relevant factors, the trading of the notes or our hedging activities relating to the notes may have a significant impact on the market prices and/or liquidity of one or more of those stocks. If the Calculation Agent replaces the applicable Index with a successor index, then the Calculation Agent will determine the Closing Indicative Note Value, the Intraday Indicative Note Value, the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, by reference to the successor index.

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If the Calculation Agent determines that the publication of the applicable Index is discontinued, or if we are unable to obtain or maintain a license to use the Index (or any applicable successor index) in connection with the notes, and the Calculation Agent determines that no successor index is available at such time, the Calculation Agent will determine the level of that Index and thus the Closing Indicative Note Value, the Intraday Indicative Note Value, the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the applicable Index, the Index constituents or the method of calculating that Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the Index constituents or is due to any other reason and is not otherwise reflected in the level of the applicable Index by the Index Sponsor pursuant to the applicable methodology, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Index Level used to determine the Closing Indicative Note Value, the Intraday Indicative Note Value, the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, is equitable.

A substitution of the applicable Index for a successor index or a material change in the method of calculating the Index could cause the notes to no longer satisfy the listing requirements and result in the relevant securities exchange delisting the notes. A delisting of the notes would materially and adversely affect the liquidity of the trading market for those notes.

Events of Default and Acceleration

Under the heading “Description of Debt Securities We May Offer — Modification and Waiver of the Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

In case an event of default with respect to any of the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the applicable notes will be determined by the Calculation Agent and will be an amount in cash equal to the Redemption Amount, calculated as if the date of acceleration were the Redemption Calculation Date. For purposes of this calculation, the Redemption Fee Amount will be $0.

If the maturity of the applicable notes is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the applicable notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities We May Offer — Modification and Waiver of the Debt Securities — Defeasance” are not applicable to the notes.

Manner of Payment and Delivery

Any payment on or delivery of the applicable notes at maturity or call, or upon early redemption, will be made to accounts designated by you in writing and approved by us, or at the corporate trust office of the trustee in New York City, but only when the applicable notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

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Modified Business Day

As described in “Description of the Notes We May Offer — Payment Mechanics — Payment When Offices Are Closed” in the attached prospectus supplement, any payment on the notes that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— Call Right” and “— Early Redemption at the Option of the Holders” above.

Clearance and Settlement

The DTC participants that hold the notes through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the notes and secondary market trading between DTC participants.

Split or Reverse Split of the Notes

We or the Calculation Agent may initiate a split or reverse split of any issuance of the notes on any Index Business Day. If we or the Calculation Agent decides to initiate a split or reverse split, we will issue a notice to holders of the applicable notes and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the applicable notes accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of notes (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion, acting in good faith. For example, if the notes undergo a 1-for-4 reverse split, holders who own a number of the applicable notes on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of notes they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” notes in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Note Value of the notes on a specified Index Business Day following the announcement date.

A split or reverse split of the notes will not affect the aggregate stated principal amount of the applicable notes held by an investor, other than to the extent of any “partial” notes, but it will affect the number of notes an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the applicable notes on the exchange.

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THE INDEX

The applicable pricing supplement will set forth information about the relevant Index, including its Index Sponsor, Index Calculation Agent, and other material information about that Index. We will derive all information contained in any pricing supplement regarding the applicable Index from publicly available sources, without independent investigation.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of each of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under those notes.

We expect to enter into transactions to hedge our obligations under the applicable notes. Such transactions may involve purchases or sales of the applicable Index constituents or financial instruments linked to the applicable Index and/or the Index constituents prior to or on the applicable Initial Issue Date. In addition, from time to time after we issue any notes, we may enter into additional hedging transactions or unwind those hedging transactions previously entered into. In this regard, we may:

•	acquire or dispose of or otherwise repurchase long or short positions in some or all of the applicable Index constituents;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the constituent issuers, the Index constituents or the applicable Index;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices; or

•	engage in any combination of the above activities.

We or our affiliates may acquire a long or short position in securities similar to any of the notes from time to time and may, in our sole discretion, hold or resell those securities.

We may close out our hedge positions on or before the last Index Business Day in the applicable Final Measurement Period or Call Measurement Period. That step may involve sales or purchases of the applicable Index constituents, listed or over-the-counter options or futures on Index constituents or listed or over-the-counter options, futures, or other instruments linked to the level of the applicable Index, as well as other instruments designed to track the performance of that Index.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially decrease the level of the applicable Index, which could adversely affect your payment at maturity, call or upon early redemption. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines. See “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the applicable Index or one or more constituent issuers or the Index constituents. No noteholder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

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SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date. The applicable pricing supplement may set forth additional or different considerations relating to any particular issuance of the notes.

Supplemental Canadian Tax Considerations

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the notes offered by this document, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of notes, (3) is not affiliated with us, (4) does not receive any payment of interest on a note in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold notes in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary does not address the possible application of the “hybrid mismatch arrangement” rules contained in proposals to amend the Tax Act released by the Minister of Finance (Canada) on April 29, 2022 (the “Hybrid Mismatch Proposals”) to a Holder (i) that disposes of a note to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” (as defined in the Hybrid Mismatch Proposals) with respect to the Holder or in respect of which the Holder is a “specified entity,” (ii) that disposes of a note under, or in connection with, a “structured arrangement” (as defined in such Hybrid Mismatch Proposals), or (iii) in respect of which we are a “specified entity.” Such Holders should consult their own tax advisors.

This summary supersedes and replaces in its entirety the section of the prospectus entitled “Canadian Taxation.”

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document (the “Proposed Amendments”), including the Hybrid Mismatch Proposals, and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

Canadian federal income tax considerations applicable to the notes may be described more particularly when such notes are offered (and then only to the extent material) in a pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in that pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a pricing supplement.

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This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the notes should consult their own tax advisors having regard to their own particular circumstances.

Interest paid or credited or deemed to be paid or credited by us on a note (including amounts on account or in lieu of payment of, or in satisfaction of interest) to a Holder generally will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is not subject to withholding tax unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest on a note, or any portion of the principal amount of a note in excess of the issue price, such interest or principal, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax, unless otherwise specified in the applicable pricing supplement.

In the event that a note, interest on which is not exempt from Canadian non-resident withholding tax (other than a note which is an “excluded obligation,” as defined in the Tax Act for this purpose) is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, or in certain cases, the price for which such note was assigned or transferred to the Holder by a person resident or deemed resident in Canada, the excess may be deemed to be interest and may, together with any interest that has accrued on the note to that time, be subject to Canadian non-resident withholding tax.

If an amount of interest paid by us on a security were to be non-deductible by us in computing our income as a result of the application of proposed subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by us as a dividend, and not to have been paid by us as interest, and be subject to Canadian non-resident withholding tax. Proposed subsection 18.4(4) would apply only if a payment of interest by us on a security constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Tax Act.

No payment of interest by us on a security should be considered to arise under a “hybrid mismatch arrangement” as no such payment should be considered to arise under or in connection with a “structured arrangement,” both as defined in proposed subsection 18.4(1) of the Tax Act, on the basis that (i) based on pricing data and analysis provided to Torys LLP by us in relation to these notes, it should not be reasonable to consider that any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in proposed subsection 18.4(6) of the Tax Act is reflected in the pricing of the notes, and (ii) it should also not be reasonable to consider that the notes were designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch.”

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a note or on the proceeds received by a Holder on the disposition of a note (including redemption, cancellation, purchase or repurchase).

U.S. Federal Income Tax Considerations

The following is a general description of certain material U.S. federal income tax considerations relating to the notes. It does not purport to be a complete analysis of all U.S. federal income tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

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The following section supersedes the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement in its entirety. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

This summary applies only to holders who are initial investors and hold their notes as capital assets for U.S. federal income tax purposes and are not excluded from this discussion. This section does not apply to classes of holders subject to special rules, such as partnerships, subchapter S corporations, other pass-through entities, governments (or instrumentalities or agencies thereof), dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their notes, banks, financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, persons that hold notes as part of a straddle or a hedging or conversion transaction, persons liable for alternative minimum tax, persons subject to Section 451(b) of the Code, U.S. expatriates or persons whose functional currency for tax purposes is not the U.S. dollar. In addition, the discussion below assumes that an investor in the notes will be subject to a significant risk that it will lose a significant amount of its investment in the notes.

If a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

A U.S. holder is a beneficial owner of a note and that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust. A non-U.S. holder is a beneficial owner of a note that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

Tax Treatment of the Notes

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THEIR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether the issuer of any of the applicable Index constituents would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the issuer of one or more of such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply. You should refer to any available information filed with the SEC by the issuers of the applicable Index constituents and consult your tax advisor regarding the possible consequences to you in this regard.

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In the opinion of our counsel, Ashurst LLP, it would be generally reasonable to treat a note with terms described in this product supplement as a pre-paid cash-settled derivative contract in respect of the applicable Index for U.S. federal income tax purposes, and the terms of the notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. If the notes are so treated, and subject to the discussion below regarding the potential application of the constructive ownership rules under Section 1260 of the Code, a U.S. holder generally should recognize capital gain or loss upon the sale, exchange, redemption or maturity of the applicable notes in an amount equal to the difference between the amount a U.S. holder receives at such time and the U.S. holder’s tax basis in those notes. In general, a U.S. holder’s tax basis in the notes will be equal to the price the holder paid for the notes. Capital gain recognized by an individual U.S. holder generally is taxed at preferential rates where the property is held for more than one year and generally is taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations. The holding period for notes of a U.S. holder who acquires the notes upon issuance generally will begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same U.S. holder until maturity, that holder’s holding period generally will include the applicable Maturity Date.

Potential Application of Section 1260 of the Code. To the extent that an applicable Index includes the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-thru entities such as ETFs, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, unless otherwise specified in the applicable terms supplement, there exists a substantial risk that an investment in a note is, in whole or in part, a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. holder in respect of a note will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in a gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the call, sale, or maturity (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of call, sale, or maturity).

If an investment in a note is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. holder in respect of the note will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the note will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of the note and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. holder would have had if such U.S. holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the note attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets upon the date of call, sale, or maturity of the note at fair market value. To the extent any gain is treated as long-term capital gain after application of the recharacterization rules of Section 1260 of the Code, such gain would be subject to U.S. federal income tax at the rates that would have been applicable to the net underlying long-term capital gain. However, unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. U.S. holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in a note.

Information With Respect to Foreign Financial Assets. An individual U.S. holder who, during any taxable year, holds any interest in “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with his or her tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Under these rules, the notes may be treated as “specified foreign financial assets.” Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the notes.

Additional Medicare Tax on Unearned Income. Certain U.S. holders will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as dividends and capital gains. U.S. holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the notes.

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Alternative Treatments. Alternative tax treatments of the notes are also possible and the Internal Revenue Service (“IRS”) might assert that a treatment other than that described above is more appropriate. For example, it would be possible to treat the notes, and the IRS might assert that the notes should be treated, as a single debt instrument. Such a debt instrument would generally be subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, a U.S. holder would generally be required to accrue interest currently over the period it holds the notes even though that holder will not receive any payments from us prior to maturity. In addition, any gain a U.S. holder might recognize upon the sale, exchange, redemption or maturity of the notes would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss. It is also possible that the IRS could seek to tax the notes by reference to a holder’s deemed ownership of the applicable Index constituents. In such case, a U.S. holder could be required to recognize amounts of income, gain or loss as if such holder had actually owned interests in those Index constituents. Under this alternative treatment, a U.S. holder could also be required to currently recognize gain or loss, at least some of which could be short-term capital gain (and possibly loss), each time the applicable Index rebalances.

The IRS could also assert that a holder should be required to treat any amounts attributable to the Daily Investor Fee and any Redemption Fee Amount as separate investment expenses. For taxable years beginning after December 31, 2017 and beginning on or before December 31, 2025, the deduction of any such deemed expenses generally would not be permitted to a holder who is an individual, trust or estate. For taxable years beginning after December 31, 2025, the deduction of any such deemed expenses generally would be subject to a 2% floor on miscellaneous itemized deductions applicable to a holder who is an individual, trust or estate. Such amount correspondingly would increase the amount of gain and income or decrease the amount of loss recognized by a holder with respect to an investment in the notes.

In addition to and separate from an alternative tax treatment of deemed ownership of the applicable Index constituents, it is possible that a deemed taxable exchange could occur on one or more of the applicable Index rebalancing dates or upon any extension by us of the Maturity Date or that the notes could be treated as a series of derivative contracts, each of which matures on the next rebalancing date. If the notes were properly characterized in such a manner, a U.S. holder would be treated as disposing of the notes on each rebalancing date or extension, as the case may be, in return for new notes that mature on the next rebalancing date or on the extended Maturity Date, as the case may be, and a U.S. holder could accordingly recognize capital gain or loss on each rebalancing date or extension, as the case may be, equal to the difference between the holder’s tax basis in the notes (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the notes on such date.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the IRS could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above. For example, the IRS could assert that any gain or loss that a holder may recognize upon the call, sale, exchange, redemption or maturity of the notes should be treated as ordinary gain or loss.

The IRS has released a notice that may affect the taxation of holders of the notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they sought taxpayer comments on the subject. It is not possible to determine what guidance will ultimately be issued, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Further, future legislation, including legislation based on bills previously introduced in Congress, may tax all derivative instruments on a mark-to-market basis, requiring holders of such derivative instruments to take into account annually gains and losses on such instruments as ordinary income. The adoption of such legislation or similar proposals may significantly impact the tax consequences from an investment in the notes, including the timing and character of income and gain on the notes. Holders should consult their tax advisor as to the tax consequences of possible alternative characterizations of the notes for U.S. federal income tax purposes and proposals to change the taxation of certain derivative instruments. We intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this product supplement unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

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Non-U.S. Holders

The following discussion applies to non-U.S. holders of the notes. A non-U.S. holder is a beneficial owner of a note that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

Except as discussed below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes, provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption or maturity of the notes. In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs, directly or indirectly reference an interest in an “underlying security,” which generally is any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective date of the U.S. Treasury Department regulations to provide that withholding on “dividend equivalent” payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Unless otherwise specified in the applicable pricing supplement, because the delta of the notes with respect to the applicable Index generally is expected to be one, we expect to treat dividend equivalent payments, if any, as subject to withholding. We will not pay any additional amounts in respect of any dividend equivalent withholding.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to become subject to withholding tax (including withholding on “dividend equivalent” payments), we will withhold tax at the applicable statutory rate. The IRS has also indicated that it is considering whether income in respect of instruments such as the notes should be subject to withholding tax. Prospective investors should consult their own tax advisors in this regard.

Backup Withholding and Information Reporting

Holders may be subject to information reporting. Holders may also be subject to backup withholding on payments in respect of their notes unless they provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Non-U.S. holders will not be subject to backup withholding if they provide a properly completed Form W-8 appropriate to their circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against U.S. federal income tax liability, provided the required information is furnished to the IRS.

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The Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, and other fixed or determinable annual or periodical gain, profits, and income (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution, or otherwise complies with the legislation. In addition, the notes may constitute a “financial account” for these purposes and, thus, be subject to information reporting requirements pursuant to FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

The U.S. Treasury Department has proposed regulations that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the sale or disposition of financial instruments of a type which can produce U.S. source interest or dividends. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization, and the discussion above assumes the proposed regulations will be finalized in their proposed form with retroactive effect. If we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Therefore, if such withholding applies, any payments on the notes will be significantly less than what you would have otherwise received. Depending on your circumstances, these amounts withheld may be creditable or refundable to you. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

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EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code. Please see the section of the prospectus, "Employee Retirement Income Security Act."

PS-38

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The terms and conditions set forth in a Distribution Agreement between Bank of Montreal and the Agents party thereto, including BMOCM, govern the sale and purchase of each of the notes.

We may deliver notes against payment therefor on a date that is greater than two business days following the date of sale of any notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in notes that are to be issued more than two business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

BMOCM will act as our agent in connection with any redemptions at the investor’s option, and the applicable Redemption Fee Amount applicable to any such redemptions will be paid to us. Additionally, it is possible that BMOCM and its affiliates may profit from expected hedging activities related to any of the notes, even if the value of those notes declines.

The notes are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and no dealer may make offers of the notes to any such investor.

Each of BMOCM and any other broker-dealer offering the notes have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the notes to, any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) (2017/1129) (the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Each of BMOCM and any other broker-dealer offering the notes have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the notes to, any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the "EUWA"); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the "FSMA") and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Conflicts of Interest

BMOCM is an affiliate of Bank of Montreal and, as such, has a “conflict of interest” in the offerings contemplated hereby, within the meaning of FINRA Rule 5121. Consequently, each offering of the notes will be conducted in compliance with the provisions of Rule 5121. BMOCM is not permitted to sell notes in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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